As filed with the Securities and Exchange Commission on November 22, 2024.

Registration No. 333-282887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

Amendment No. 1
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

SPRINGVIEW HOLDINGS LTD
(Exact name of Registrant as specified in its charter)
____________________

Not Applicable
(Translation of Registrants name into English)

____________________

Cayman Islands	1520	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

203 Henderson Road
#06-01
Henderson Industrial Park
Singapore 159546
(65) 6271 2282
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

____________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, New York 10017 Telephone: (212) 588-0022

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2024

Springview Holdings Ltd

1,800,000 Class A Ordinary Shares

This prospectus relates to 1,800,000 of our Class A ordinary shares with $0.0001 par value per share (the “Class A Shares”), of Springview Holdings Ltd that may be sold from time to time by SWL (BVI) Limited (as to 900,000 Class A Shares) and Sky Sapphire Group Limited (as to 900,000 Class A Shares), existing shareholders of our Company that are selling all of their Class A Shares pursuant to this prospectus (the “Resale Shareholders”).

Our authorized share capital is divided into two classes of shares, 400,000,000 Class A Shares and 100,000,000 Class B ordinary shares, $0.0001 par value per share (the “Class B Shares”). Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any and all matters to be voted thereon in a general meeting of shareholders, and each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any and all matters to be voted thereon in a general meeting of shareholders. Our Class B Shares are not convertible into Class A Shares and our Class A Shares are not convertible into Class B Shares. Additionally, the holders of our Class B Shares have no right to any share of the dividends paid by our company and no right to any share in the distribution of any surplus assets of our company on its liquidation.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on pages 6 of this prospectus for more information.

We are an exempted company that is incorporated under the laws of the Cayman Islands with limited liability. As a holding company with no direct operations, we conduct all of our operations through our wholly owned subsidiary in Singapore. The Class A Shares offered in this offering are shares of the holding company that is incorporated under the laws of the Cayman Islands.

Investors of our Class A Shares should be aware that they do not directly hold equity interests in our Singapore subsidiary, but rather are purchasing equity solely in our company, which indirectly owns 100% equity interests in such subsidiary.

Our issued and outstanding shares consist of 11,500,000 Class A Shares and 10,000,000 Class B Shares. We are a controlled company as defined under Nasdaq rules because our controlling shareholder, Avanta (BVI) Limited, a British Virgin Islands company controlled by Siew Yian Lee, an executive director of our company, owns approximately 60.87% of our outstanding Class A Shares and 100% of our outstanding Class B Shares, representing approximately 97.87% of our total voting power.

Avanta (BVI) Limited controls shares representing more than 50% of the total voting power of our ordinary shares. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, deciding executive compensation levels, and any merger, consolidation, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Assuming Avanta (BVI) Limited continues to hold all of its existing Class A Shares as disclosed in the section entitled “Principal Shareholders” on page 80, it will have to maintain 49.4% of Class B Shares to continue to control the outcome of matters submitted to shareholders for approval.

Further issuances of Class B Shares may be dilutive to holders of our Class A Shares. It could have the effect of increasing the overall voting power of the holders of Class B Shares relative to the holders of Class A Shares, diluting and diminishing the influence and control of holders of Class A Shares over our company’s affairs.

Investing in our Class A Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Class A Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2024.

i

ABOUT THIS PROSPECTUS

Neither we nor the Resale Shareholders have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the Resale Shareholders take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Resale Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2023,” relate to our financial year ended December 31 of that calendar year.

Financial Information in Singapore Dollars

Our reporting currency is the Singapore dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all currency conversions from Singapore dollars (S$) to U.S. dollars (US$) were made using the exchange rates set forth in the H10 statistical release of the Federal Reserve Board. For the period ending December 31, 2023, the conversion rate was S$1.3193 to US$1.00, while for the period ending June 30, 2024, the rate was S$1.3564 to US$1.00. We make no representation that the Singapore dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including the Frost & Sullivan Report, a third-party global research organization, commissioned by our company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Class A Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements”. Unless the context otherwise requires, the terms “Springview Cayman”, “we”, “us”, “our”, the “Group”, and “our company” used in this prospectus refer to Springview Holdings Ltd and its consolidated subsidiaries.

Overview

Our company, through our indirect wholly owned subsidiary, Springview Enterprises Pte. Ltd. (“Springview Singapore”), designs and constructs residential and commercial buildings in Singapore.

Our projects cover four main types of work: (i) new construction, (ii) reconstruction, (iii) additions and alterations (A&A), and (iv) other general contracting services. For new construction, an existing house will be demolished, and a new house will be rebuilt. Our reconstruction work involves replacement of a substantial part of a house. For A&A work, we focus on minor modifications to existing structures within an existing building’s requirements. We also provide other general contracting services, such as renovation and design consultation for our customers. Through conversations with our clients to understand their vision and budget constraints, we assist them in developing a feasible design concept.

Our projects are carried out in either (a) design and build mode or (b) construction mode. When we play a design and build role, we provide design input and also serve as the main contractor. For construction mode, we act only in the role of a contractor. For the design and build role, we collaborate with associated architectural firms to deliver tailored solutions consisting of conceptualized design drawings and detailed implementation plans which we then execute with the joint efforts of our experienced design team and construction team. For the contractor role, we provide our customers with quality construction work based on our team’s experience and existing relationships with architects and subcontractors.

With a considerable operating history dating back to 2002, we believe we have established a positive reputation in the busy Singapore real estate development market through customer relationships, leading to referrals from existing customers. Our operations team manages inquiries and feedback, working with subcontractors to address any issues that arise in our projects. We believe that effective communication through phone calls and instant messaging ensures quick issue resolution. In turn, we believe that our commitment to high-quality services and addressing customer feedback is vital for expanding our market share and ensuring overall business success of our company.

Competitive Strengths

We believe that we differentiate ourselves from our competition and have been able to grow our business as a result of the following competitive strengths:

Our Experienced Management Team.    Our company has an experienced management team led by Mr. Zhuo Wang, our Chief Executive Officer, and Ms. Siew Yian Lee, an executive director of our company. Ms. Lee has substantial experience in the construction design services and building contractors industry. See “Management.”

Our Seamless Solutions.    We offer a comprehensive range of services, such as design, construction, furniture customization and project management. With our skilled in-house team of experts, we provide a one-stop solution that fosters strong customer relationships, potentially resulting in more projects and referrals. Our post-project services, including defect repairs and maintenance, further enhance our customer engagement and future project opportunities. See “Business — Our Services.”

Our Supplier and Subcontractors Relationships.    We attribute our success in both the residential and commercial markets and our quality work to our stable relationships with our suppliers and subcontractors, which enables us to secure raw materials supply with consistent quality, timely delivery and competitive pricing from our materials and consumables suppliers on the one hand, and better enforce our work quality requirements and progress timeframe with our subcontractors on the other hand. See “Business — Our Suppliers” and “— Our Subcontractors” for more information.

Business Strategies

Key elements of our business and growth strategies include:

Enhance Client Relationships and Reputation.    Cultivating strong client relationships and a positive reputation is vital for our growth. This involves timely, cost-effective project delivery, excellent customer service, and customer satisfaction, which, in turn, attract new customers and fuel our contractor business growth.

Invest in Technology and Innovation.    Embracing technology and innovation is pivotal for our growth. We use advanced tools like building information modelling (BIM) and other construction software to boost project efficiency and quality while reducing costs. Staying updated with industry trends and sustainable practices is also central to our strategy.

Enhance Service Capacity.    At present, we have built a team encompassing construction workers, electricians, tilers, designers, and a project manager. Our ongoing plan is to expand our team with additional qualified and experienced professionals, which we believe will greatly boost our business growth.

Adopt an Aggressive Marketing Strategy.    To expand our business, we plan to implement robust advertising campaigns across various media channels. This includes traditional methods like TV and radio ads for less tech-savvy customers and digital approaches such as search engine optimization and social media marketing to boost our image and service popularity. The goal is to increase customer awareness and attract new customers.

Expand through Joint Ventures and/or Strategic Alliances.    We intend to focus on our principal business activities in the building and renovation industries, and we plan to explore opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures, and investments. As at the date of this prospectus, we have not identified any potential joint ventures and/or strategic alliances.

Risks and Challenges

Investing in our Class A Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 10 of this prospectus, which you should carefully consider before making a decision to purchase Class A Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Class A Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to Our Business and Industry:

•        Our profits vary from project to project and are highly dependent on the negotiated terms under each of the agreement. Our future performance may not necessarily be as good as what our past performance has shown.

•        Our profits would decrease significantly in the event of a significant decrease in projects.

•        We are exposed to the risks of default or payment delays in collecting our accounts receivables.

•        We are dependent on the construction industry in Singapore.

•        Our operations rely heavily on the maintenance of our current licenses.

•        We rely on foreign workers and are vulnerable to potential negative impacts resulting from changes in foreign labor policies.

•        The estimated project cost could be inaccurate. If we experience any cost overruns for projects, our profits and financial performance would be adversely affected.

•        Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

•        Our reputation and profitability may be adversely affected if there are flaws or defects in our products or services or delays in the completion of our projects.

•        We rely on our suppliers and subcontractors to fulfill our customer contractual obligations.

•        We are subject to risks associated with the quality of our work.

•        We are and may continue to be exposed to litigation, claims or other disputes. See “Business — Litigation and Other Legal Proceedings.”

•        Increased competition in the design and construction business in Singapore may affect our ability to maintain our market share and growth.

•        Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of Coronavirus Disease 2019 (COVID-19).

•        We may be affected by an outbreak of other infectious diseases.

•        Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

•        We may be harmed by negative publicity.

•        We may not be able to successfully implement our business strategies and future plans.

•        Failing to address and remedy the identified weaknesses in our internal control over financial reporting, together with the potential occurrence of additional weaknesses in the future, may result in inaccurate or delayed financial reporting and lead to non-compliance with accounting and reporting standards for public companies, adversely affecting the market value of our Class A Shares.

•        We are affected by interest rate increases with respect to our banking facilities.

•        We are dependent on a small number of key customers for continued sale of our products and services.

•        We are exposed to the credit risks of some our customers.

•        Our operations are and could continue to be subject to inflationary pressure, and we may not be able to pass on the resulting rise in costs.

Risks related to Our Class A Shares and this Offering:

•        We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions.

•        The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors.

•        Our Class A Shares might face extreme volatility, including stock run-ups, not reflecting our actual performance or financial outlook, which can make it challenging for prospective investors to evaluate the changing value of our Class A Shares.

•        If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.

•        Short selling may drive down the market price of our Class A Shares.

•        As a result of the dual-class structure of our company’s ordinary shares, Avanta (BVI) Limited has and will continue to have voting control over our company. Its interests may not align with those of our other shareholders, limiting or precluding our shareholders’ ability to influence corporate matters, including the election of directors, amendments to our organizational documents, and any merger, consolidation, or other major corporate transactions requiring shareholder approval.

•        As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

•        It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands.

•        We are a foreign private issuer within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

•        Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Shares as a total proportion of Ordinary Shares in our company.

•        The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

Corporate Information

Our company was incorporated as an exempted company under the laws of the Cayman Islands with limited liability on September 27, 2023. Our company’s authorized share capital is $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares. As of the date of this prospectus, there are 11,500,000 Class A Shares and 10,000,000 Class B Shares issued and outstanding. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide. Our principal executive office is at 203 Henderson Road, #06-01, Henderson Industrial Park, Singapore 159546. Our telephone number at this location is +65 6271 2282. Our principal website address is https://www.springviewggl.com/. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Springview BVI, which refers to Springview (BVI) Ltd., a British Virgin Islands business company incorporated under the laws of the British Virgin Islands on October 11, 2023, and Springview Singapore, which refers to Springview Enterprises Pte. Ltd., a company incorporated in Singapore on June 3, 2002, are our wholly owned subsidiaries. The following sets forth the holdings of the Class A Shares and Class B Shares before and after giving effect to this offering, as well as the shareholder’s respective voting power.

HENG KONG CHUAN
LEE SIEW YIAN
ZHUO WANG
CHENG HOE TAN
LOH MEI LIN SAMANN
50%
50%
100%
100%
100%
AVANTA (BVI) LIMITED
WZ GLOBAL (BVI) LIMITED
SWL (BVI) Limited
Sky Sapphire Group Limited
Minority Shareholders
Pre-offering: 60.87%
Class A/ 100%
Class B/ total voting 97.87%
Post-offering: 60.87%
Class A/ 100%
Class B/ total voting 97.87%
Pre-offering: 10.43%
Class A/ 0%
Class B/ total voting 0.57%
Post-offering: 10.43%
Class A/ 0%
Class B/ total voting 0.57%
Pre-offering: 7.83%
Class A/ 0%
Class B/ total voting 0.43%
Post-offering: 0%
Class A/ 0%
Class B/ total voting 0%
Pre-offering: 7.83%
Class A/ 0%
Class B/ total voting 0.43%
Post-offering: 0%
Class A/ 0%
Class B/ total voting 0%
Pre-offering: 13.04%
Class A/ 0%
Class B/ total voting 070%
Post-offering: 28.70%
Class A/ 0%
Class B/ total voting 1.56%
SPRINGVIEW HOLDINGS LTD
(“Springview Cayman”)
(a Cayman company)
100%
SPRINGVIEW (BVI) LTD
(“Springview BVI”)
(a BVI company)
100%
SPRINGVIEW ENTERPRISES PTE. LTD.
(“Springview Singapore”)
(a Singapore company)

Enforceability of Certain Civil Liabilities

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq rules because Avanta (BVI) Limited holds 60.87% and 100% of our outstanding Class A Shares and Class B Shares, respectively, and will be able to exercise 97.87% of the total voting power of our outstanding shares. For so long as we remain a “controlled company,” we are permitted by Nasdaq to elect not to comply with certain corporate governance requirements, such as a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last financial year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•        an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting, which applies for up to five years after we become a public company or until we no longer qualify as an emerging growth company, whichever is sooner.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the financial year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the financial year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Shares that are held by non-affiliates exceeds $700.0 million as of the prior December 31, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included one year and the additional six months of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, which refers to the United States Securities and Exchange Commission, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated under the laws of the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. We rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) there is no necessity to have regularly scheduled executive sessions with independent directors; and (ii) there is no requirement for our company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

The Offering

Class A Shares offered by the Resale Shareholders	1,800,000 Class A Shares.
Ordinary shares issued and outstanding prior to this offering	11,500,000 Class A Shares and 10,000,000 Class B Shares.
Ordinary shares issued and outstanding immediately after this offering	11,500,000 Class A Shares and 10,000,000 Class B Shares.
Voting rights	• Class A Shares are entitled to one vote per share.
• Class B Shares are entitled to 20 votes per share.

Avanta (BVI) Limited holds approximately 97.87% of the total votes of our outstanding shares immediately after this offering and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections entitled “Principal Shareholders” and “Description of Share Capital” for additional information.

Use of proceeds	We will not receive any of the offering proceeds from the registration of the Class A Shares covered by this prospectus.
Dividend policy

We do not intend to pay any dividends on our Class A Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Terms of the offering	The Resale Shareholders will determine when and how they will sell the securities offered in this prospectus.
Risk factors

Investing in our Class A Shares involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Shares.

Nasdaq trading symbol	SPHL
Transfer agent	VStock Transfer, LLC

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income and comprehensive income for the six months ended June 30, 2023 and 2024, and for the years ended December 31, 2022 and 2023 and the summary consolidated balance sheet data as of December 31, 2022 and 2023 and June 30, 2024, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. In the opinion of management, the unaudited consolidated financial data reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information as of and for the periods presented. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Statements of Operations Information:

	For the six months ended June 30,
	2023	2024	2024
	S$ (Unaudited)	S$ (Unaudited)	$ (Unaudited)
Revenue	3,203,460	4,961,318	3,657,710
Revenue from a related party	171,467	—	—
Total revenue	3,374,927	4,961,318	3,657,710

Cost of revenue	(2,314,210)	(3,632,390)	(2,677,964)
Cost of revenue from a related party	(163,302)	—	—

Total Cost of revenue	(2,477,512)	(3,632,390)	(2,677,964)
Gross profit	897,415	1,328,928	979,746

Operating expenses
General and administrative expenses	(571,789)	(954,366)	(703,602)
Total operating expenses	(571,789)	(954,366)	(703,602)

Income from operations	325,626	374,562	276,144

Other income (expenses)
Interest expenses, net	(28,309)	(53,874)	(39,718)
Other income	3,570	2,789	2,056
Total other expense, net	(24,739)	(51,085)	(37,662)

Income before income taxes	300,887	323,477	238,482
Income tax expenses	(35,128)	(76,053)	(56,070)
Net income	265,759	247,424	182,412

Comprehensive income	265,759	247,424	182,412

Weighted average number of outstanding ordinary shares
*Basic and diluted	20,000,000	20,000,000	20,000,000
Earnings per share
Basic and diluted	0.01	0.01	0.01

Balance Sheet Information:

	As of December 31, 2023	As of June 30,
		2024	2024
	S$	S$	$
Cash	698,106	153,914	113,472
Total assets	6,762,187	6,584,253	4,854,212
Total liabilities	4,894,403	4,469,045	3,294,784
Total shareholders’ (deficit)/equity	1,867,784	2,115,208	1,559,428

Statements of Operations Information:

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Revenue	6,868,847	13,167,319	9,980,534
Revenue from a related party	347,105	185,694	140,752
Total revenue	7,215,952	13,353,013	10,121,286

Cost of revenue	(4,837,012)	(8,534,597)	(6,469,034)
Cost of revenue from a related party	(330,576)	(176,851)	(134,049)
Total cost of revenue	(5,167,588)	(8,711,448)	(6,603,083)
Gross profit	2,048,364	4,641,565	3,518,203

Operating expenses
General and administrative expenses	(1,327,124)	(1,720,155)	(1,303,839)
Total operating expenses	(1,327,124)	(1,720,155)	(1,303,839)

Income from operations	721,240	2,921,410	2,214,364

Other income (expenses)
Interest expenses, net	(42,938)	(78,069)	(59,175)
Other income	50,478	24,834	18,824
Total other income (expense), net	7,540	(53,235)	(40,351)

Income before income taxes	728,780	2,868,175	2,174,013
Income tax expenses	(111,055)	(478,009)	(362,320)
Net income	617,725	2,390,166	1,811,693

Comprehensive income	617,725	2,390,166	1,811,693

Weighted average number of outstanding ordinary shares
*Basic and diluted	20,000,000	20,000,000	20,000,000
Earnings per share
Basic and diluted	0.03	0.12	0.09

Balance Sheet Information:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Cash	348,685	698,106	529,149
Total assets	2,780,722	6,762,187	5,125,589
Total liabilities	3,303,104	4,894,403	3,709,850
Total shareholders’ (deficit)/equity	(522,382)	1,867,784	1,415,739

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our profits vary from project to project and are highly dependent on the negotiated terms under each of the agreements. Our future performance may not necessarily be as good as what our past performance has shown.

Our business is project-based, and profitability varies from project to project. The customers usually engage us on an as-needed basis for each project. Our project agreements are tailored based on the needs of our customers and the complexity of the project. Therefore, the key terms of each project agreements, such as the scope of services, fees, the method, and timing of payment are different. Moreover, numerous factors, from the budget of the customers to the general market conditions, are unpredictable and beyond our control. There is no guarantee that the profitability in the past projects can be replicated in the future.

In addition, our pricing strategy may change, depending on whether we decide to adopt more competitive price to attract more customers. If more of our projects are secured with a lower gross profit margin ratio, the historical analysis on our past gross profit margin ratio may not be helpful in predicting our future performance.

Our profits would decrease significantly in the event of a significant decrease in projects.

Since our contracts are typically secured through invited tenders from our customers, we rely on our major customers or past customers to invite us for future tenders. However, there is no guarantee that these customers will continue to invite us for tenders or award them to us at contract values and terms comparable to those we have received in the past. Consequently, if we are not invited to tender or cannot secure new projects with our major and past customers, or if we fail to secure replacement customers or new projects on favorable terms, our business, financial performance, financial position, and liquidity will be materially and adversely affected.

We are exposed to the risks of default or payment delays in collecting our accounts receivables.

Our major customers are private entities, which exposes us to higher risks of payment delays compared to government contracts. We submit monthly progress claims for work completed, subject to customer approval. If a customer fails to make timely payments for our progress claims, there can be a significant delay between the costs incurred for the work we’ve performed and the receipt of payment from our customers. Furthermore, disputes may arise between us and our customers regarding progress claims, potentially resulting in delayed payments or payments that are less than the claimed amount. In such cases, our cash flow and working capital may be significantly and adversely affected.

Recovering any part of the contracted value according to the contract terms is usually a time-consuming process that requires financial and other resources to resolve disputes. Moreover, there is no guarantee that the outcomes will favor us or that disputes will be resolved promptly. Failure to collect adequate payments in a timely manner or effectively manage overdue debts will have a material and adverse impact on our business, liquidity, financial performance, and financial position.

We are dependent on the construction industry in Singapore.

We rely on new building developments and A&A, which means Addition and Alteration work, encompassing minor changes to the building structure that do not increase the total gross floor area of the properties by more than 50%, projects for revenue, covering interior fitting-out, construction, and building projects in Singapore. Our success depends on factors beyond our control, including economic conditions, regulations, political stability, social trends, property markets, government initiatives, and unforeseen events like natural disasters and epidemics.

Singapore’s cyclical construction industry can directly affect us, leading to delays and revenue loss. Our project-based contracts make continuous customer acquisition uncertain. A downturn or reduced project availability may hinder our ability to secure new projects, impacting our business, financial performance, and prospects.

Our operations rely heavily on the maintenance of our current licenses.

We are regulated in Singapore by the Commissioner of Building Control (“CBC”) and the Building and Construction Authority of Singapore (“BCA”) for compliance with the Building Control Act 1989 of Singapore (“Building Control Act”), as well as various other regulatory bodies. These regulatory bodies stipulate the criteria that must be satisfied before licenses are granted to, and/or renewed and/or maintained for, our business. The maintenance and renewal of our license is subject to compliance with the relevant regulations.

Our current license granted under the Builders Licensing Scheme granted by the CBC will expire on July 8, 2027 and as the requirements laid down by BCA may change from time to time, there is no assurance that we will be able to meet the changing requirements and maintain and/or renew our registrations and licenses. In the event that we fail to maintain or renew our existing builder license, we will be unable to continue providing substantially all of its services given that our company is a building and construction company. In turn, our business, financial performance and prospects will be adversely affected. For details, please refer to the section entitled “Regulatory Environment”.

We rely on foreign workers and are vulnerable to potential negative impacts resulting from changes in foreign labor policies.

As of the date of this prospectus, approximately 82% of our workforce is made up of foreign employees. While we have taken steps to ensure compliance with laws relating to the hiring of foreign workers, there can be no assurance that we will not inadvertently be subject to additional fines or punishments. The supply of foreign labor in Singapore is strictly regulated and subject to a number of policies and regulations, including but not limited to the Employment of Foreign Manpower Act 1990 of Singapore. For details, please refer to the section entitled “Regulatory Environment”.

We cannot guarantee that neither we nor our directors will avoid penalties for past violations or unintentionally breach employment laws and regulations in the future. Moreover, any additional suspension from applying for new work passes for foreign workers could disrupt our operations and have adverse effects on our financial performance.

The estimated project cost could be inaccurate. If we experience any cost overruns for projects, our profits and financial performance would be adversely affected.

Since the pricing of our projects is based on the estimated time and costs before we enter into contracts with our customers, there is no assurance that the actual time and costs of a project will not exceed such estimates. In the event that our estimates prove inaccurate or if there is any unforeseen factor leading to any substantial increase in such time and costs, we may be subject to cost overruns and liquidated damages or compensation claimed by customers. This will result in a lower profit margin and the financial performance may be materially and adversely affected.

Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

Our success and growth have largely been attributed to the efforts and experiences of our core management personnel. In particular, our executive director, Ms. Siew Yian Lee, has a long history of working with our customers and understands the customers’ needs and market trends. As competition for such management talents is fierce and new hires may not necessarily fit in well with the current management team, any loss of key management personnel will be detrimental to our business and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual. Therefore, if any of our key management personnel dies or become disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our reputation and profitability may be adversely affected if there are flaws or defects in our products or services or delays in the completion of our projects.

While we meticulously select material suppliers and prioritize careful design and construction for our customers, it may be impossible to anticipate every issue in our projects. Risks such as delays and defects may still arise.

Defects in our work can result from poor execution and quality control by our employees. This may lead to rework and additional costs to enhance work quality, or customers may file claims against us for subpar work. Both can have negative impacts on our reputation and profitability.

Various factors, including labor availability, material supply, supply chain delays, accidents, and unforeseen events beyond our control, such as “acts of God,” can significantly affect our project completion times. If these issues arise and we fail to take prompt remedial actions, they may have adverse effects on our operations and financial performance. Furthermore, we may face liability for fit-out defects, incurring substantial extra costs.

Since our establishment, we have cultivated a strong reputation and customer loyalty. Consequently, even minor flaws in our building projects or unforeseen circumstances that result in negative publicity could harm our reputation and erode customer confidence. In such a scenario, our business, profitability, and financial performance may suffer.

We rely on our suppliers and subcontractors to fulfill our customer contractual obligations.

Our reliance on suppliers extends to the provision of essential materials such as sand, cement, solid wood, plywood, and other materials commonly used in homebuilding. Since there are no long-term contracts in place with our suppliers, there is no guarantee that we will continue to receive materials and services at acceptable prices for future projects.

For subcontractors, we place orders on a back-to-back basis. When their services are needed, we allocate the work to them and convey relevant information from the agreements we have with our customers.

Despite implementing a rigorous supplier selection process, conducting a comprehensive assessment of our subcontractors, and maintaining a quality management system to ensure high-quality materials and services, we cannot assure consistent adherence to our quality standards or continued reliable supply and service. If a major supplier or subcontractor fails to meet our requirements, and we are unable to promptly secure comparable or superior alternatives, it could significantly impact our business, financial performance, and position.

We are subject to risks associated with the quality of our work.

The quality of our work is assessed by our customers, and poor work quality may result from the inadequate execution and quality control of our employees or subcontractors. This could lead to the necessity for reworks and additional costs to enhance the quality of our work, or we may face claims from customers for subpar results. The costs incurred for reworks in a specific financial year or period will impact the financial performance and cash flows for that particular period, regardless of the overall profitability of the project. If we fail to achieve a satisfactory level of work quality, our reputation could be materially and adversely affected, increasing the likelihood of elevated costs, liquidated damages, and consequently, adversely affecting our business, reputation, prospects, and financial performance.

We are and may continue to be exposed to litigation, claims or other disputes.

We may, from time to time, encounter disputes arising from contracts with customers, suppliers, subcontractors, or other third parties. Claims brought by customers against us may involve defective work, damaged work, as we are obligated to protect our completed or partially completed work on-site, property damages, or other contractual breaches, which may result in us incurring liquidated damages under the terms of our contracts with our customers. Claims may also arise from disputes with suppliers and subcontractors on matters relating to payment and/or contractual performance. Such claims could lead to time-consuming and costly litigations, arbitrations, administrative proceedings, or other legal procedures. Expenses incurred in legal proceedings or arising from claims brought by or against us will materially and adversely affect our business, financial position, financial performance, and prospects.

Moreover, legal proceedings resulting in unfavorable judgments or findings may harm our reputation, cause financial losses, and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial position, financial performance, and prospects.

The nature of our work also involves certain risks as employees work at the work sites with equipment and tools, or work from height. Our employees who suffer an injury arising out of and in the course of their employment can choose to either submit a claim under the Work Injury Compensation Act 2019 of Singapore (“WICA”) for compensation through the Ministry of Manpower of Singapore (“MOM”) without needing to prove negligence or breach of statutory duty by the employer or commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence. Pursuant to the WICA, an injured employee is entitled to claim medical leave wages, medical expenses, and lump sum compensation for permanent incapacity or death, subject to certain stipulated limits. Damages under a common law claim are usually higher than an award under the WICA and may include compensation for pain and suffering, loss of wages, medical expenses, and any future loss of earnings.

In particular, Springview Singapore is currently involved in two civil litigation proceedings in connection with workplace injuries at its work sites, as well as facing charges for violation of the Workplace Safety and Health Act and the Building Control Act. For details, please refer to “Business — Litigation and Other Legal Proceedings.” on page 67.

In the event that the litigation costs, time involved, and/or claim amounts are substantial, our financial performance will be materially and adversely affected.

Increased competition in the design and construction business in Singapore may affect our ability to maintain our market share and growth.

We operate in the competitive interior design and construction industry, where our competitors may have greater financial resources, a larger customer base, and more extensive marketing capabilities.

The potential entry of new competitors or market consolidation could further intensify competition. Our ongoing success relies on our ability to compete effectively with existing competitors and adapt to changing market conditions and demands. If we fail to compete successfully or adapt to these changes, it may adversely impact our business and financial performance.

While we maintain positive relationships with our suppliers and customers and offer a wide range of services to meet their needs, there is no guarantee that our existing agreements will be renewed or that our customers will continue working with us. If our suppliers or customers choose to collaborate with our competitors, or if our skilled employees opt to join competitors, our competitive position may weaken, potentially resulting in adverse effects on our business, financial condition, results of operations, and prospects.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our operations, and the operations of our customers, suppliers and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses. If we or our customers, suppliers and sub-contractors are forced to close down their businesses with prolonged disruptions to their operations, we may experience a delay or shortage of supplies and/or services by our suppliers, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted, which may be a material and adverse effect on our business, financial condition, and results of operations.

In addition, we have also faced difficulties in hiring suitable manpower from overseas jurisdictions due to travel restrictions imposed by the Singapore government as a result of the COVID-19 pandemic during financial year 2022. This has led to a stagnation in our workforce strength, thereby affecting our potential growth as we rely heavily on skilled labor. The situation has improved during financial year 2023. Nonetheless, there is no guarantee of continued

stability, and the evolving nature of the pandemic presents ongoing challenges and uncertainties for our business operations. We remain vigilant and adaptable in our approach, continuously monitoring developments and adjusting our strategies to navigate the dynamic landscape of this global health crisis.

We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers is affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

We have purchased relevant insurance with appropriate coverage limits for our business and believe that our insurance coverage is in line with the industry standard. However, we may receive claims from time to time in respect of various matters from customers, suppliers, workers and other parties in relation to our projects. There is no guarantee that the outcome of such claims will be favorable to us. Furthermore, regardless of the strength of our defense and outcome of the case, we may incur time and costs defending such claims. In such event, the current insurance may not sufficiently protect it against all liabilities arising from such potential claims. Even if the insurance is sufficient, such claims may damage its reputation. In addition, there is no guarantee that its insurance premiums, which are generally dependent on various factors, such as the scope and value of the project and insurance claim record, will not increase in the future. If we were held liable for uninsured losses, or the amounts of claims for insured losses exceed the limits of its insurance coverage, or the insurance premiums increase significantly, our business and financial condition may be materially and adversely affected.

We may be harmed by negative publicity.

We operate in a highly competitive industry and there are other companies in the market that offer similar products for interior design and building contractors services which we offer. We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our safety equipment products is critical to the success of our business as this will also result in potential referrals to new customers from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

We may not be able to successfully implement our business strategies and future plans.

While we have planned our expansion plan based upon a forward-looking assessment of market prospects of the interior design and building contractor industry, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. Expansion plans may be affected by a number of factors beyond its control. Such factors include, but are not limited to, changes in economic conditions in Singapore, changes in supply and demand for our services and government regulations in relation to the interior design and building contractor industry.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

We have identified several material weaknesses in our internal control over financial reporting. If we do not adequately remediate the material weakness, or if we experience additional material weakness in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our Class A Shares.

During preparation of our audited consolidated financial statements for the fiscal years ended December 31, 2022 and 2023, and our unaudited condensed consolidated financial statements for the six months ended June 30, 2023 and 2024, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. These material weaknesses identified are (i) our lack of sufficient personnel with appropriate levels of accounting knowledge and experience to address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP, and (ii) our lack of IT general controls regarding to the Logical Access Security, Change Management, IT Operations of financial system and Cybersecurity.

We are currently in the process of implementing several measures to address the material weaknesses identified, including (i) hiring additional qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to establish a financial and system control framework; (ii) expanding the capabilities of existing accounting and financial personnel by implementing regular and continuous U.S. GAAP training programs; (iii) preparing comprehensive accounting policies, manuals and closing procedures to improve the quality and accuracy of our period-end financial closing process; and (iv) hire experienced IT staff with qualifications of the CRISC (“Certified in Risk and Information Systems Control”) to formalize and strengthen the key internal control over Information Technology General Control. We may incur significant costs in the implementation of these measures.

We cannot assure you that these measures will be sufficient to remediate our material weaknesses in time, or at all. Additionally, we cannot assure you that we have identified all material weaknesses or that we will not have additional ones in the future. Our failure to remediate the material weakness or our failure to discover and address any other material weakness could result in inaccuracies in our consolidated financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

We are affected by interest rate increases with respect to our banking facilities.

Generally, we fund our operations via our internal resources and short and long-term financing from banks. Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs. If all or a substantial portion of our credit facilities are withdrawn and we are unable to secure alternative funding on acceptable commercial terms, our operations and financial position will be adversely affected. The interest rates for most of our credit facilities are subject to review from time to time by the relevant financial institutions. Given that we rely on these credit facilities to finance our operations and that interest expenses represent a significant percentage of our expenses, any increase in the interest rates of the credit facilities extended to us may have a material adverse impact on our profitability.

Springview Singapore has seven loan facilities with an aggregate outstanding amount of approximately S$1,032,509 as at the six months ending June 30, 2024. While there has yet to be an increase in the interest rates of the existing banking facilities taken out by Springview Singapore, if the bank interest rates continue to rise and we are unable to pass this increased cost to our customers, our financial performance may be materially and adversely affected.

We are dependent on a small number of key customers for continued sale of our products and services.

Our revenue is concentrated among a small number of customers. For the six months ending June 30, 2024, our top ten customers accounted for 100% of our revenue. In the financial year ended December 31, 2023, our top ten customers accounted for approximately 94% of our revenue. In the financial year ended December 31, 2022, our top ten customers accounted for approximately 87% of our revenue. If any of these customers were to reduce or cease their business with our company, it could have a material adverse impact on our company’s financial condition and results of operations. Our company is aware of the risks associated with customer concentration and is taking steps to mitigate these risks. However, investors should be aware of the potential for customer concentration to have a material adverse impact on our company’s business.

We are exposed to the credit risks of some our customers.

A substantial portion of our revenue can be attributed to a small number of customers. We extend credit terms to these customers. These customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations, or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material project cancellations by our customers during the six months ended June 30, 2024 and the financial years ended December 31, 2022 and 2023, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

Our operations are and could continue to be subject to inflationary pressure, and we may not be able to pass on the resulting rise in costs.

Our business is currently subject to inflationary pressure, and this condition could persist in the future. As of the date of this prospectus, we have experienced the impacts of inflation on our operations. For instance, we have experienced rising prices for construction materials and increased wages for our labor force due to inflation. However, during the six months ended June 30, 2024 and the financial years ended December 31, 2022 and 2023, we have successfully passed these costs on to our customers and increased our price charged to such customers. In the event of more significant inflationary pressure in the future, we expect our project costs could rise even further and we plan to pass such additional cost to the end customers. However, there is no guarantee that we will be able to efficiently pass on the resulting increase in costs to all of our customers in the future. Under such circumstances, our results of operations could be impacted due to the higher cost and lower margin, if there is any at all.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with companies owned or operated by related parties, including our shareholders, directors, and executive officers. See “Related Party Transactions”. For example, during the financial years ended December 31, 2022 and 2023, Springview Contracts Pte. Ltd., a company owned by Mr. Kong Chuan Heng, the spouse of Ms. Siew Yian Lee, and our executive director, Ms. Siew Yian Lee, engaged our company to provide construction services for projects under Springview Contracts Pte. Ltd.

We may in the future enter into additional transactions with entities in which members of our board of directors and other related parties hold ownership interests. Transactions with the entities in which related parties hold ownership interests present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of our company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as default. For prospective transactions with any related parties after listing on Nasdaq, such transactions are subject to our Audit Committee’s review and approval.

Risks Related to Our Securities and this Offering

We may not maintain the listing of our Class A Shares on Nasdaq which could limit investors’ ability to make transactions in our Class A Shares and subject us to additional trading restrictions.

Our Class A Shares are currently listed on Nasdaq. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Class A Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Shares;

•        reduced liquidity for our Class A Shares;

•        a determination that our Class A Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Shares;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Shares are listed on Nasdaq, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

•        fluctuations in our revenues, earnings and cash flow;

•        changes in financial estimates by securities analysts;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Shares might face extreme volatility, including stock run-ups, not reflecting our actual performance or financial outlook, which can make it challenging for prospective investors to evaluate the changing value of our Class A Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Shares.

In addition, if the trading volumes of our Class A Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Shares. This low volume of trades could also cause the price of our Class A Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Shares. A decline in the market price of our Class A Shares also could adversely affect our ability to issue additional shares of Class A Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Shares will develop or be sustained. If an active market does not develop, holders of our Class A Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Shares, the market price for our Class A Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Shares for a return on your investment.

We do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands and Singapore law. Even if our board of directors decides to declare and pay dividends (by way of a simple majority decision of our directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of directors. Accordingly, the return on your investment in the Class A Shares will likely depend entirely upon any future price appreciation of the Class A Shares. There is no guarantee that the Class A Shares will appreciate in value after this offering or even maintain the price at which you purchased the shares. You may not realize a return on your investment in the shares and you may even lose your entire investment.

Short selling may drive down the market price of our Class A Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we are classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Shares, fluctuations in the market price of our Class A Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a result of the dual-class structure of our company’s ordinary shares, Avanta (BVI) Limited has and will continue to have voting control over our company. Its interests may not align with those of our other shareholders, limiting or precluding our shareholders’ ability to influence corporate matters, including the election of directors, amendments to our organizational documents, and any merger, consolidation, or other major corporate transactions requiring shareholder approval.

Avanta (BVI) Limited controls approximately 60.87% and 100% of our outstanding Class A Shares and Class B Shares, respectively, and maintains 97.87% of the voting power. Avanta (BVI) Limited is controlled by our executive director, Ms. Siew Yian Lee, who has sole voting and dispositive power over shares of our Company held by Avanta (BVI) Limited.

Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any matters to be voted upon in a general meeting of shareholders, while each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any matters to be voted upon in a general meeting of shareholders. Due to the 20:1 voting ratio between our Class B Shares and Class A Shares, a majority of the combined voting power of our share capital will be held or controlled by Avanta (BVI) Limited. This allows Avanta (BVI) Limited, controlled by Ms. Siew Yian Lee, to control all matters submitted to our general meeting for approval until such date as Avanta (BVI) Limited ceases to hold, or to have the right to vote, shares representing a majority of the outstanding votes. Accordingly, our controlling shareholder will have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval. This will limit or preclude the ability of the holders of Class A Shares to influence corporate matters for the foreseeable future, including (i) mergers and consolidations, (ii) the election or removal of directors, (iii) making amendments to our Amended and Restated Memorandum and Articles of Association, which means the amended and restated memorandum of association and the amended and restated articles of association of our company adopted by special resolution passed on November 16, 2023, as amended from time to time, (iv) employment, including compensation arrangements, and (v) the power to prevent or cause a change in control.

As the interests of our largest shareholder may differ from those of our other shareholders, the disparate voting rights of the Class A Shares and Class B Shares may also prevent or discourage unsolicited acquisition proposals or offers for our share capital that our shareholders may feel are in their best interest. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. Additionally, since our Class B Shares are not convertible into Class A Shares and can be transferred, unless all holders of the Class B Shares surrender their shares, our shareholding structure will remain as a dual-class structure. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Class A Shares. Under the Rule 4350(c) of Nasdaq, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq listing rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we may elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a controlled company could cause our Class A Shares to look less attractive to certain investors or otherwise harm our trading price.

As a company incorporated under the laws of the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would experience if we complied fully with corporate governance listing requirements of Nasdaq. We currently rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent directors; and (ii) there will be no requirement for our company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control. See “Certain Cayman Islands Company Considerations” for more information.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act (Revised) of the Cayman Islands, as amended from time to time, and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management and members of the board of directors than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands. Our sole operating subsidiary was incorporated and is located in Singapore. Substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities”. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the Cayman Islands.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., although the courts of the Cayman Islands will in certain circumstances recognize and enforce against us a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, there is uncertainty as to whether the courts of the Cayman Islands would: recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each financial year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day, which means a day other than a Saturday, Sunday or public holiday in the U.S. on which licensed banks in the U.S. are generally open for normal business to the public, of an issuer’s most recently completed second financial quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

Our wholly owned subsidiary, Springview Singapore, is subject to the laws of Singapore, which differ in certain material respects from the laws of the United States.

As Springview Singapore is a Singapore incorporated company, it is required to comply with the laws of Singapore, certain of which are capable of extra-territorial application, as well as its Constitution. In particular, Springview Singapore is required to comply with certain provisions of the Securities and Futures Act 2001 of Singapore, which prohibit certain forms of market conduct and information disclosures, and impose criminal and civil penalties on corporations, directors and officers in respect of any breach of such provisions.

Further issuances of Class B Shares may result in a dilution of the percentage ownership of the existing holders of Class A Shares as a total proportion of Ordinary Shares in our company.

We may issue more Class B Shares. The issuance of additional Class B Shares may result in dilution to holders of our Class A Shares. Each Class A Share entitles its holder to one vote per share, while each Class B Share carries 20 votes per share. As a result, holders of Class B Shares have significantly greater voting power than holders of Class A Shares. If we decide to issue more Class B Shares, it could have the effect of increasing the overall voting power of Class B shareholders relative to Class A shareholders, potentially diminishing the influence and control of Class A shareholders over our company’s affairs.

This dilution in voting power could impact the ability of Class A shareholders to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of Class A shareholders.

The sale or availability for sale of substantial amounts of our Class A Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Shares in the public market after the completion of this offering, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of the resale shareholders shares in this offering, we have 11,500,000 Class A Shares and 10,000,000 Class B Shares issued and outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the supply of safety equipment market and actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the supply of safety equipment may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

Our company is an exempted company incorporated with limited liability under the laws of the Cayman Islands and in connection with this offering has submitted to the jurisdiction of the United States. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of our company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may be difficult for you to:

•        effect service of process within the United States upon the directors and executive officers of our company or on us;

•        enforce judgments against our non-U.S. resident directors or us obtained in the U.S. courts, including judgments predicated upon the civil liability provisions of U.S. securities laws; and

•        enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States arising out of the offering made hereby or any purchase or sale of the Class A Shares.

Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment or order, without re-examination or re-litigation of the matters adjudicated upon, if the judgment:

•        is given by a foreign court of competent jurisdiction;

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•        is final;

•        is not in respect of a tax, fine or a penalty;

•        was not obtained by fraud; and

•        is not of a kind, the enforcement of which is contrary to “natural justice” or public policy in the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Class A Shares by the Resale Shareholders. The Resale Shareholders will receive all of the net proceeds from the sales of the Class A Shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the Class A Shares for the Resale Shareholders.

RESALE SHAREHOLDERS

This prospectus relates to the possible resale from time to time by the Resale Shareholders of any or all of their Class A Shares. The Resale Shareholders do not, and have not had, any material relationship with us.

The table below presents information regarding the Resale Shareholders and the Class A Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Resale Shareholders. The number of shares in the column “Maximum Number of Class A Shares to be Offered Pursuant to this Prospectus” represents all of the Class A Shares that the Resale Shareholders may offer under this prospectus. The Resale Shareholders may sell some, all or none of its Class A Shares in this offering. We do not know how long the Resale Shareholders will hold the Class A Shares before selling them, and we currently have no agreements, arrangements or understandings with the Resale Shareholders regarding the sale of any of the Class A Shares.

The beneficial ownership of our ordinary shares is determined in accordance with the rules of the SEC. See “Principal Shareholders” for additional information.

The percentage of Class A Shares beneficially owned by the Resale Shareholders prior to the offering shown in the table below is based on an aggregate of 11,500,000 Class A Shares outstanding as of the date of the prospectus. The number of Class A Shares that may actually be sold by the Resale Shareholders may be fewer than the number of Class A Shares being offered by this prospectus. The fourth column assumes the sale of all of the Class A Shares offered by the Resale Shareholders pursuant to this prospectus.

	Number of Class A Shares Owned Prior to Offering		Maximum Number of Class A Shares to be Offered Pursuant to this Prospectus	Number of Class A Shares Owned After Offering
Name of Resale Shareholders	Number	Percent		Number(1)	Percent
SWL (BVI) LIMITED(2)	900,000	7.83%	900,000	—	—
SKY SAPPHIRE GROUP LIMITED(3)	900,000	7.83%	900,000	—	—

____________

(1)      Assumes the sale of all Class A Shares being offered pursuant to this prospectus.

(2)      Represents 900,000 Class A shares held by SWL (BVI) LIMITED prior to the completion of this offering, which is beneficially owned and controlled by Cheng Hoe Tan and its current registered address is located at Ritter House, Wickhams Cay II, PO Box 31702, Road Town, Tortola VG1110, British Virgin Islands.

(3)      Represents 900,000 Class A shares held by SKY SAPPHIRE GROUP LIMITED prior to the completion of this offering, which is beneficially owned and controlled by LOH MEI LIN SAMANN and its current registered address is located at Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our board of directors shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our shareholders, the Cayman Islands Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our ordinary shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Amended and Restated Memorandum and Articles of Association, each Class A Share confers on the holder (i) the right to an equal share in any distribution paid by our company in accordance with the Companies Act and the Articles of Association and (ii) an equal share on the distribution of any surplus assets of our company’s on its liquidation.

No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of our company’s assets (including any distribution of assets to shareholders on a winding up) may be made to a holder of a Class B Shares in accordance with the Amended and Restated Memorandum and Articles of Association.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Our company, through our indirect wholly owned subsidiary, Springview Enterprises Pte. Ltd. (“Springview Singapore”) designs and constructs residential and commercial buildings in Singapore.

Our projects cover four main types of work: (i) new construction, (ii) reconstruction, (iii) additions and alterations (A&A), and (iv) other general contracting services. For new construction, an existing house will be demolished and a new house will be rebuilt. Our reconstruction work involves replacement of a substantial part of a house. For A&A work, we focus on minor modifications to existing structures within an existing building’s requirements. We also provide other general contracting services, such as renovation and design consultation for our customers. Through conversations with our clients to understand their vision and budget constraints, we assist them in developing a feasible design concept.

Our projects are carried out in either (a) design and build mode or (b) construction mode. When we play a design and build role, we provide design input and also serve as the main contractor. For construction mode, we act only in the role of a contractor. For the design and build role, we collaborate with associated architectural firms to deliver tailored solutions consisting of conceptualized design drawings and detailed implementation plans which we then execute with the joint efforts of our experienced design team and construction team. For the contractor role, we provide our customers with quality construction work based on our team’s experience and existing relationships with architects and subcontractors.

With a considerable operating history dating back to 2002, we believe we have established a positive reputation in the busy Singapore real estate development market through customer relationships, leading to referrals from existing customers. Our operations team manages inquiries and feedback, working with subcontractors to address any issues that arise in our projects. We believe that effective communication through phone calls and instant messaging ensures quick issue resolution. In turn, we believe that our commitment to high-quality services and addressing customer feedback is vital for expanding our market share and ensuring overall business success of our company.

Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

We operate in a highly competitive industry and our competitors may be more successful in securing contracts

We face significant competition within the construction industry and certain of our competitors may have greater financial resources and manpower, stronger track record and more established reputation in the market that provide them with advantage in sourcing for new customers and business opportunities. Additionally, our competitors may be aggressive in their pricing policies or offer additional services to secure contracts in tenders that we participate in. We believe that we have developed a well-regarded reputation and notable branding in the market for completing high quality projects, and coupled with the strong relationships that we have nurtured and maintained with our customers, sub-contractors, suppliers and external consultants, all of which serve as reliable sources of new project referrals, will allow us to maintain our competitiveness in the market and acquire new customers effectively. However, if we are unable to maintain our reputation in delivering high quality projects in a timely manner to the satisfaction of our customers, we might not compete successfully with our competitors and may adversely affect our business and results of operations.

Our revenue and profitability are unpredictable due to the nature of our business

Revenue from our construction projects is non-recurring in nature and on a project-by-project basis, which results in unpredictability in our revenue and profitability from period to period. We recognize revenue from ongoing contracts based on percentage of work performed, and certain ongoing contracts may last for more than a year and the revenue from such projects may be recognized across financial years. The revenue and profitability recorded for a financial period may fluctuate depending on the stage of completion for our ongoing contracts and thus the short-term results of operations may not be indicative of future financial performance and prospects of our business. We are constantly active in building our contract pipeline via participation in tenders and seeking referrals from various channels in order to secure new contracts and achieve growth in revenue. However, there is no assurance that we are able to successfully secure new projects to replace completed projects, or continually secure projects that have a higher or comparable contract values and margins, which may materially and adversely affect our business and results of operations.

We generally depend on our subcontractors and suppliers to perform their obligations in order to bring our projects to completion and meet our customers’ requirements

The provision of construction services is highly demanding and requires our company to effectively co-ordinate and leverage both internal and external resources, the latter mainly involving subcontractors and suppliers. We are dependent on our subcontractors and suppliers to deliver quality product or services that we engage them for, such as supply of building materials and ventilation work, in order to fulfil our own contractual obligations to the customers in delivering completed projects based on the contracted scope of work and design. While we have developed and maintained strong relationships and rapport with several trusted suppliers and subcontractors that have been providing us with quality products and services in a timely manner, there is no assurance that they will continue to render products and services that meet our requirements in terms of quality and timing in the future. Further, despite our company’s best effort in screening the subcontractors that we engage for our projects for their competency based on several factors including track record, reputation, and price competitiveness, we bear certain risks associated with subpar or nonperformance by our subcontractors as the subcontractors do not have a direct contractual relationships with our customers, Moreover, we do not have any long-term agreements with our subcontractors or suppliers, and hence we cannot be assured that we can procure similar arrangements from our existing subcontractors or suppliers at a reasonable rate that meets our budget, or that we can successfully engage with alternative providers if such events do occur, which may result in our business and results of operations being materially and adversely impacted.

We are subject to several macro-economic, regulatory, social and other factors which are beyond our control

We operate within Singapore’s construction and major A&A industry and are affected by several factors including macro-economic, regulatory, social and political conditions which are beyond our company’s control. We depend on Singapore to continue to be a stable and attractive country for residency purposes as majority of our customers are residential homeowners seeking to build properties that fit their aspirations. The growth of our target customer segment in Singapore may be influenced by the country’s political and social stability, key policies and regulations related to taxation and immigration as well as overall business and market sentiment, all of which are beyond our control. Additionally, our business is also affected by inflation and interest rate environment. As of the date of this prospectus, we have witnessed the impact of inflation on our operations. For example, we have seen a rise in the prices of our construction materials and in the wages of our laborers as a result of inflation. In the event of heavier inflationary pressure in the future, our project costs could be elevated even further. There is no guarantee that we will be able to efficiently pass on the resulting rise in such costs to our customers. An increase in interest rates may also result in a higher borrowing cost for our business. There can be no guarantee that any of these factors beyond our control will not develop in a manner that may have an adverse and material effect on our business operations in the future.

Results of Operations

For the years ended December 31, 2022 and 2023

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Years Ended December 31,
	2022	2023	2023	Variances
	S$	S$	US$	S$	%
Revenue	6,868,847	13,167,319	9,980,534	6,298,472	91.7
Revenue from a related party	347,105	185,694	140,752	(161,411)	(46.5)
Total Revenue	7,215,952	13,353,013	10,121,286	6,137,061	85.0

Cost of revenue	(4,837,012)	(8,534,597)	(6,469,034)	(3,697,585)	76.4
Cost of revenue from a related party	(330,576)	(176,851)	(134,049)	153,725	(46.5)
Total Cost of revenue	(5,167,588)	(8,711,448)	(6,603,083)	(3,543,860)	68.6
Gross profit	2,048,364	4,641,565	3,518,203	2,593,201	126.6

Operating expenses
General and administrative expenses	(1,327,124)	(1,720,155)	(1,303,839)	(393,031)	29.6
Total operating expenses	(1,327,124)	(1,720,155)	(1,303,839)	(393,031)	29.6

Income from operations	721,240	2,921,410	2,214,364	2,200,170	305.1

Other income (expenses)
Interest expenses, net	(42,938)	(78,069)	(59,175)	(35,131)	81.8
Other income	50,478	24,834	18,824	(25,644)	(50.8)
Total other income (expense), net	7,540	(53,235)	(40,351)	(60,775)	(806.0)

Income before income taxes	728,780	2,868,175	2,174,013	2,139,395	293.6
Income tax expenses	(111,055)	(478,009)	(362,320)	(366,954)	330.4
Net income	617,725	2,390,166	1,811,693	1,772,441	286.9
Comprehensive income	617,725	2,390,166	1,811,693	1,772,441	286.9

Comparison of Years Ended December 31, 2022 and 2023

Revenue

We generate revenue mainly from construction projects with the following major categories of work: (i) new construction, (ii) reconstruction, (iii) Addition & Alterations (A&A), and (iv) other general contracting services, such as renovation and design consultation. Due to our business nature, the majority of our revenue is driven by standalone projects with varying contract sizes on a non-recurring basis. We recognize revenue from our construction projects over time and referencing the stage of completion via input method, which is based on our actual costs incurred for the project during the period relative to the total estimated costs for the project.

The following table sets forth our revenue by revenue categories for the periods indicated.

	For the Years Ended December 31,
	2022	2023	2023	Variances
	S$	S$	US$	S$	%
New construction	3,917,911	7,675,725	5,818,028	3,757,814	95.9
Reconstruction	1,942,247	1,599,688	1,212,528	(342,559)	(17.6)
A&A	824,089	3,628,036	2,749,970	2,803,947	340.2
Other general contracting services	531,705	449,564	340,760	(82,141)	(15.4)
Total revenue	7,215,952	13,353,013	10,121,286	6,137,061	85.0

During the years ended December 31, 2022, and 2023, projects involving new construction work accounted for the largest proportion of our revenue generated for the periods, representing approximately 54.3% and 57.5% of the total revenue, respectively. Revenue from reconstruction work accounted for approximately 26.9% and 12.0% of the total revenue for the years ended December 31, 2022 and 2023, respectively, while revenue from A&A work accounted for approximately 11.4% and 27.2% of the total revenue, respectively.

Our total revenue increased by S$6,137,061, or 85.0%, from S$7,215,952 for the year ended December 31, 2022, to S$13,353,013 ($10,121,286) for the year ended December 31, 2023. This increase is primarily driven by a significant growth in revenue recognized across two major revenue categories. Revenue recognized from new construction work increased by S$3,757,814, or 95.9% from S$3,917,911 for the year ended December 31, 2022 to S$7,675,725 ($5,818,028) for the year ended December 31, 2023 as we started construction work for three new projects in the second half of the year, in addition to ramp up of work for an existing major project during 2023. Revenue recognized from A&A also increased by S$2,803,947 or 340.2% from S$824,089 for the year ended December 31, 2022 to S$3,628,036 ($2,749,970) for the year ended December 31, 2023 which was a major contributor to the increase in total revenue. This is mainly due to ramp up of work done to near completion for two sizeable projects started in December 2022 and March 2023, respectively.

The increase in revenue from new construction and A&A are partially offset by a decrease in revenue recognized from reconstruction projects of S$342,559, or 17.6% from S$1,942,247 for the year ended December 31, 2022 to S$1,599,688 ($1,212,528) for the year ended December 31, 2023 as more work was performed in the earlier period with one project reaching completion in 2022. Additionally, our other general contracting services also decreased by S$82,141, or 15.4% from S$531,705 for the year ended December 31, 2022 to S$449,564 ($340,760) for the year ended December 31, 2023 due primarily to a renovation work completed within 2022 with an amount of S$347,104 and offset by our rendering of a design consultancy service for a customer in 2023 with an amount of S$263,870 ($200,008).

	For the Years Ended December 31,
	2022	2023	2023	Variances
	S$	S$	US$	S$	%
Commercial customers	569,778	1,773,491	1,334,266	1,203,713	211.3
Residential customers	6,646,174	11,579,522	8,777,020	4,933,348	74.2
Total revenue	7,215,952	13,353,013	10,121,286	6,137,061	85.0

The majority of our revenue is derived from projects contracted with residential customers. Revenue from commercial customers increased by S$1,203,713, or 211.3% from S$569,778 for the year ended December 31, 2022 to S$1,773,491 ($1,334,266) for the year ended December 31, 2023. The increase is mainly driven by a new A&A project for a shophouse and a design consultancy service that we contracted with commercial customers at the end of 2022 and early 2023, respectively.

Cost of revenue

	For the Years Ended December 31,
	2022	2023	2023	Variances
	S$	S$	US$	S$	%
Subcontracting costs	2,211,850	4,320,487	3,274,833	2,108,637	95.3
Material costs	1,304,867	2,114,698	1,602,894	809,831	62.1
Labor costs	921,151	1,280,955	970,935	359,804	39.1
Equipment rental and site costs	260,300	367,034	278,204	106,734	41.0
Other direct costs	469,420	628,274	476,217	158,854	33.8
Total cost of revenue	5,167,588	8,711,448	6,603,083	3,543,860	68.6

The cost of revenue primarily consisted of subcontracting costs, material costs, labor costs, equipment rental and site costs and other direct costs incurred in contract performance. The total cost of revenue increased by S$3,543,860, or 68.6%, from S$5,167,588 for the year ended December 31, 2022, to S$8,711,448 ($6,603,083) for the year ended December 31, 2023. The approximately 68.6% overall increase in cost of revenue was in line with our increase in revenue, and primarily driven by a higher subcontracting cost incurred, which increased by S$2,108,637, or 95.3%, from S$2,211,850 for the year ended December 31, 2022 to S$4,320,487 ($3,274,833) for the year ended December 31, 2023 as we secured and performed work on larger projects with higher contract sum for 2023 and increased our engagement with subcontractors for their services as part of our construction projects.

As we leverage more subcontracting services, we managed to contain our labor costs, which increased less significantly compared to the increase in revenue and subcontracting costs from S$921,151 for the year ended December 31, 2022 to S$1,280,955 ($970,935) for the year ended December 31, 2023. Additionally, in performing work for larger projects, while we incurred higher direct costs, such as material costs, which increased by S$809,831, or 62.1% from S$1,304,867 for the year ended December 31, 2022 to S$2,114,698 ($1,602,894) for the year ended December 31, 2023, the increase in overall direct costs were lower compared to the increase in revenue as the larger projects with higher contract sum that we worked on for 2023 have higher profit margins due to our ability to charge better pricing compared to smaller-scale projects.

Gross Profit

For the years ended December 31, 2022 and 2023, our gross profits were S$2,048,364 and S$4,641,565 ($3,518,203), respectively, and our gross profit margins were approximately 28.4% and 34.8%, respectively. Our gross profit increased by S$2,593,201, or approximately 126.6% primarily due to the significant increase in revenue recognized and better margins due to the larger projects that we worked on for the year ended December 31, 2023.

General and Administrative Expenses

The following table sets forth a breakdown of our general and administrative expenses for the periods indicated.

	For the Years Ended December 31,
	2022	2023	2023	Variances
	S$	S$	US$	S$	%
Staff expenses	798,910	832,317	630,878	33,407	4.2
Depreciation and amortization	65,502	66,965	50,758	1,463	2.2
Lease expenses	127,832	136,832	103,716	9,000	7.0
Medical and insurance expenses	93,637	82,159	62,275	(11,478)	(12.3)
Transport and entertainment	65,423	80,808	61,251	15,385	23.5
Professional fees	9,989	378,778	287,105	368,789	3,692.0
Provision for fines and charges	133,760	44,666	33,855	(89,094)	(66.6)
Other miscellaneous expenses	32,071	97,630	74,001	65,559	204.4
General and administrative expenses	1,327,124	1,720,155	1,303,839	393,031	29.6

General and administrative expenses consisted primarily of staff expenses, depreciation and amortization, operating lease expenses, medical and insurance, transport and entertainment, professional fees, provision for fines and charges and other miscellaneous expenses. General and administrative expenses increased by S$393,031 or approximately

29.6%, from S$1,327,124 for the year ended December 31, 2022, to S$1,720,155 ($1,303,839) for the year ended December 31, 2023, mainly due to an increase in professional fees resulted from incurrence of accounting fees and auditing fees in connection to our preparation of an initial public offering. Other miscellaneous expenses increased by S$65,559 or approximately 204.4%, from S$32,071 for the year ended December 31, 2022 to S$97,630 ($74,001) for the year ended December 31, 2023 due to a S$30,916 allowance for credit losses and an increase in general expenses for the year. Provision for fines and charges decreased by S$89,094, or 66.6% from S$133,760 for the year ended December 31, 2022 to S$44,666 ($33,855) for the year ended December 31, 2023 due to a S$125,000 provision for estimated litigation loss incurred in 2022.

Interest Expenses, Net

Interest expenses, net mainly included accrued interest from loans and borrowings, lease liabilities and amount due to a related party. Interest expenses, net increased by S$35,131, or approximately 81.8% from S$42,938 for the year ended December 31, 2022, to S$78,069 ($59,175) for the year ended December 31, 2023. The increase was mainly due to an increase in interest expense from loans and borrowings from S$31,105 for the year ended December 31, 2022 to S$65,086 (US$49,333) for the year ended December 31, 2023 due to additional loans and borrowings and the incurrence of S$4,107 ($3,113) of accrued interest expenses from amount due to a related party for the year ended December 31, 2023, which was nil in 2022, and partially offset by a decrease in interest expenses from lease liabilities from S$11,833 for the year ended December 31, 2022 to S$8,877 ($6,729) for the year ended December 31, 2023.

Other Income

Other income primarily consisted of government grants and other miscellaneous income. Other income decreased by S$25,644 or approximately 50.8% from S$50,478 for the year ended December 31, 2022, to S$24,834 (US$18,824) for the year ended December 31, 2023. Other income was higher for the year ended December 31, 2022 due to the government payouts received under the Jobs Growth Incentive Scheme by the Singapore Government to support employers in hiring local employees, which ended in 2022. Additionally, other miscellaneous income also decreased as we had an arrangement of secondment of manpower to another third party company which was effective from August 2022 to February 2023, which resulted in less miscellaneous income recognized for the year ended December 31, 2023.

Income Tax Expense

Our income tax expenses were S$111,055 and S$478,009 ($362,320) for the years ended December 31, 2022 and 2023, respectively. We incurred higher income tax expenses for the year ended December 31, 2023 which is in line with our higher income before income taxes provision resulting primarily from higher revenue and gross profit recognized for the year.

Net Income

As a result of the foregoing, our profit for the year increased by S$1,772,441, or approximately 286.9%, from S$617,725 for the year ended December 31, 2022, to S$2,390,166 ($1,811,693) for the year ended December 31, 2023.

Earnings Per Share

Our earnings per share increased by approximately S$0.09, or 300.0%, from approximately S$0.03 for the year ended December 31, 2022 to approximately S$0.12 ($0.09) for the year ended December 31, 2023. The computation of earnings per share is based on 20,000,000 of the total issued and outstanding shares of our Class A Shares and Class B Shares, retrospectively after a reorganization of our company.

Results of Operations

For the six months ended June 30, 2023 and 2024

The following tables set forth a summary of our unaudited condensed consolidated results of operations, in absolute amount and as a percentage of our net revenues for the six months ended June 30, 2023 and 2024. This information should be read together with our unaudited condensed consolidated financial statements and related notes. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended June 30,
	2023	2024	2024	Variance
	S$	S$	US$	S$	%
Revenue	3,203,460	4,961,318	3,657,710	1,757,858	47.0
Revenue from a related party	171,467	—	—	(171,467)	(100)
Total Revenue	3,374,927	4,961,318	3,657,710	1,586,391	47.0

Cost of revenue	(2,314,210)	(3,632,390)	(2,677,964)	(1,318,180)	46.6
Cost of revenue from a related party	(163,302)	—	—	163,302	(100)
Total Cost of revenue	(2,477,512)	(3,632,390)	(2,677,964)	(1,154,878)	46.6
Gross profit	897,415	1,328,928	979,746	431,513	48.1

Operating expenses
General and administrative expenses	(571,789)	(954,366)	(703,602)	(382,577)	66.9
Total operating expenses	(571,789)	(954,366)	(703,602)	(382,577)	66.9

Income from operations	325,626	374,562	276,144	48,936	15

Other income (expenses)
Interest expenses, net	(28,309)	(53,874)	(39,718)	(25,565)	90.3
Other income	3,570	2,789	2,056	(781)	(21.9)
Total other expense, net	(24,739)	(51,085)	(37,662)	(26,346)	106.5

Income before income taxes	300,887	323,477	238,482	(388,774)	7.5
Income tax expenses	(35,128)	(76,053)	(56,070)	(40,925)	116.5
Net income	265,759	247,424	182,412	(18,335)	(6.9)
Comprehensive income	265,759	247,424	182,412	(18,335)	(6.9)

Comparison of six months ended June 30, 2023 and 2024

Revenue

We generate revenue mainly from construction projects with the following major categories of work: (i) new construction, (ii) reconstruction, (iii) Addition & Alterations (A&A), and (iv) other general contracting services, such as renovation and design consultation. Due to our business nature, the majority of our revenue is driven by standalone projects with varying contract sizes on a non-recurring basis. We recognize revenue from our construction projects over time and referencing the stage of completion via input method, which is based on our actual costs incurred for the project during the period relative to the total estimated costs for the project.

The following table sets forth our revenue by revenue categories for the periods indicated.

	For the six months ended June 30,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
New construction	1,061,220	4,734,096	3,490,192	3,672,876	346
Reconstruction	835,098	—	—	(835,098)	(100)
A&A	1,031,272	227,222	167,518	(804,050)	(78)
Other general contracting services	447,337	—	—	(447,337)	(100)
Total revenue	3,374,927	4,961,318	3,657,710	1,586,391	47

During the six months ended June 30, 2023, and 2024, projects involving new construction work accounted for the largest proportion of our revenue generated for the periods, representing approximately 31.4% and 95.4% of the total revenue, respectively. Revenue from reconstruction work accounted for approximately 24.7% and 0% of the total revenue for the six months ended June 30, 2023 and 2024, respectively, while revenue from A&A work accounted for approximately 30.6% and 4.6% of the total revenue, respectively.

Our total revenue increased by S$1,586,391, or 47.0%, from S$3,374,927 for the six months ended June 30, 2023, to S$4,961,318 ($3,657,710) for the six months ended June 30, 2024. This increase is primarily driven by an increase in revenue recognized from new construction work of S$3,672,875, or 346%, from S$1,061,220 for the six months ended June 30, 2023 to S$4,734,096 ($3,490,192) for the six months ended June 30, 2024. This substantial increase is primarily attributed to two factors: First, we initiated a major new construction project with a contract sum of S$2.9 million in the first two quarters of 2024, which generated approximately S$0.9 million in revenue. Second, we ramped up work on three existing sizeable projects that started in the second half of 2023. These projects are worth up to S$7.4 million in total, with S$3.2 million revenue recognized in the first half of 2024.

Revenue recognized from reconstruction work declined by S$835,098, or 100%, from S$835,098 for the six months ended June 30, 2023 to S$0 ($0) for the six months ended June 30, 2024. This decline resulted from the completion of the last project in August and November 2023, with no new reconstruction projects initiated in the subsequent period. Similarly, revenue recognized from A&A work declined by S$804,050 or 78%, from S$1,031,272 for the six months ended June 30, 2023 to S$227,222 ($167,518) for the six months ended June 30, 2024, due to more work was performed in the earlier period with two major projects done to near completion in December 2023, and no new A&A work initiated in the subsequent period. Additionally, our other general contracting services also decreased by 447,337, or 100%, from S$447,337 for the six months ended June 30, 2023 to S$0 (US$0) for the six months ended June 30, 2024, primarily due to the absence of new design consultancy services in the first two quarters of 2024.

	For the six months ended June 30,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
Commercial customers	1,223,723	—	—	(1,223,723)	(100)
Residential customers	2,151,204	4,961,318	3,657,710	2,810,114	130.6
Total revenue	3,374,927	4,961,318	3,657,710	1,586,391	47.0

All of our revenue is derived from projects contracted with residential customers for the six months ended June 30, 2024. Revenue from commercial customers decreased by S$1,223,723, or 100% from S$1,223,723 for the six months ended June 30, 2023 to nil for the six months ended June 30, 2024. This decrease is primarily due to no revenue being recognized for this project in the first half of 2024, and the absence of design consultancy services during this period. Revenue from residential customers increased by S$2,810,114, or 130.6% from S$2,151,204 for the six months ended June 30, 2023 to S$4,951,318 for the six months ended June 30, 2024. This increase is primarily due to more revenue being recognized for the new construction projects in the first half of 2024.

Cost of revenue

	For the six months ended June 30,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
Subcontracting costs	860,651	1,669,193	1,230,605	808,542	93.9
Material costs	642,743	782,421	576,836	139,678	21.7
Labor costs	522,256	661,511	487,696	139,255	26.7
Equipment rental and site costs	144,526	179,074	132,022	34,548	23.9
Other direct costs	307,336	340,191	250,805	32,855	10.7
Total cost of revenue	2,477,512	3,632,390	2,677,964	1,154,878	46.6

The cost of revenue primarily consisted of subcontracting costs, material costs, labor costs, equipment rental and site costs and other direct costs incurred in contract performance. The total cost of revenue increased by S$1,154,878, or 46.6%, from S$2,477,512 for the six months ended June 30, 2023, to S$3,632,390 ($2,677,964) for the six months ended June 30, 2024. The approximately 93.9% overall increase in cost of revenue was in line with our increase in revenue, and primarily driven by a higher subcontracting cost incurred, which increased by S$ 808,542, or 93.9%, from S$860,651 for the six months ended June 30, 2023 to S$1,669,193 ($1,230,605) for the six months ended June 30, 2024. This increase was primarily driven by our strategic decision to secure and execute larger projects, which necessitated higher engagement with subcontractors. The larger projects with higher contract sums required more specialized subcontractor services, resulting in a significant increase in subcontracting expenses.

On the other hand, material costs showed a modest increase, rising by S$139,678, from S$642,743 to S$782,421 ($576,836). This 21.7% increase can be attributed to the procurement of higher-quality materials to meet the specifications of our larger projects, although the increase was contained through better pricing negotiations with suppliers. Labor costs increased by S$139,255, from S$522,256 to S$661,511 ($487,696), reflecting a 26.7% increment. This increase was largely due to higher number of workers. Lastly, equipment rental and site costs also rose slightly by S$34,548, from S$144,526 to S$179,074 ($34,548), representing an 23.9% increment, driven by the need for additional equipment to support our expanding project portfolio. These increases reflect our strategic investments in quality materials, skilled labor, and necessary equipment to meet project demands.

Gross Profit

For the six months ended June 30, 2023 and 2024, our gross profits were S$897,415 and S$1,328,928 ($979,746), respectively, and our gross profit margins were approximately 26.6% and 26.8%, respectively. Our gross profit increased by S$431,513, or approximately 48.1% primarily due to the significant increase in revenue recognized due to the larger projects that we worked on for the six months ended June 30, 2024.

General and Administrative Expenses

The following table sets forth a breakdown of our general and administrative expenses for the periods indicated.

	For the six months ended June 30,
	2023	2024	2024	Variances
	S$	S$	US$	S$	%
Staff expenses	339,352	379,607	279,864	40,255	11.9
Depreciation and amortization	32,826	14,049	10,358	(18,777)	(57.2)
Lease expenses	63,916	79,916	58,918	16,000	25.0
Medical and insurance expenses	35,353	32,064	23,639	(3,289)	(9.3)
Transport and entertainment	41,252	40,792	30,074	(460)	(1.1)
Professional fees	12,300	365,297	269,314	352,997	2,869.9
Provision for fines and charges	—	15,225	11,225	15,225	100
Other miscellaneous expenses	46,790	27,416	20,210	(19,374)	(41.4)
General and administrative expenses	571,789	954,366	703,602	382,577	66.9

General and administrative expenses consisted primarily of staff expenses, depreciation and amortization, operating lease expenses, medical and insurance, transport and entertainment, professional fees, provision for fines and charges and other miscellaneous expenses. General and administrative expenses increased by S$382,577 or approximately 66.9%, from S$571,798 for the six months ended June 30, 2023, to S$954,366 ($703,602) for the six months ended June 30, 2024, mainly due to an increase in professional fees resulted from incurrence of accounting, auditing in connection with the preparation and audit of financial statements under US GAAP. Additionally, staff expenses increased by S$40,255, or approximately 11.9%, from S$339,352 to S$379,607 ($279,864), mainly due to the increased number of employees from 63 to 74 to support our business and operation expansion. Lease expenses increased by S$16,000 or approximately 25.0% from S$63,916 to S$79,916 ($58,918) due to the new staff accommodation.

Interest Expenses, Net

Interest expenses, net mainly included accrued interest from loans and borrowings, lease liabilities and amount due to a related party. Interest expenses, net increased by S$25,565, or approximately 90.3% from S$28,309 for the six months ended June 30, 2023, to S$53,874 ($39,718) for the six months ended June 30, 2024. The increase was mainly due to an increased in amount borrowed from loans and borrowings from S$28,309 for the six months ended June 30, 2023 to S$49,015 (US$36,136) for the six months ended June 30, 2024.

Other Income

Other income primarily consisted of government grants and other miscellaneous income. Other income decreased by S$781 or approximately 21.9% from S$3,570 for the six months ended June 30, 2023, to S$2,789 (US$2,056) for the six months ended June 30, 2024. This decline was primarily due to a reduction in government support.

Income Tax Expense

Our income tax expenses were S$35,128 and S$76,053 ($56,070) for the six months ended June 30, 2023 and 2024, respectively. We incurred higher income tax expenses for the six months ended June 30, 2024 which is in line with our higher income before income taxes provision resulting primarily from higher revenue and gross profit recognized for the period.

Net Income

As a result of the foregoing, our profit for the year decreased by S$18,335, or approximately 6.9%, from S$265,759 for the six months ended June 30, 2023, to S$247,424 ($182,412) for the six months ended June 30, 2024.

Earnings Per Share

Our earnings per share decreased by approximately S$0.002, or 19.4%, from approximately S$0.013 for the six months ended June 30, 2023 to approximately S$0.012 ($0.009) for the six months ended June 30, 2024. The computation of earnings per share is based on 20,000,000 of the total issued and outstanding shares of our Class A Shares and Class B Shares, retrospectively after a reorganization of our company.

Liquidity and Capital Resources

As of December 31, 2023 and June 30, 2024, our cash balances amounted to approximately S698,106 and S$153,914 ($113,472), respectively, and our current assets were S$6,048,082 and S$5,590,235 ($4,121,377), respectively, and our current liabilities were S$3,363,968 and S$2,966,337 ($2,186,919), respectively. For the six months ended June 30, 2023 and 2024, we generated profit of S$265,759 and S$247,424 ($182,412), respectively.

On October 17, 2024, we completed the initial public offering (the “IPO”) by issuing 1,500,000 Class A Ordinary Shares at a public offering price of $4.00 per share, for aggregate gross proceeds of approximately $6.0 million. The net proceeds to the Company from the IPO, after deducting the underwriting discount, the underwriters’ fees and expenses, and the Company’s estimated offering expenses, were approximately $5.2 million.

Cash Flows Analysis

For the years ended December 31, 2023 and 2022

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	US$
Net cash used in operating activities	(597,497)	(1,369,386)	(1,037,964)
Net cash provided by investing activities	694,248	995,121	754,280
Net cash (used in)/provided by financing activities	(209,439)	723,686	548,538
Net changes in cash	(112,688)	349,421	268,854
Cash at the beginning of the year	461,373	348,685	264,295
Cash at the end of the year	348,685	698,106	529,149

Operating Activities

Changes in cash flow from operating activities from the year ended December 31, 2022 to the year ended December 31, 2023

We had net cash used in operating activities of S$1,369,386 ($1,037,964) for the year ended December 31, 2023, compared to net cash used in operating activities of S$597,497 for the year ended December 31, 2022. The increase in cash flow used in operating activities for year ended December 31, 2023, is primarily a result of:

(1)    an increase in contract assets of S$4,061,592 ($3,078,596) for the year ended December 31, 2023, as compared to an increase in contract assets of S$751,722 for the year ended December 31, 2022, as more work was performed for larger contracts during 2023 resulting in higher amount of revenue recognized but has yet to be billed to the customers for the year; and

(2)    partially offset by an increase in net income of S$1,772,441 mainly due to more work performed for larger contracts resulting in higher amount of revenue recognized for the year ended December 31, 2023; and

(3)    an increase in accounts payable of S$325,961 ($247,071) for the year ended December 31, 2023, as compared to a decrease in accounts payable of S$487,534 for the year ended December 31, 2022, as our company incurred more costs to 3rd party suppliers and vendors in relation to more work performed for the year, which has yet to be settled.

Investing Activities

For the year ended December 31, 2022, net cash provided by investing activities was S$694,248, which was primarily consisted of repayment of amount from a related party of S$702,000 and offset by purchase of property and equipment of S$7,752.

For the year ended December 31, 2023, net cash provided by investing activities was S$995,121 ($754,280), which was primarily consisted of repayment of amount from a related party of S$1,000,000 ($757,978) and offset by purchase of property and equipment, mainly in computer equipment of S$4,879 ($3,668).

Financing Activities

For the year ended December 31, 2022, net cash used in financing activities was S$209,439 which was primarily consisted of consisted of proceeds from loans and borrowings of S$275,000 and offset by repayment of loans and borrowings of S$366,374, repayment of amount due to a related party of S$62,806, and payment for finance lease obligations of S$55,259.

For the year ended December 31, 2023, net cash provided by financing activities was S$723,686 ($548,538) which was primarily consisted of proceeds from loans and borrowings of S$1,050,000 ($795,877) and proceeds from a related party of S$584,328 ($442,907), and offset by repayment of loans and borrowings of S$439,850 ($333,396), repayment to a related party of S$212,051 ($160,730), payment of deferred offering costs of S$200,526 ($151,994) and payment for finance lease obligations of S$58,215 ($44,126).

For the six months ended June 30, 2024 and 2023

The following table sets forth a summary of our cash flows for the periods indicated.

	For the six months ended June 30,
	2023	2024	2024
	S$	S$	US$
Net cash used in operating activities	(106,977)	(186,104)	(137,205)
Net cash provided by investing activities	—	—	—
Net cash used in financing activities	(127,032)	(358,088)	(263,999)
Net changes in cash	(234,009)	(544,192)	(401,204)
Cash at the beginning of the period	348,685	698,106	514,676
Cash at the end of the period	114,676	153,914	113,472

Operating Activities

Changes in cash flow from operating activities from the six months ended June 30, 2023 to the six months ended June 30, 2024

We had net cash used in operating activities of S$186,104 ($137,205) for the six months ended June 30, 2024, compared to net cash used in operating activities of S$106,977 for the six months ended June 30, 2023. The increase in cash flow used in operating activities for six months ended June 30, 2024, is primarily a result of:

(1)    a decrease in net income of S$51,483 mainly due to an increase in professional fees resulted from incurrence of accounting, auditing and legal fees in connection to our preparation of an initial public offering; and

(2)     a decrease in accounts receivable of S$291,713 ($215,065) for the six months ended June 30, 2024, as compared to an increase in accounts receivable of S$136,972 for the six months ended June 30, 2023, mainly due to most accounts receivables being collected as of June 30, 2024 and

(3)    an increase in contract assets of S$483,734 ($356,631) for the six months ended June 30, 2024, as compared to an increase in contract assets of S$163,925 for the six months ended June 30, 2023, as more work was performed for the latter period resulting in higher amount of revenue recognized but has yet to be billed to the customers; and

(4)    partially offset by a decrease in accounts payable of S$725,371 ($534,777) for the six months ended June 30, 2024, as compared to a decrease in accounts payable of S$402,477 for the six months ended June 30, 2023, as the Company settled more accounts payable during the six months ended June 30, 2024 since the payment due dates has been arrived.

Investing Activities

For the six months ended June 30, 2023 and 2024, no investing activities occurred.

Financing Activities

For the six months ended June 30, 2023, net cash used in financing activities was S$127,032 which was primarily consisted of proceeds from loans and borrowings of S$300,000 and offset by repayment of loans and borrowings of S$195,589, repayment of amount due to a related party of S$202,715 and payment for finance lease obligations of S$28,728.

For the six months ended June 30, 2024, net cash provided by financing activities was S$358,089 ($263,999) which was primarily consisted of consisted of proceeds from loans and borrowings of S$319,713 ($235,708) and offset by repayment of loans and borrowings of S$233,756 ($172,336) and payment of offering cost of S$435,297 ($320,921).

Contingencies

In the normal course of business, our company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. Our company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. Our company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

As of June 30, 2024 and December 31, 2023, our company is subject to legal proceeding from a charge by Ministry of Manpower for an offence under Section 12(1) of the Workplace Safety and Health Act for failure to take measure to ensure the safety of its employees at work in one of its construction projects in 2019 which resulted in injuries to one worker and one fatality. Our company has claimed trial to this charge. For the same incident, our company was also charged under Section 5 of the Building Control Act for carrying out building work that was not approved by the Commissioner of Building Control. Additionally, our company is also subject to a claim from an employee of a subcontractor for a construction project for damages arising out of injuries and loss suffered as a result of work accident at the project site. The claimant seeks to hold our company and the subcontractor jointly and severally liable for the claim.

As of June 30, 2024 and December 31, 2023, our company’s accrued provision for the legal proceedings was S$385,000 ($283,840) and $385,000, respectively. For the six months ended June 30, 2023 and 2024, our company’s provision for estimated litigation loss was nil and nil, respectively

Capital Expenditures

For the year ended December 31, 2022, we incurred capital expenditures of S$7,752 primarily driven by purchase of computer equipment. We incurred capital expenditures of S$4,879 for the year ended December 31, 2023, primarily driven by purchase of computer equipment. No capital expenditures were incurred for the six months ended June 30, 2023 and 2024, as there were no purchases of property, plant, or equipment.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s deficit/(equity) or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Contractual Obligations

For the year ended December 31, 2023

The following table sets forth certain contractual obligations as of December 31, 2023 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

As of December 31, 2023	2024	2025	2026	2027	2028	Thereafter	Total	Total
	S$	S$	S$	S$	S$	S$	S$	US$
Financial liabilities
Loans and borrowings	510,136	314,381	256,713	256,713	129,630	—	1,467,573	1,112,388
Operating lease obligations	140,478	38,163	4,721	—	—	—	183,362	138,984
Finance lease obligations	68,772	34,572	29,246	13,788	1,149	—	147,527	111,823
Total contractual obligations	719,386	387,116	290,680	270,501	130,779	—	1,798,462	1,363,195

For the six months ended June 30, 2024

The following table sets forth certain contractual obligations as of June 30, 2024 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

As of June 30,	2025	2026	2027	2028	2029	Total	Total
	S$	S$	S$	S$	S$	S$	US$
Financial liabilities
Loans and borrowings	411,477	264,951	256,713	225,720	32,266	1,191,127	878,153
Operating lease obligations	161,388	41,803	20,000	—	—	223,191	164,547
Finance lease obligations	50,172	50,172	34,454	22,494	2,449	159,741	117,768
Total contractual obligations	623,037	356,926	311,167	248,214	34,715	1,574,059	1,160,468

Concentration of Credit Risk

Financial instruments that potentially subject our company to the concentration of credit risks consist of cash, accounts receivable and amounts due from a related party. The maximum exposures of such assets to credit risks are their carrying amounts as of the balance sheet dates. Our company deposits its cash with financial institutions located in Singapore. As of December 31, 2023 and June 30, 2024, S$698,106 and S$153,914 ($113,472) were deposited with financial institutions located in Singapore. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of S$75,000. Our company believes that no significant credit risk exists as these financial institutions have high credit quality and our company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, our company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. Our company determines its allowance for credit losses for account receivable using an aging schedule. Our company estimates the credit loss rates based on historical loss information, aging of receivables and management’s judgements, including current and reasonable and supportable forecasted economic conditions compared to the economic conditions using the historical information. The management believes that its contract acceptance, billing and collection policies are adequate in minimizing material credit risk. Application of progress payment of contract work is made on a regular basis. Our company seeks to maintain strict control over its outstanding receivables.

Credit risk on amounts due from a related party is not significant as the timing of payment is controlled by common director and shareholders taking into account cash flow requirements of our company and there has been no significant increase in the risk of default nor impairment recognized on the amounts due from a related party since initial recognition.

Currency risk

Our company’s operating activities are transacted in S$. Foreign exchange risk may arise from future commercial transactions, and from fluctuations and the degree of volatility of foreign exchange rates between $ and S$.

Concentration of Customers

For the six months ended June 30, 2023, four customers accounted for approximately 23%, 18%, 17% and 16% of the company’s total revenue. For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the company’s total revenue.

As of December 31, 2023, three customers accounted for approximately 12%, 23% and 65% of the total accounts receivable. As of June 30, 2024, three customers accounted for approximately 45%, 44% and 11% of the total accounts receivable.

Concentration of Vendors

For the six months ended June 30, 2023 and 2024, our company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases.

The table below sets out the suppliers or subcontractors who accounted for 10% or more of our company’s total accounts payable as of December 31, 2023 and June 30, 2024.

		Percentage of accounts payable (%)
Name of Supplier/Subcontractor	Products/services supplied	As of December 31, 2023	As of June 30, 2024
Subcontractor A	Subcontract service	18	27
Subcontractor D	Subcontract service	11	3

Critical Accounting Policies and Use of Estimates

Our consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Out of our significant accounting policies, which are described in Note 3 — Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this Form F-1, certain accounting policies are deemed “critical”, as they require management’s highest degree of judgement, estimates and assumptions. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable. Authoritative pronouncements, historical experience and information, information that is currently available to our company and assumptions that our company believes to be reasonable under the circumstances are used as the basis for making estimates and judgements. Actual results may differ from these estimates.

Revenue Recognition

Our company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2021 using the modified retrospective approach. Our company’s accounting for revenue recognition remains substantially unchanged prior to adoption of ASC 606. The effect from the adoption of ASC 606 was not material to our company’s consolidated financial statements.

Our company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which our company expects to receive in exchange for those services. The following five steps defined under ASC 606 are applied to achieve the core principle of revenue standard:

(i)     identify the contract with the customer;

(ii)    identify the performance obligations in the contract;

(iii)   determine the transaction price;

(iv)   allocate the transaction price to the performance obligations in the contract; and

(v)    recognize revenue when our company satisfies a performance obligation.

Our company generates revenue mainly from construction projects with the following major categories of works: (i) new construction, (ii) reconstruction, (iii) A&A, and (iv) other general contracting services, such as renovation and design consultation. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services.

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
New construction	3,917,911	7,675,725	5,818,028
Reconstruction	1,942,247	1,599,688	1,212,528
A&A	824,089	3,628,036	2,749,970
Other general contracting services	531,705	449,564	340,760
Total revenue	7,215,952	13,353,013	10,121,286
	For the six months ended June 30,
	2023	2024	2024
	S$	S$	$
New construction	1,061,220	4,734,096	3,490,192
Reconstruction	835,098	—	—
A&A	1,031,272	227,222	167,518
Other general contracting services	447,337	—	—
Total revenue	3,374,927	4,961,318	3,657,710

Our company assessed that the four major categories of revenue share the substantially the same characteristics and nature of terms in our contracts with customers and follows the same pattern of transfer of promised services to customers, and thus apply the same revenue recognition policies to all our revenue.

Our company enters into construction contracts with customers that create enforceable rights and obligations and for which it is probable that our company will collect the consideration to which it will be entitled as services are transferred to the customers. It is standard practice for our company to have the agreements with our customers in writing. All the agreements have commercial substance, as each contract with the customer has payment terms specified based upon fulfilment of certain conditions and agreed methods charged on monthly basis. Our company will submit monthly progress claim to the customer, and after our company receives the interim progress certificate certified by the appointed quantity surveyor, our company will issue a sales invoice to the customer. As our company’s customers are required to pay at different billing stages over the contract period, such progress payments limit our company’s exposure to credit risk. Our company also reasonably expects that the effects on the financial statements of applying ASC 606 to the portfolio of contracts would not differ materially from applying ASC 606 to the individual contracts within that portfolio.

Our company is responsible for a series of work including but not limited to those stated under the scope of work, which can include the design of the project, obtaining the relevant permits and approvals from authorities, engineering, site clearance, procurement of materials, construction and interior fitting-out/installation as part of the contract. Our company believes these services are not distinct as they are highly interrelated and the contract includes a significant service of integrating the various services into the combined work the customer is contracting for, which is the completed property. The contracts may include retentions paid at the end of the project as a warranty to ensure our company meets the contract requirements. However, since the customer does not have the option to separately purchase the warranty and there are no additional services to the customer during the retention period, such warranty is not recognized as a separate performance obligation. Our company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, and therefore no allocation of the transaction price is required.

Our company’s contracts with each customer are with fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure our company meets the contractual requirements. The contract does not have variable consideration. However, the contract subject to modification in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Contract modification is accounted for as part of the existing contract as the remaining work is not distinct and form part of a single performance obligation that is partially satisfied at the date of the contract modification. The impact of contract modification has on the contract price and our company’s measure of progress towards complete satisfaction of the performance obligation is recognized as a cumulative catch-up adjustment to revenue at the date of contract modification.

Our company is not required to assess whether a contract contains a significant financing component if our company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year. Further, our company believes that with its monthly progress billings there is no financing component in its contracts. There are no non-cash and payable consideration for any services provided by our company.

Critical Accounting Estimates

Our company recognizes revenue based on our company’s actual contract costs incurred to the satisfaction of a performance obligation relative to the total estimated costs for the satisfaction of that performance obligations. This input method faithfully depicts the transfer of value to the customer when our company is satisfying a performance obligation that includes several interrelated tasks or activities for a combined output that requires our company to coordinate the work of subcontracts and employees.

The critical estimate is the total estimated costs, which includes labor, materials, overhead, and subcontractor expenses. Accurate estimates are vital to avoid cost overruns and ensure profitability and is crucial to the revenue recognition based on the calculation of percentage of completion. To ensure the reasonableness of the total estimated cost, we usually rely on historical data, industry benchmarks, and professional expertise to develop these estimates on individual project level. Regular reviews and adjustments are necessary as new information becomes available throughout the project lifecycle. The following describes how we apply the key assumptions:

Project Scope:    Changes in the project scope can affect cost estimates and, consequently, the completion percentage.

Schedule Variability:    Delays or accelerations in project timelines can impact the percentage of completion.

Cost Overruns and Underruns:    Unexpected increases or decreases in costs can skew percentage calculations. Regularly updating estimates is critical.

Forecasting Future Costs:    Accurate forecasting of remaining costs is crucial. This may involve historical data, industry standards, and professional judgment based on project specifics and conditions.

Contract costs typically include direct labor, subcontract, professional costs, material and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. No significant changes to estimated costs has occurred and there is no material impact on its revenue recognition for the year ended December 31, 2022 and 2023 and for the six months ended June 30, 2023 and 2024.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract costs indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expenses), and not as a reduction of revenue or a non-operating expense. The total loss on contracts is negligible for the years ended December 31, 2022 and 2023 and for the six months ended June 30, 2023 and 2024.

Our company recognizes revenue over time for all projects throughout the contract period.

Recently Issued Accounting Pronouncements

Our company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), our company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which updates reportable segment disclosure requirements and is intended to improve disclosures about a public entity’s reportable segments and addresses requests from investors and other allocators of capital for additional, more detailed information about a reportable segment’s expenses. The amendments are effective for fiscal years beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. Our company is currently evaluating this ASU to determine its impact on our company’s disclosures.

Except as mentioned above, our company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our company’s consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “The New Construction, Reconstruction, A&A, Renovation, Bespoke Carpentry and Furniture and Reinstatement in Singapore Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of New Construction, Reconstruction, A&A, Renovation, Bespoke Carpentry and Furniture and reinstatement in Singapore

•        New Construction refers to the complete demolition and rebuilding of an existing building. It includes residential, commercial, industrial and institutional buildings. The scope of building construction work may vary according to the nature of work or the end-use of the construction project. It generally includes superstructure work, steel construction, among others.

•        Reconstruction refers to the replacement if a substantial part of a building that involves changing existing structures, elevations and/or an increase of gross floor area (GFA) by more than 50%.

•        A&A works involve minor works to an existing building that do not increase the total GFA of the properties by over 50% and such works are not allowed to increase story height. A&A is minor construction work that makes changes to existing properties but do not affect the foundation and structure of properties, which may include renovations, repairs and maintenance works. A&A works to existing buildings involves but is not limited to the design of new structural work, checking of structural adequacy of existing constructions, and/or alteration and addition of structures like floors, stairs, attic, etc. with fitting-out work to make interior space suitable for occupation. The A&A works services include demolition, alteration, fitting-out work, changes in facilities configuration; change of use of buildings; fabrication, modification, removal, or installation of hardware and equipment; construction, relocation, or removal of partitions, doors, and windows; and changes in type of finishes and flooring materials, construction of swimming pool, etc.

•        Renovation refers to the process of making interior space suitable for occupation, generally includes site preparation work, partitioning work, steel and metal work, woodwork, marble work, stonework, plastering and painting work, certain Building Services, such as mechanical and electrical system installation and plumbing and drainage installation system. General renovation work can be segmented into commercial (offices, hospitals and recreational facilities) and residential (flats and houses). Customizing, manufacturing and supply of carpentry and other integral fixtures is also predominant in the renovation services. Interior design services form a sizable market.

Value Chain of New Construction, Reconstruction, A&A, Renovation, Bespoke Carpentry and Furniture and reinstatement in Singapore

Industry Value Chain of New Construction, Reconstruction, A&A work, and Renovation
Upstream
Midstream
Downstream
Supplier
Contractor
Owner
Subcontractor
Raw Material & Equipment Supplier
Construction Engineering Consultant
Specialized Contractors
Carpentry and Integral Fixtures Manufacturers
Interior Designers (for design and build projects)
A&A Contractor
Demolition Contractor
Reconstruction Contractor
New Construction Contractor
Renovation Contractors
Owners / Tenant of Premises
Property developer
Main Contractor
Government
Public Institutions
Professional Consultant (E.g. architectures and designers)

Source: Frost & Sullivan

•        Singapore’s New Construction, Redevelopment, A&A, and Renovation industry is comprised of upstream, midstream, and downstream participants along its value chain.

•        The upstream value chain of the industry is comprised of the subcontractors, suppliers of raw materials and equipment, specialized contractors, construction engineering consultants, carpentry and integral fixtures manufacturers and interior designers. Construction contractors provide procurement services for construction equipment and procure basic materials from manufacturers and suppliers. For A&A works, materials such as paint, glazed ceramic wall tiles, UPVC pipelines, and glazed floor tiles are typically required, whereas for new construction and redevelopment, raw materials such as steel, cement, and glass are typically required. In addition, depending on the scope of the project, contractors may be required to purchase or rent heavy machinery, including steel processing equipment, piling rigs, excavators, loaders, cranes, and others, etc. Construction engineering consultants assist the contractors in navigating the complexities of the construction process and achieving project outcomes by engaging in different stages of the projects, including project planning and design, cost estimation and budgeting, construction management, quality control and assurance, risk assessment and mitigation. Specialized contractors are typically hired by general contractors or directly by clients to carry out specialized tasks within a construction project, namely mechanical and electrical works, plumbing and drainage works.

•        The midstream is dominated by general contractors, while subcontractors are proliferating. Some companies function as both general contractors and subcontractors, contingent upon the scope of the undertaking and their own capabilities. Prior to assigning the project to subcontractors, general responsibilities of pre-construction surveys, design, project management, project supervision, tendering agents, engineering consultancy, and cost estimation fall to the main contractors. Pre-site preparation (including demolition, road construction, and service diversion), construction (excavation, foundations, framing, masonry, electrical & plumbing, roofing, etc.), and interior and exterior renovation are all components of new construction and redevelopment projects. Renovation contractors typically engage in the fabrication and installation of various components of the building envelope, including but not limited to the following: sanitary fittings and sanitary ware, electrical and mechanical work, plastering, floor finishes, carpentry, joinery, and staircases; minor structural work such as staircases; and lamination. When a contractor lacks internal interior design capabilities, design and build initiatives. may also involve the participation of interior designers. Companies may choose to subcontract specific components of renovation projects, including metal work, damp work, and audio-visual work and information technology work, due to variations in team size. When considering A&A works, it is important to note that while they are generally smaller in scope, contractors are still required to submit applications to the BCA and the Fire Safety and Housing Department (FSSD) before work can begin.

•        The demand for construction services is typically generated by downstream stakeholders, such as government agencies, property developers, and individual proprietors of the projects. Downstream participants and construction contractors maintaining long term business relationships is a frequent occurrence.

Market Size of Reconstruction Work

Source: Frost & Sullivan

Notes: Others encompass the commercial segment, industrial segment and institutional segment.

Market size of reconstruction works by revenue in Singapore witnessed a growth from S$986.6 million in 2017 to S$1,192.2 million in 2022, representing a CAGR of 3.9%. In 2022, market size of reconstruction work in the residential segment amounted to SGD1,192.2 million, accounting for 39.1% of the overall market size. The growth during 2017 to 2019 was primarily driven by commencement of new building construction on a developed land which requires reconstruction works, while the slowdown of economic growth as well as downturn of construction industry resulted in decrease in the growth of market size of demolition market during 2020 to 2021 due to the fact that the demolition works usually considered as pre-construction work while remediated land supply is essential for new construction work. With the on-going redevelopment as well as potential reconstruction projects driven by the economic recovery, the market size of reconstruction works by revenue is expected to maintain a steady growth at a CAGR of 5.3% during 2023 to 2027.

Market Size of New Construction Work

Source: Frost & Sullivan

Notes: Others encompass the commercial segment, industrial segment and institutional segment.

With continuous urbanization and population growth, the reconstruction of infrastructure, housing, and commercial establishments is underway in Singapore, serving as a prominent catalyst for reconstruction and redevelopment works. Market size of new construction works by revenue increased from S$9,768.9 million in 2017 to S$10,850.1 million in 2022, at a CAGR of 2.1%. In 2022, the market size of new construction work in the residential segment amounted to SGD4,248.5 million, accounting for 38.3% of the overall market size. The demand for new construction projects is propelled by endeavors focused on redevelopment of residential and commercial buildings, transportation systems, utilities, and public facilities, namely reconstruction of the Marine Parade Community Building and redevelopment of the North-South link precinct & Merlion Tower/Plaza. It is forecasted that the market size of new construction works by revenue in Singapore would increase at a CAGR of 5.6% from 2023 to 2027.

Market Size of A&A Work

Bolstered by the continuous expansion of the construction market in Singapore, coupled with rising living standards and requirements of Singapore residents, the market size of A&A works by revenue in Singapore recorded the growth from S$4,186.6 million in 2017 to S$4,572.9 million in 2022, at a CAGR of 1.8%. In 2022, the market size of A&A work in the residential segment amounted to SGD1,796.4 million, accounting for 39.3% of the overall market size. Furthermore, the continuous urban development plan will also foster the supply for residential units and demand for A&A works in Singapore, which is expected to spur the growth of the A&A market at a CAGR of 5.4% and amount to S$5,835.1 million by the end of 2027.

Source: Frost & Sullivan

Notes: Others encompass the commercial segment, industrial segment and institutional segment.

Market Size of Renovation Work

The market size of renovation work in Singapore increased from S$3,400.5 million in 2017 to S$4,179.5 million in 2022, representing a CAGR of 4.2%. In 2022, the market size of renovation work in the residential segment amounted to SGD1,638.7 million, accounting for 39.2% of the overall market size. The decline in 2020 and 2021 was mainly attributable to the slowdown in property development and the decrease in contracts awarded by building work, amid the COVID-19 outbreak.

With the ongoing urban renewal, supportive government policies in promoting home improvement and shortening renovation cycle of commercial properties, the market size of renovation in Singapore is expected to receive the impetus and reach S$5,378.5 million in 2027, at a CAGR of 5.3% from 2023 to 2027.

Source: Frost & Sullivan

Notes: Others encompass the commercial segment, industrial segment and institutional segment.

Drivers and Trends of New Construction Market

Increasing Level of Land Scarcity in Singapore — Land scarcity in Singapore together with the economic development contributed to sustained demand for new construction works. According to Singapore Land Authority, the number of approved land lots recorded a decline from 1,842 in 2018 to approximately 1,081 as in September of 2022. The population density in Singapore is 8,592 per Km2 in 2023, driven by the newborn and immigrants in the country. Furthermore, as specified in the national development plan “Singapore 2030”, the total land area is expected to increase steadily and reaching 766km2 by 2030. In view of the decrease in land supply, coupled with the needs for new building development, the demand for new construction in Singapore is expected to increase in the near future.

Continuing developments in construction Technology — The construction sector is effectively propelled by the rapid advancement of technology. The utilization of advanced manufacturing and assembly techniques is consistently advocated by the government throughout the construction phase. For instance, the Prefabricated Prefinished Volumetric Construction (PPVC), which entails the finalization of internal finishes, fixtures, and fittings of freestanding three-dimensional modules in off-site fabrication facilities before their onsite installation and delivery. By centralizing production, this method increases efficiency by as much as 40%, decreases dust and noise pollution on the construction site, and guarantees the quality of the finished product. Since 2014, specific residential non-landed government land sale (GLS) sites have been required to use PPVC per the BCA. This regulation has compelled construction contractors to stay updated on the most recent technological advancements in order to improve construction efficiency. Moreover, it has generated a need for consultants and builders who specialize in the pertinent domains. In addition, the Administration is expected to continue to encourage the implementation of greater automation and robotics in the prefabrication process in order to reduce future reliance on conventional assembly methods, which are predominately labor-intensive.

Drivers and Trends of Reconstruction Market

Demand underpinned by Urban Renewal and Sustainability — The Singapore Government is dedicated to urban renewal and redevelopment initiatives, including the Neighborhood Renewal Program, the Remaking Our Heartland program, and the Selective En bloc Redevelopment Scheme, as municipal development reaches maturity. Transformation of communities, redevelopment of ageing structures, and modernization of urban infrastructure are all components of these initiatives. The preservation of key elements, which serves to reflect the local identity and distinctiveness of the area. On the other hand, the city’s functionality and reputation are enhanced through the construction of new community facilities, improved streetscapes, and enhanced public spaces. Furthermore, it is foreseeable that a greater number of housing estates will undergo reconstruction in order to facilitate the townships’ adaptation to evolving community demands. The demand for such reconstruction projects in Singapore will continue to be propelled by the associated initiatives.

Support from the government for construction transformation

As per the Building and Construction Authority (BCA), Singapore is proactively engaged in the pursuit of sustainable development within the construction sector through the transformation of the construction industry. Singapore will further advance the automation of manufacturing and assembly processes, along with enhancing integrated planning and design, in accordance with the Built Environment Industry Transformation Map (ITM). Significantly, the Investment Allowance Scheme implemented in 2021 permits businesses to deduct from their taxable income up to 50% of approved fixed capital expenditure on construction equipment and apparatus in order to provide tax relief for useful construction equipment. The capacity and capability of construction contractors are enhanced through the reduction of the cost of procuring or leasing the necessary apparatus and equipment. Therefore, the growing market demand and the implementation of these advantageous measures have collectively contributed to the consistent expansion of the building construction industry, benefiting the reconstruction sector.

Drivers and Trends of A&A Works

Demand from Stable Housing supply — In 2022, approximately 90% of the population reside in HDB apartments, distinguishing Singapore as one of the global economies with the highest rate of homeownership. Given these conditions, individuals who own property are more likely to be motivated to invest in its upkeep and maintenance, such as routine repairs, facility enhancements, and renovations. Concurrently, as individuals place a greater emphasis on enhancing the convenience and quality of their dwellings, they are likely to be more willing to make investments in additions and modifications to accommodate their specific requirements. Furthermore, with the exorbitant price of privately owned and newly constructed homes in Singapore encouraging the majority to purchase preowned properties, A&A works enable homeowners to implement minor modifications without incurring substantial expenses, in a comparatively shorter amount of time, and through a streamlined application procedure with affordable cost. Hence, the satisfaction of the housing demand in Singapore generates prospects in the market for renovations and A&A works.

Surging Demand from Home Improvement and Revitalization — Supportive government policies act as the driver to the A&A industry in Singapore. HDB launched different upgrading programs to refresh and revitalize the aging flats and neighborhood, including Home Improvement Programs (HIP), Enhancement of Active Seniors (EASE), and Neighborhood Renewal Program (NRP). In particular, the HIP aims to deal with common maintenance problems in aging flats, including essential improvements and optional improvements. Renovations, repairs and maintenance work would be performed in the home improvement, which in turn increase the demand for A&A works. The government policies also include incentives and regulations that encourage property owners to upgrade and repurpose existing buildings rather than demolishing and rebuilding. By promoting the adaptive reuse of structures, the government stimulates the demand for A&A works to transform older buildings into contemporary and functional spaces.

Drivers and Trends of Renovation

Rising Awareness of Green Building — The incorporation of environmentally friendly practices into new construction projects in Singapore is driving the renovation market. The Singaporean government, on the one hand, has been actively engaged in advancing green building construction across both the public and private domains. As of August 2021, the Building and Construction Authority (BCA) reports that the Green Mark Certification Scheme has been applied to over 4,500 structures in Singapore, encompassing a combined construction area of over 146 million square meters (including both newly constructed and pre-existing buildings). Concurrently, authorities, developers, specifiers, and architects favor products certified by the Singapore Green Building Products (SGBP) Labelling Scheme due to their superior environmental performance; this promotes the use of green building products. The market for interior decoration is anticipated to expand in the coming years. The adoption of environmentally sustainable and eco-friendly designs, including the use and upgrade of eco-friendly materials, intelligent energy-saving equipment, and green building technologies, is on the rise.

Surge in demand for commercial and residential Development — Real estate developers and managers are placing higher priority on renovation projects as a means of raising the standard and value of their facilities. Through renovations, property developers and facility managers can improve the practicality, attractiveness, and comfort of commercial buildings while simultaneously increasing rental rates and tenant satisfaction. Furthermore, as consumers’ demand for a distinctive shopping experience rises, branded commercial tenants need to leverage innovative spatial designs and interior layouts to showcase their brand and attract more customers. In addition, from the perspective of residential developers, premium renovations are seen as providing value for their customers. Therefore, the insatiable need of both residential and commercial real estate developers for interior decoration services has been driving the renovation market to expand and is anticipated to continue growing in the future.

Opportunities

Increase in Number of Building Driven by Rising Land Supply — Given the high demand of land for the development of residential buildings, the Singapore government has expedited the residential flats supply. The number of HDB flats increased from 1 million in 2017 to 1.1 million in 2022. Accordingly, the rising land supply in Singapore is expected to positively drive the number of buildings and the need for associated construction work, including new construction, reconstruction, A&A, and renovation, which in turn drive the overall construction market in Singapore.

Trends in Integrated Solutions — An increasing number of services providers in the construction sector are adopting a business model that positions them as integrated solution providers, engaging in various specialized work. This approach encompasses design planning, coordination, monitoring, and supervision throughout the entire construction process until project completion. Offering a wide range of construction work allows companies to diversify their revenue streams. By engaging in various types of projects, such as new construction, reconstruction, A&A, and renovation, companies can reduce their reliance on a single market segment. This diversification helps mitigate risks associated with fluctuations in specific sectors and provides a more stable income base. Providing various construction works expands the market opportunities for companies. They can cater to different client needs and target a broader range of projects. This versatility enables companies to tap into different sectors, geographical locations, and client preferences, thereby increasing their potential customer base and business prospects.

Threats

Shortage of Labor — Construction work is in general labor intensive. The steady demand for construction works in new construction, reconstruction, A&A, renovation and increasing supply of residential units further aggravated the shortage of skilled construction workers. In addition, the Ministry of Manpower is raising the criteria for the Employment Pass (EP) and work permit for foreign labor which will directly affect the number of successful applicants and the number of workers. The more restricted access to foreign manpower coupled with anticipated higher wage level may result in higher operational and financial costs for contractors in Singapore.

Higher Requirements for Financial Capability — The business of construction is considered as capital intensive especially due to the fact that there is a significant upfront expenditure spent at the initial stage of each project, principally attributable to (i) payment for rental deposits of machineries and equipment; (ii) fees payable to the subcontractors; (iii) recruitment of direct labor; (iv) provision of performance bonds to the customers; (v) and material costs. As provision of integrated solutions is becoming the market trends and the contract sum is expected to rise accordingly, market participants are faced with the challenge of higher requirements for financial capability.

Cost Structure Analysis — Labor Cost

The average monthly wage of workers in new Construction, Reconstruction, A&A, Renovation, Bespoke Carpentry and Furniture and reinstatement recorded a steady growth from approximately S$4,095 in 2018 to approximately S$4,583 in 2022, representing a CAGR of 2.9%. The growth was primarily attributable to substantial demand for workers due to rapid growth of renovation industry during 2021 to 2022, which is attributable to the economic recovery after the outbreak of the COVID-19 where more of the general public are seeking renovation works and resulting in a robust growth in demand.

With the restriction of work permit holders in construction industry in Singapore, the wage level of renovation workers in Singapore is expected to increase further at a CAGR of 3.7% from 2023 to 2027.

Source: Frost & Sullivan

Cost Structure Analysis — Price Index of Major Construction Materials

The price indexes of major materials for New Construction, Reconstruction, A&A, Renovation, Bespoke Carpentry and Furniture and reinstatement including ordinary Portland cement, steel reinforcement, granite and ready mixed concrete, have all recorded an increase for the past 5 years, at a CAGR of 10.7%, 11.5%, 6.8% and 9.5% respectively.

The increases in major material price implies the growth of renovation industry in Singapore. On the ride of rising demand for construction works, the price indexes of major construction materials for renovation are expected to rise accordingly in the near future.

Source: Frost & Sullivan

Entry Barriers

Obstacles to technical Proficiency — A diverse skill set is necessary to enter the building contracting sector, encompassing architectural design, structural engineering, interior design, renovation and construction, and interior design. For example. The utilization of various functions and aesthetics in building interior decoration will necessitate distinct construction technologies and methods, therefore, to ensure the quality of building interior decoration, each actual project must be evaluated individually and employ suitable and efficient building techniques. Simultaneously, these professional competencies must be revised and enhanced to align with the evolving demands of the market. New entrants to the market, however, might be devoid of project experience and lacking in the pertinent methodologies.

Reputation and relationship with Stakeholders — Establishing a positive brand image and reputation is critical in a market that is extremely competitive and fragmented. Customers are more inclined to select building and home improvement contractors who possess a favorable reputation and credibility. Additionally, contractors who have substantially more prior experience are more likely to be capable of providing superior workmanship and professional services. Notwithstanding this, initially acquiring consumers will be more challenging for market entrants lacking an established reputation.

Initial Capital Requirement — In order to fulfill operational obligations, the construction and renovation contractors required a specific quantity of capital and resources. Contractors must procure and lease construction tools, materials, and equipment, as well as employ and train personnel, and make a variety of project-related down payments. New market entrants without adequate capital may encounter more formidable operational obstacles.

Licensing requirement and approval — In Singapore, contractors undertaking construction projects such as new construction, reconstruction and A&A are typically obligated to possess qualifications and licenses that demonstrate a comprehensive comprehension of pertinent policies and policy modifications. For instance, the construction standards and quality of A&A works may be influenced by the client’s geographical location in Singapore. Additionally, certain projects might require authorization from the Urban Redevelopment Authority (URA), the BCA, or the Housing and Development Board of Singapore (HDB) for example, such as the projects that pertain to fire safety and conservation. It is imperative that new market participants possess comprehensive knowledge regarding the necessary permits in their client’s locality, in addition to the policies and guidelines that govern construction endeavor.

Factors of Market Competition.

Market Knowledge and Innovation — The capacity for innovation and an ongoing commitment to learning are critical for adapting to fluctuations in market demand and sustaining a competitive advantage. As part of their corporate social responsibility, contractors ought to proactively investigate novel technologies, materials, and design concepts in order to perpetually enhance their professionalism and ingenuity, which may also involve the integration of green building principles and the mitigation of carbon emissions.

Operational and project management capabilities — Ensuring initiatives are completed on schedule and within budget is contingent upon effective project management. In addition, this necessitates that contractors possess strong organizational and coordination abilities to guarantee the judicious distribution of resources, oversight of construction advancement, and fulfillment of project goals. Concurrently, business expansion is significantly influenced by the quantity and scope of projects that can be executed. To ensure the enterprise’s sustained growth and uphold a certain level of market competitiveness, it is imperative that the organization possess project management capabilities that are both exceptionally efficient and pioneering.

Management of customer relationships and cooperation — Since fostering positive customer relationships is crucial for generating recurring business and positive word-of-mouth, contractors must establish effective communication and collaboration with clients, gain a comprehensive understanding of their requirements, and offer customized solutions and expert guidance. Furthermore, in order to ensure the provision of comprehensive services and sustain business growth, organizations must cultivate enduring collaborative partnerships with contractors, suppliers, and other stakeholders, such as architects, designers, and providers of construction materials.

Brand image — Establishing a solid brand image and conducting effective marketing are critical components in the process of acquiring consumers and expanding a company’s operations. To boost their competitiveness and brand recognition, contractors should prioritize market positioning, branding, and promotion. In the realm of residential construction, specifically renovations and additions, there exists a critical necessity to enhance advertising endeavors in order to effectively engage the general public and sustain a consistent brand image that bolsters sustained progress.

BUSINESS

Overview

Our company, through our indirect wholly owned subsidiary, Springview Enterprises Pte. Ltd. (“Springview Singapore”) designs and constructs residential and commercial buildings in Singapore.

Our projects cover four main types of work: (i) new construction, (ii) reconstruction, (iii) additions and alterations (A&A), and (iv) other general contracting services. For new construction, an existing house will be demolished, and a new house will be rebuilt. Our reconstruction work involves the replacement of a substantial part of a house. For A&A work, we focus on minor modifications to existing structures within an existing building’s requirements. We also provide other general contracting services, such as renovation and design consultation for our customers. Through conversations with our clients to understand their vision and budget constraints, we assist them in developing a feasible design concept.

Our projects are carried out in either (a) design and build mode or (b) construction mode. When we play a design and build role, we provide design input and also serve as the main contractor. For construction mode, we act only in the role of a contractor. For the design and build role, we collaborate with associated architectural firms to deliver tailored solutions consisting of conceptualized design drawings and detailed implementation plans which we then execute with the joint efforts of our experienced design team and construction team. For the contractor role, we provide our customers with quality construction work based on our team’s experience and existing relationships with architects and subcontractors.

With a considerable operating history dating back to 2002, we believe we have established a positive reputation in the busy Singapore real estate development market through customer relationships, leading to referrals from existing customers. Our operations team manages inquiries and feedback, working with subcontractors to address any issues that arise in our projects. We believe that effective communication through phone calls and instant messaging ensures quick issue resolution. In turn, we believe that our commitment to high-quality services and addressing customer feedback is vital for expanding our market share and ensuring overall business success of our company.

Our Services

Our services mainly consist of providing new construction work, reconstruction work, A&A works, and other general contracting services for our customers.

New Construction

We possess extensive experience in assisting customers with the demolition and reconstruction of their homes, realizing their dream designs. When dealing with deteriorating structures, our clients often opt for a fresh start, enabling the creation of thoughtfully designed spaces free from the constraints of inconvenient columns. Our decades of experience ensure a quick and clean demolition process, laying the foundation for the rebuilding work.

Throughout the rebuilding process, drawing on our decades of experience in designing and constructing houses, we can bring our customers’ visions to life by conceptualizing the design plans they provide us. We also offer our customers our own customized design plans, blending practicality with aesthetic appeal.

See below for a visual representation of a new construction project we have completed:

A&A Work

We specialize in providing A&A work for existing structures, tailored to our customers’ requests. This often involves subtle adjustments to houses, including the construction of additional gross floor area — never exceeding 50% of the existing approved gross floor area. Whether it is the replacement or addition of columns, our A&A work ensures that modifications remain below 50%, preserving the essence of the original building while accommodating desired changes.

We prioritize our customers’ needs and align our efforts with the uniqueness of their homes. With meticulous attention to detail and a steadfast commitment to quality, our team can anticipate and adapt to our customers’ ever-changing requirements. Our goal is to ensure their satisfaction while maximizing the value of their properties.

See below for a visual representation of an A&A work we have completed:

Reconstruction

Our reconstruction endeavors entail the replacement of a substantial portion, typically exceeding 50% of gross floor area, of a residence. This may encompass the replacement of an entire floor, addition of an extra story, or comprehensive refurbishment of the entire edifice. Additionally, certain undertakings of a less extensive nature are categorized under the purview of reconstruction work. Examples include (a) augmenting the overall building story height, incorporating alterations or replacement of the existing roof (partial/full), culminating in a new story addition, and (b) a metamorphosis in the configuration of landed housing, such as the transition from a semi-detached dwelling to a detached residence.

With our dedicated team of adept designers and skilled construction personnel, we specialize in rejuvenating a building’s aesthetics through the modernization of existing fixtures and amenities. Our objective is to enhance the value of our customers’ properties while upholding the architectural integrity of the existing structure. Drawing upon our extensive decades of experience, we meticulously devise plans that contribute to the overall harmony of our projects.

See below for a visual representation of a reconstruction project we have completed:

Other General Contracting Services

We also provide a comprehensive suite of other general contracting services, such as renovation and design consultation, space planning, bespoke carpentry as well as project management. We work with our customers on their vision and budget constraints, collaborating to develop a feasible design concept.

Our Customers

We offer our customers two contract options based on their needs and requirements: a design and build model, where we act as both the architect responsible for designing the project and the main contractor responsible for the construction; or serving as the contractor, where we collaborate with architects to help customers bring their designs to life.

For the year ended December 31, 2022, our top ten customers collectively accounted for approximately 87% of our revenue, with two customers contributing approximately 19% each to the company’s total revenue. For the year ended December 31, 2023, our top ten customers collectively accounted for approximately 94% of our revenue, with two customers contributing approximately 17% each to the company’s total revenue. For the six months ended June 30, 2023, four customers accounted for approximately 23%, 18%, 17% and 16% of the company’s total revenue. For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 17% and 13% of the company’s total revenue. For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the Company’s total revenue. All the customers are individual and independent homeowners in Singapore. Throughout our long operating history, we believe that we have built a good reputation in the local market premised upon strong relationships with every customer, resulting in glowing referrals from previous customers. We believe that our continuous effort in providing high-quality services to our customers is key to increasing our market share in the construction industry. We have in place an operation team that manages general inquiries, complaints, and feedback from our customers. They are also responsible for working with our subcontractors to resolve any complaints. The most efficient and main channel for communication used between our operations team and our customers and subcontractors is telephone call or instant messaging. This has allowed us to resolve issues quickly.

We recognize that having a high level of customer satisfaction is crucial in helping us maintain a strong reputation in the market and cultivate customer loyalty. As such, we monitor the quality of our projects and customer feedback closely with the goal of increasing service quality and customer satisfaction.

General Terms of Design and Build Agreements with Customers

We enter into design and build agreements with our customers per request. Although the terms of design and build agreements may vary, the material terms that are generally contained in our agreements with major customers are set out below:

Scope of work and services	Each design and build agreement specifies our responsibilities, which typically encompass the following:

•   Building design

•   Preparing development cost estimates and material specifications

•   Carrying out construction work

•   Obtaining the necessary authority approvals and certificates of statutory completion.

Project timeframe Generally, based on the complexity and scope of work, a general timeframe will be suggested.

Extension of Time

In our agreements, a wide range of situations is outlined where we are not reasonably expected to bear responsibility for failing to complete the work on time.

We have the right to extend the project timeline for reasons such as significant additional work resulting from employers’ additional requests or site constraints, actions or omissions of subcontractors and suppliers directly engaged by our customers, and unexpected material shortages.

Fee	The fee is determined by us and each individual customer and thus, it varies.
Liability

Generally, the design and build agreements set out the respective rights and obligations of our company and our customers.

We will be liable for liquidated damages resulting from a failure to complete the work within the agreed timeframe.

General Terms of Construction Agreements with Customers

We entered into construction agreements with our customers upon request. These agreements typically include similar material terms as the design and build agreements, covering (a) the scope of work, (b) contract sum, (c) completion time, (d) payment terms, (e) insurance policies, and (f) compliance with various construction requirements.

Credit and Provision Policy

We generally grant our customers a credit period of less than 30 days from the invoice day. The length of credit period granted varies on a case-by-case basis depending on the workload, the length of the relationship with these customers and the payment method.

Our Subcontractors

We have a strong team of building designers and construction workers that enable us to handle the requests of our customers. However, based on the needs and situations of each project, we from time to time engage the subcontractors to help us handle the specialized parts of work, such as wire networks or light strips. Our commitment to customer satisfaction extends to our strong relationships with our subcontractors and suppliers, which we have developed over the course of our business. This has allowed us to accomplish projects with minimal delay due to unsatisfactory work or a lack of material. We hold our suppliers and subcontractors to the same high standards which we set for ourselves, ensuring a consistent and reliable product which our customers are satisfied with.

For the years ended December 31, 2022 and 2023, the company did not have significant subcontractors accounting for more than 10% of total purchases.

For the six months ended June 30, 2023 and 2024, the company did not have significant subcontractors accounting for more than 10% of total purchases.

Subcontracting Arrangement

We continuously conduct a comprehensive assessment of our subcontractors in order to better control the quality of their work. We place orders with these subcontractors on a back-to-back basis, once we require the service of these subcontractors, we will allocate the work to the subcontractors and pass along the relevant information contained in the agreements we have entered into with our customers to them. Such back-to-back arrangements can ensure the quality and quantity of our construction developments rendered by our subcontractors are in compliance with our customers’ requirements. Our subcontractors will then arrange for a team of well-trained workers to fulfill our needs.

We usually enter into master agreements with these subcontractors setting out the principal terms of the subcontracting arrangement, the material terms that are generally contained in our agreements with major subcontractors are set out below:

Scope of Work	A project-specific scope of work is defined in each subcontracting agreement to avoid its classification as additional work that incurs additional cost.
Payment Fees	The fee is determined by us and each individual subcontractor and thus, it varies.
Payment Terms

Generally, a certain percentage of the subcontract sum is required to be paid in advance as a deposit. The remaining fees are typically paid phase by phase as the project progresses, with the majority of the fees paid upon completion of the actual work.

Insurance

Generally, plant insurance is taken up by our subcontractor. The policies of insurance against injuries to persons and property, as well as work injury compensation, are determined on a case-by-case basis.

Liability	Our subcontractor is liable for any costs resulting from a failure to complete the work within the agreed timeframe.
Force Majeure	Our subcontractor is not liable for any losses or damages resulting from unexpected material shortages.

As of the date of this prospectus, we have not experienced any material dispute with our subcontractors. We do not foresee any material difficulties in sourcing substitute subcontractors if we terminate our relationship with any of the existing subcontractors.

Our Suppliers

We did not establish any long-term supplier agreements in the last fiscal year. For the years ended December 31, 2022 and 2023, our company did not have significant suppliers accounting for more than 10% of total purchases. For the months ended June 30, 2023 and 2024, our company did not have significant suppliers accounting for more than 10% of total purchases. We normally enter into agreements with suppliers on a case-by-case basis, selected through a tendering process or negotiation. They generally supply us with sand, cement, solid wood, plywood, etc. These general agreements outline the principal terms of the supply arrangement, such as price and payment terms.

Sales and Marketing

Our sales and marketing mainly depend on the management team based in Singapore. Our CEO, Zhuo Wang oversees our sales and marketing. We believe that we have a dedicated sales and marketing team providing top notch services to customers in Singapore.

One of our key channels for marketing is through word-of-mouth referrals from our existing customers and business contacts. We believe that our high-quality sales staff services result in strong word-of-mouth referrals and positive customer reviews, which increase customer awareness of our brand. As we gain trust from our customers, they often refer us to their social network, or return to us for their other construction and renovation needs. We intend to continue to invest resources in our marketing efforts.

Competition

The building contractors industry is growing and increasingly competitive. We compete with contractors, interior designers, and other industry professionals for the same pool of potential customers. We also believe some of our competitors may be better funded or better connections than us. Nonetheless, we believe that we are well positioned to compete in the industry because of our previously established track record in the industry.

Competitive Strengths

We believe that we differentiate ourselves from our competition and have been able to grow our business as a result of the following competitive strengths:

We have an experienced management team.

We have an experienced management team, led by Mr. Zhuo Wang and Ms. Siew Yian Lee, our Chief Executive Officer and executive director, respectively, who have been instrumental in spearheading the growth of our Group. Mr. Zhuo Wang has many years of experience in sales and marketing roles. Additionally, he has gained diverse work experience across different companies, providing professional advice on company operations and showcasing a sophisticated understanding of the design and build contractor industry through his management of related field companies. Ms. Lee has over 20 years of experience in the interior design services and building contractors industry and is primarily responsible for managing and directing our company’s building works, overseeing their execution and performance. Our Group is also supported by an experienced management team with substantial experience in the interior design services and building contractors industry.

Our directors believe that the combination of our management and engineering teams’ expertise and knowledge of the market have been and will continue to be our Group’s valuable assets and strive our Group towards greater success.

We provide one-stop service to our customers with a strong in-house team of designers, electricians, construction workers and project managers. This helps increase the customer stickiness and chances of future projects and referrals.

We offer a comprehensive one-stop service to our customers, backed by a robust in-house team comprising designers, electricians, construction workers, and project managers. Our range of services encompasses design, construction, furniture customization, and project management. With a highly qualified and experienced in-house team of experts in various fields, our one-stop service reinforces our customer relationships, resulting in a higher volume of projects and referrals. Furthermore, our after-sales services, specifically addressing defect repair and post-project maintenance, enable us to maintain close connections with our customers, further boosting the likelihood of them choosing us for their upcoming projects.

Business Strategies

We intend to strengthen our market position in the construction industry, by implementing the following business strategies and plans.

Enhance Client Relationships and Reputation

We believe that building strong relationships with customers and maintaining a positive reputation is essential for growth. We can achieve this by delivering projects on time and within budget, providing excellent customer service, and ensuring customer satisfaction. Positive client testimonials and referrals can help attract new customers and contribute to the contractor’s growth.

Invest in Technology and Innovation

Embracing technology and innovation is crucial for our growth. By adopting advanced construction management software, Building Information Modelling (BIM) technology, and other innovative tools, we can improve project efficiency, reduce costs, and deliver higher-quality results. Staying up to date with industry trends and embracing sustainable construction practices are also part of our strategy.

Enhancing service capacity by expanding in-house teams of workers

As at the date of this prospectus, we have assembled a team comprising construction workers, electricians, tilers, designers, and a project manager. Our plan is to gradually recruit more qualified and experienced professionals to expand our service capabilities. We believe that this strategic move will expedite our business growth.

Adopting a more aggressive marketing strategy

In order to increase our business opportunities, we plan to carry out strong advertisement and marketing campaigns on both digital and traditional media channels to enhance customer awareness and attract new customers. We believe publishing TV ads and radio ads can help reach our potential customers who are less tech-savvy and simultaneously carrying out certain popular digital marketing campaigns with proven track records, including search engine optimization and social media marketing, can help promote our corporate image and make our services more popular.

Expand business and operations through joint ventures and/or strategic alliances

We intend to continue focusing on our principal business activities in the building and renovation industries. To do so, we plan to explore opportunities to collaborate with suitable partners in these industries through strategic alliances, joint ventures and investments. As at the date of this prospectus, we have not identified any potential joint ventures and/or strategic alliances.

Real Property

A description of our company’s leased real properties in Singapore is below:

Location	Usage	Lease Period	Rent (per month)	Approximate area
3004 Ubi Avenue 3 #03-90 Kampong Ubi Industrial Estate, Singapore 408860	Office	May 1, 2020 – Apr 30, 2026	Year 1 to 3: S$1,006.07 Year 4: S$1,106.68 Year 5 and 6: S$1,140.44	71.1m2
25 Kaki Bukit Road 4 #03-61 Synergy@KB Singapore 417800	Office	Aug 1, 2021 – Jul 31, 2023 (This lease has not been renewed.)	S$3,000
203 Henderson Rd #06-01, Henderson Industrial Park, Singapore 159546	Office	Dec 25, 2020 – Dec 26, 2024	S$6,537.5

Impact of COVID-19 on Our Business and Operations

Impact on Our Group

Since early 2020, the ongoing COVID-19 pandemic has caused significant disruption to the economics of the market we operate in Singapore. The Singapore government had imposed strict travel and movement restrictions. This affected our ability to conduct meetings with customers, and for our employees to perform construction related work at the assigned locations.

The infections caused by the Omicron variants in early 2022 have brought significant interruption to our operations and lead to a dramatic increase in material cost and labor cost in 2022. We cannot assure you that the COVID-19 pandemic will not materially affect our business, financial performance, and operations in the future.

Control Measures

Our Group has also adopted control measures to protect our employees, workers and customers from outbreaks of infectious diseases, which are in line with the advisories issued by the MOM on best practices to be adopted by workplaces in Singapore, such as requiring our staff who interact with our customers to wear personal protective equipment (such as face masks and gloves), and monitoring the stock of personal protection equipment for our staff and workers.

While global health conditions have materially improved through 2023 and 2024, with widespread vaccination programs and enhanced treatment protocols, COVID-19 remains a consideration in our risk assessment framework. The virus continues to evolve, and while its impact has diminished significantly, potential future variants or outbreaks could still affect our operations. In the event any staff member exhibits symptoms of or tests positive for COVID-19, we may need to implement established health and safety protocols, which could include temporary operational adjustments, facility sanitization procedures, and workforce reallocation. We maintain robust business continuity plans and work in close coordination with our customers to minimize any potential disruptions, though we cannot predict with certainty the future course of public health conditions or their impact on our business.

Licenses and Permits and Registrations

The following licenses and registrations are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to
Builders Licensing Scheme	Singapore Building and Construction Authority	July 8, 2027	Springview Singapore

Certifications

We received the bizSAFE Level 3 certificate from the Workplace Safety and Health Council on June 21, 2022. The certificate is valid until June 20, 2025.

Intellectual Property

Domain

We have the right to use the following domain registration issued in Singapore:

Number	Domain Name	Owner
1	springviewggl.com	Springview Singapore

We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

We employed 74 persons as of June 30, 2024, 72 persons as of December 31, 2023, and 63 persons as of December 31, 2022, who are all located in Singapore. All of our employees are full-time employees. We do not have any part-time employees.

The following table sets forth the breakdown of our employees by activity as of June 30, 2024, December 31, 2023 and December 31, 2022:

Function	December 31, 2022	December 31, 2023	June 30, 2024
Management	3	3	3
Finance and Administrative	2	2	2
Quantity surveyor/Drafting	8	8	8
Projects	50	59	61
Total	63	72	74

Our employees are not covered by collective bargaining agreements. We consider our labor practices to be in line with customary industry practice.

Insurance

In relation to each project undertaken by our company, we maintain commercial all risks property insurance policies covering our business premises in accordance with customary industry practice; as well as insurance policies covering heads of liability such as workmen’s compensation, public liability and contractors’ all risk as required from time-to-time by our customers. We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore.

Litigation and Other Legal Proceedings

Because of the nature of our business, we and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. Except as disclosed below, to our knowledge, we are not a party to any legal or governmental proceedings (including any pending or known to be contemplated) which may have a material adverse effect on our business, financial condition, or results of operation.

In 2019, Springview Singapore was under contract to reconstruct an existing 2-story semi-detached dwelling house. On 4 March 2019, three foreign workers were performing their jobs when the floor slab of the balcony unexpectantly collapsed. One worker who was standing on the floor slab suffered fatal injury while another suffered multiple fractures after falling from the scaffold on the balcony (collectively, the “accident”).

Following the accident, Springview Singapore was charged for alleged violation of Section 12(1) of the Workplace Safety and Health Act for failure to take reasonably practicable measures to ensure the safety of its employees at work (“WSHA Charge”), which is punishable under Section 50(b) of the WSHA. Springview Singapore was also charged pursuant to Section 20(1)(a) of the Building Control Act for allegedly carrying out building work that were not in accordance with the plans approved by the Commissioner of Building Control under Section 5 of the Building Control Act, thereby allegedly contravening Section 20(1)(a) of the Building Control Act (“BCA Charge”).

On or around June 30, 2023, Springview Singapore claimed trial against the WSHA Charge, while the BCA Charge is held in abeyance pending the outcome of the WHSA Charge. The trial in relation to the WSHA Charge is currently ongoing as the Company believes the charge to be meritless. It is currently difficult to estimate the amount, if any, of any fines that may be imposed on us in connection with the WSHA Charge and/or the BCA Charge. With regard to the WSHA Charge, we have been advised by our counsel relating to this litigation matter, Meritus Law LLC, that the approximate range of fines imposed for workplace accidents involving at least one fatality (which are similar in nature to the WSHA Charge) is between S$150,000.00 (or US$112,500)–S$250,000.00 (US$187,500). We have also been advised that the maximum fine prescribed for offences punishable under Section 50(b) of the WSHA is the sum of S$500,000.00 (or US$375,000).

In October 2021, a claim was filed whereby a foreign worker of Springview Singapore for injuries suffered arising out of alleged negligence by Springview Singapore claiming damages for an unspecified amount. The Company has previously obtained insurance that adequately provides coverage for any damages resulting from this claim.

In December 2022, there was a claim filed against Springview Singapore (the main contractor of a construction project) and Mastercoat Services Pte Ltd, the sub-contractor of Springview Singapore, seeking to hold both parties jointly and severally liable, by an employee of Mastercoat Services Pte Ltd (Mr. Panchalan Rajagopalan) for damages arising out of injuries and losses suffered as a result of a work accident. The parties involved are undergoing a mandatory Court-directed dispute resolution process and the matter is still ongoing. Because the Originating Claim was filed in the State Courts, we have been advised by Meritus Law LLC that, unless the Originating Claim is transferred to the High Court and/or parties consent to an increase of the State Courts’ jurisdictional limit, the maximum claim for damages that may be awarded to the Claimant will not exceed S$250,000.00 (excluding party-to-party legal costs as well as reasonable disbursements).

REGULATION

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Laws and Regulations Relating to Our Business in Singapore

Builders Licensing Scheme

The Building Control Act and the Building Control (Licensing of Builders) Regulations 2008 set out the requirements for the licensing of builders. The Builders’ Licensing Scheme was implemented to ensure that building works are carried out only by builders with experienced key personnel to manage the business and properly qualified technical personnel to supervise the execution of the works. All builders carrying out building works where plans are required to be approved by the Commissioner of Building Control (“CBC”) and builders who work in specialist areas which have a high impact on public safety will require a builder’s license. The requirement applies to both public and private construction projects.

There are two types of builder’s licenses, namely, the general builder’s license and the specialist builder’s license. Under the general builder’s licensing regime, there are two separate classes of licenses: the Class 1 general builder license authorizes the builder to carry on the business of a general builder without restriction in contract value, while the Class 2 general builder license (“GB2 License”) authorizes the builder to carry on the business of a general builder restricted to contracts or engagements for an estimated final price of each of not more than S$6 million.

Springview Singapore currently possesses the GB2 License, which is valid up to 8 July 2024. We have not encountered any instances of non-renewal or suspension of our builder license.

Building Control Act

All proposed new building development and most major reconstruction projects in Singapore require written permission from the Urban Redevelopment Authority (“URA”) setting out specific requirements and limits for each development.

Once the URA has provided the written permission, a developer will make an application to the CBC for the building plan approval in respect of any building works pursuant to Section 5 of the Building Control Act. An application for a permit to carry out structural works in any building works must also be made by the developer of those building works, the builder whom the developer has appointed in respect of those building works and the Qualified Person whom the developer or builder has duly appointed to the CBC in order to carry out structural works. Construction may then commence upon receipt of the notice of approval and permit to carry out structural works from the CBC, in accordance with such approvals as elaborated below.

Under the Building Control Act, a builder undertaking any building works shall, among other duties: (i) ensure that the building works are carried out in accordance with the Building Control Act, the building regulations, the plans of the building works approved or deemed approved by the CBC supplied to the builder by the appointed registered architect or professional engineer for the project and with any terms or conditions imposed by the CBC in accordance with the Building Control Act and the building regulations, (ii) notify the CBC of any contravention of the Building Control Act or the building regulations relating to those building works of which the builder knows or ought reasonably to know; (iii) keep at the premises on which the building works are carried all plans of those building works approved by the CBC and supplied to him by the appointed registered architect or professional engineer for the project; and (iv) within seven days from the completion of the building works, certify that the new building has been erected or the building works have been carried out in accordance with the Building Control Act and the building regulations and deliver such certificate to the CBC.

If the CBC is of the opinion that any building works have been or are carried out in such a manner as (i) will cause, or will be likely to cause, a risk of injury to any person or damage to any property; (ii) will cause, or will be likely to cause, or may have caused a total or partial collapse of the building in respect of which the building works are or have been carried out, any building, street, slope or natural formation opposite, parallel, adjacent or in otherwise close proximity to those building works or any part of any such building, street or land; or (iii) will render, or will be likely to render, or may have rendered the building in respect of which the building works are or have been carried out, any building, street, slope or natural formation opposite, parallel, adjacent or in otherwise close proximity to those building works or any part of any such building, street or land, so unstable or so dangerous that it will collapse or be likely to collapse (whether totally or partially), the CBC may, by order, direct the developer of those building works to immediately stop the building works and to take such remedial or other measures as he may specify to prevent the abovementioned situations from happening.

Building and Construction Industry Security of Payment Act

The Building and Construction Industry Security of Payment Act 2004 of Singapore (“BCISPA”) is administered by the BCA, and facilitates payments for construction work done or for related goods or services supplied in the building and construction industry.

Under the BCISPA, any person who has carried out any construction work or supplied any goods or services under a contract is entitled to a progress payment. The provisions of the BCISPA shall have effect notwithstanding any provision to the contrary in any contract, and any contractual provision which attempts to exclude, restrict, modify or in any way prejudice the operation of the BCISPA shall be void. With the introduction of the BCISPA, a “pay when paid” provision of a contract is now rendered unenforceable and has no effect in relation to any payment for construction work carried out or undertaken to be carried out, or for goods or services supplied or undertaken to be supplied, under the contract.

The BCISPA also contains provisions relating to, amongst others, the amount of the progress payment to which a person is entitled under a contract, the valuation of the construction work carried out under a contract and the date on which a progress payment becomes due and payable. In addition, the BCISPA sets out, amongst others, the following rights:

(a)     the entitlement of a claimant (being the person who is or claims to be entitled to a progress payment under section 5 of the BCISPA) who, in relation to a construction contract, fails to receive payment by the due date of an amount that is proposed to be paid by the respondent (being the person who is or may be liable to make a progress payment under a contract to a claimant) and accepted by the claimant, to make an adjudication application in relation to the payment claim. The BCISPA has established an adjudication process by which a person may claim payments due under a contract and enforce payment of the adjudicated amount;

(b)    the right of the claimant to suspend the carrying out of construction work or supply of goods and services, and to exercise a lien over goods supplied by the claimant to the respondent that are unfixed and which have not been paid for, or to enforce the adjudication determination in the same manner as a judgment or an order of the court with the permission of the court, if amongst others, such claimant is not paid after the adjudicator has determined that the respondent shall pay an adjudicated amount to the claimant; and

(c)     where the respondent fails to pay the whole or any part of the adjudicated amount to a claimant, the right of a principal of the respondent (being the person who is liable to make payment to the respondent for or in relation to the whole or part of the construction work that is the subject of the contract between the respondent and the claimant) to make direct payment of the outstanding amount of the adjudicated amount to the claimant, together with the right for such principal to recover such payment from the respondent.

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of (a) his employees at work and (b) persons (not being his employees) who may be affected by any undertaking carried on by him in the workplace. These measures include, but are not limited to: (i) providing and maintaining for employees a work environment which is safe, without risk to health, and adequate as regards to facilities and arrangements for their welfare at work; (ii) ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees; (iii) ensuring that employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer; (iv) developing and implementing procedures for dealing with emergencies that may arise while those employees are at work; and (v) ensuring that employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work.

More specific duties imposed on employers are set out in the Workplace Safety and Health (General Provisions) Regulations. Some of these duties include taking effective measures to protect persons at work from the harmful effects of any exposure to any infectious agents or bio-hazardous material which may constitute a risk to their health.

The Workplace Safety and Health (Construction) Regulations 2007 of Singapore sets out additional specific duties on employers that include, among others, appointing a workplace safety and health coordinator for every worksite to identify any unsafe condition or unsafe work practice, and recommend and help implement reasonably practicable remedial measures.

Any person who fails to comply with the WSHA shall be guilty of an offence and for offences where no penalty is expressly provided in the WSHA, shall be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and, if the contravention continues after the conviction, the body corporate shall be guilty of a further offence and shall be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offence under the WSHA that causes the death of any person and is subsequently convicted of the same offence that causes the death of another person, the court may, in addition to any imprisonment if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$l million and, in the case of a continuing offence, with a further fine not exceeding S$5,000 for every day or part thereof during which the offence continues after conviction.

As an employer in Singapore, Springview Singapore is required to adhere to the WSHA and adopt these measures to ensure the safety and health of its employees and persons (not being the Springview Singapore’s employees) who may be affected by any undertaking carried on by him in Springview Singapore’s office premises.

Under the WSHA, the Commissioner for Workplace Safety and Health (“Commissioner”) may serve a remedial or a stop-work order in respect of a workplace, if he is satisfied that:

(a)     the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any process or work carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work;

(b)    any person has contravened any duty imposed by the WSHA; or

(c)     any person has done any act, or has refrained from doing any act which, in the opinion of the Commissioner, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The stop-work order shall, amongst others, direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the Commissioner have been taken, to the satisfaction of the Commissioner, to remedy any danger so as to enable the work in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work.

Springview Singapore has been served with two (2) such stop-work orders, once in 2019 and another in 2023.

The MOM has also implemented a demerit points system for the construction sector. All main contractors and subcontractors will be issued with demerit points for breaches under the WSHA and its subsidiary legislation. Under this single-stage demerit points system, the number of demerit points awarded depends on the severity of the infringement. The following table sets forth the specified information about this demerit points system:

Type of incident Composition fines	Number of demerit points 1 point per fine
Stop Work Order (Partial)	5
Stop Work Order (Full)	10
Prosecution action taken for dangerous occurrences or accidents that led to major injuries or death of one person	25
Prosecution action taken for accidents that led to the death of more than one person	50

Demerit points for a contractor are calculated by adding the points accumulated from all the worksites under the same contractor. Contractors, including all main and subcontractors, that accumulate a pre-determined number of demerit points within an 18-month period, will be debarred from employing foreign workers. The following table indicates the scope and duration of debarment for the accumulated demerits points:

Phase	Demerit points accumulated within 18-month period	Allowed to hire new foreign workers	Allowed to renew existing foreign workers	Duration of debarment
1	25 to 49	No	Yes	3 months
2	50 to 74	No	Yes	6 months
3	75 to 99	No	Yes	1 year
4	100 to 124	No	Yes	2 years
5	125 and above	No	No	2 years

As of the date of this prospectus, Springview Singapore has accumulated 17 demerit points in the last 18-month period due to two instances of lapses across its worksites. The latest demerit points were accumulated by Springview Singapore on June 22, 2023 and will be refreshed and removed after the end of the current 18-month period ending on December 22, 2024.

We believe the demerit points accumulated by Springview Singapore will not have a material impact on the business of Springview Singapore because there is no penalty or debarment imposed on contractors who are below the Phase 1 threshold amount of 25 demerit points and that our customers recognize the quality of our work.

Workplace Safety and Health (Incident Reporting) Regulations (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the Commissioner.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the Commissioner of the accident within 10 days after the date the employer first has notice of the accident.

Being an employer in Singapore, Springview Singapore is required to adhere to the WSHIR reporting requirements in the situation where any accident at Springview Singapore’s office premises or workplaces occurs which results in the injury or death of any employee.

Springview Singapore has only submitted one report under Regulation 4 of the WSHIR and has submitted four (4) reports under Regulation 6 of the WSHIR since 2020.

Work Injury Compensation Act 2019 of Singapore (“WICA”)

The WICA provides that if any employment personal injury by accident arises out of and in the course of the employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. Any employer who fails to insure himself in accordance with the WICA shall be guilty of an offence and shall be liable to, on conviction, a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both. The WICA, read with the Work Injury Compensation (Insurance) Regulations 2020, provides that employers are required to maintain work injury compensation insurance for all employees doing manual work regardless of salary level and employees doing non-manual work earning S$2,600 or less a month (excluding any overtime payment, bonus payment, annual wage supplement, productivity incentive payment and any allowance however described), who are engaged under contracts of service (unless exempted).

The WICA does not cover self-employed persons or independent contractors. However, as the WICA provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the contractor) for the execution by the contractor of the whole or any part of any work or for the supply of labor to carry out any work undertaken by the principal, the Commissioner may direct the principal to fulfill the obligations of the employer under the WICA in relation to any employee of the contractor who were injured while employed in the execution of work for the principal.

The WICA provides that if an employee dies or sustains injuries in a work-related accident or contracted occupational diseases in the course of employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity, current incapacity or death, subject to certain limits stipulated in the WICA.

In this regard, Springview Singapore, being an employer in Singapore, has obtained a contract for insurance in accordance with WICA, the current term of which is until 29 November 2024. In the past 3 years, 3 of our employees have experienced a workplace injury that is subject to WICA jurisdiction.

Employment Act 1968 of Singapore (the “Employment Act”)

The Employment Act sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from April 1, 2019, the Employment Act extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Employment Act prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Employment Act, but only apply to limited categories of employees, such as an employee (other than a workman) who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Employment Act provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the performance of the work is essential to the life of the community, or the work is essential to defense or security. In addition, section 38(5) of the Employment Act limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-Savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the WICA and the WSHA, respectively.

Employment of Foreign Manpower Act 1990 of Singapore

The employment of foreign workers in Singapore is governed by the Employment of Foreign Manpower Act 1990 (“EFMA”) and regulated by MOM. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass from MOM, which allows the foreign employee to work for him in Singapore. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)     be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding12 months or to both; and

(b)    on a second or subsequent conviction:

i.       in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

ii.      in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

Apart from the EFMA, an employer of foreign workers is also subject to, amongst others, the provisions as set out in:

(a)     the Employment Act, the requirements of which are set out above; and

(b)    the Immigration Act 1959 of Singapore (“Immigration Act”) and the regulations issued pursuant to the Immigration Act.

As of the date of this prospectus, Springview Singapore has 61 foreign employee(s) who are covered by the EFMA and has obtained a valid work pass. We believe that we are in compliance with its requirements.

Environmental Laws

The Environmental Public Health Act 1987 of Singapore (“EPHA”) requires, among others, a person, during the construction, alteration, demolition, repair or maintenance of any building or at any time, to take reasonable precautions to prevent danger to the life, health or well-being of persons using any public places from flying dust or falling fragments or from any other material, thing or substance.

The EPHA also regulates, among others, the disposal and treatment of industrial waste and public nuisances. Under the EPHA, the Director-General of Public Health may, on receipt of any information respecting the existence of a nuisance liable to be dealt with summarily under the EPHA and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. The nuisance order may be served on the person responsible for the nuisance, prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first conviction and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

The Environmental Protection and Management Act 1999 of Singapore (“EPMA”) seeks to provide for the protection and management of the environment and resource conservation and regulates, amongst others, air pollution, water pollution, land pollution and noise control. Under the Environmental Protection and Management (Control of Noise at Construction Sites) Regulations, the owner or occupier of any construction site shall ensure that the level of noise emitted from his construction site shall not exceed the prescribed maximum permissible noise levels. The National Environment Agency is empowered under the EPMA to, among others, make regulations to control noise pollution by restricting or prohibiting construction works during certain hours.

MANAGEMENT

The following table sets forth the names, ages and titles of our directors and executive officers:

Name	Age	Title
Mr. Zhuo Wang	36	Chairman and Chief Executive Officer
Ms. Siew Yian Lee	51	Executive Director
Mr. Jordan Yi Chun Tse	29	Chief Financial Officer

Independent Directors:

Name	Age	Title
Mr. Edward C Ye	42	Independent Director
Mr. Mikael Charette	44	Independent Director
Ms. Hung Yu Wu	43	Independent Director

The following is a brief biography of each of our executive officers and directors.

There are no other arrangements or understandings with major shareholders pursuant to which any person referred to above was selected as a director or member of senior management, except for Siew Yian Lee, who is the controlling shareholder of Avanta (BVI) Limited, our majority shareholder, and was appointed as one of our directors based on such association.

Directors and Officers

Mr. Zhuo Wang is our Chairman and Chief Executive Officer. Mr. Wang is responsible for the overall business management of our Group. He has extensive experience in sales and marketing and the management of companies, previously serving as the marketing manager of Springview Singapore from August 2011 to October 2012, and from June 2018 to present. In April 2018, Mr. Wang was appointed as a director of Mingzhu Logistics Holdings Limited (Nasdaq: YGMZ), a Nasdaq listed company involved in trucking and transportation. Mr. Wang is also an independent director and the audit committee chair of Metal Sky Star Acquisition Corporation (Nasdaq: MSSA), a Nasdaq listed special purpose acquisition company, and has served as such since June 2021. Mr. Wang obtained a Bachelor of Science degree in business management from Babson College in 2007.

Ms. Siew Yian Lee is our Executive Director. Ms. Lee is responsible for managing and directing our company’s building works, overseeing their execution and performance. With extensive experience spanning over two decades in the building contractor and construction industries in Singapore, Ms. Lee has served as a director in Springview Singapore since January 2003. Ms. Lee holds a Bachelor of Engineering degree from the Nanyang Technological University. Ms. Lee is an approved person of Class 2 general builder’s license.

Mr. Jordan Yi Chun Tse is our Chief Financial Officer. Mr. Tse was appointed as Chief Financial Officer on November 15, 2023. Mr. Tse is an experienced professional with extensive experience in the field of accounting and auditing. Throughout his career, he has demonstrated strong expertise in implementing business controls, streamlining processes, and providing valuable advisory guidance to management. During Mr. Tse’s tenure at PricewaterhouseCoopers, Hong Kong from December 2018 to September 2020 as a Senior Associate in Core Assurance Services, he analyzed client processes, managed time effectively, and reported under International Financial Reporting Standards (IFRS). He also assessed financial data using IT skills, identified accounting system deficiencies, and participated in meetings related to IPO entities. As a co-founder at 24 Seasons (Shenzhen) Supply Chain Management Company Limited, where he worked from November 2021 to September 2022, Mr. Tse established a startup specializing in cultural and creative products for Chinese festivals. His responsibilities included business development, vision formulation, and client acquisition. He currently serves as an investment manager at Alpha (Shenzhen) Management Consulting Limited, focused on executing corporate finance transactions including initial public offerings, financial advisory, mergers and acquisitions and other fund-raising activities. Mr. Tse obtained a Bachelor of Commerce degree, majoring in accounting and finance, in 2016 from the University of New South Wales.

Each of Mr. Wang and Ms. Lee has entered into a director’s agreement with us. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of our company’s issued and outstanding ordinary shares entitled to vote. See “Compensation of Directors — Directors Agreements” below.

Independent Director

Mr. Edward C Ye is an independent director. Mr. Ye currently serves as an independent director at Pheton Holdings Ltd. in Beijing, a role he was appointed to in May 2023. Mr. Ye has also served as an independent director at Youxin Technology Ltd. in Guangzhou, PRC, since May 2023. Mr. Ye has been serving as the Vice President of Finance at Wimi Hologram Cloud Inc. (Nasdaq: WIMI) in Beijing, PRC since January 2018. From August 2013 to December 2017, Mr. Ye served as the Chief Financial Officer at Bibi Global in Los Angeles, overseeing the financial landscape of the company. Prior to Bibi Global, Mr. Ye was a senior manager at Alan C. Liu, CPA Accounting Office from June 2008 to June 2013. Throughout his career, Mr. Ye has demonstrated a deep understanding of U.S. GAAP standards, executed successful IPO processes, and implemented robust financial procedures, showcasing his analytical, strategic, and problem-solving skills. Mr. Ye earned his Bachelor of Science degree in business administration from California State University Los Angeles, with a major in finance and a minor in economics.

Mr. Mikael Charette is an independent director. He has served as an independent director at Mingzhu Logistics Holding Ltd (Nasdaq: YGMZ) since November 2020, overseeing trucking and delivery services in China. His leadership extends to roles such as Vice Chairman and Director at Cancham Shanghai, where he represented the Canadian business community’s interests, and Vice President at Fung & Yu CPA Ltd, contributing to the growth of a respected regional CPA firm. Additionally, he is the Founding Partner and CEO of Wellfunded Enterprise Ltd, an innovative investment fund fostering cross-border collaboration in cleantech, healthtech, and digital innovation. As the CEO-Lawyer of Well Asia Group since May 2006, he manages assets and offers immigration services globally. His entrepreneurial spirit is further evident as the CEO-Lawyer of Frontier Immigration Services Ltd, providing consulting and investment services to high-net-worth individuals. He has also played pivotal roles at Harvey Law Group, Light Up Air, and has served in various directorial positions. Mr. Charette holds a Master-in-Law (LL.M.) degree from City University of Hong Kong, graduating cum laude, with a global academic background including an international intellectual property exchange program at Oxford University and a Common Law Baccalaureate (JD) from the University of Victoria, where he actively engaged in law review editing and organized charity events, culminating in summa cum laude honors for his License in Civil Law (LL.L.) from the University of Ottawa.

Ms. Hung Yu Wu is an independent director. Since December 2023, she has served as an independent director at Excalibur Global Financial Holdings Limited (HKSE: 8350). Additionally, she has served as an independent director at I-Control Holdings Limited (HKSE: 1402) since March 2023 and as a director at CL Partners CPA Limited since April 2024. From September 2022 to March 2024, she served as the financial controller at LVGEM (China) Real Estate Investment Company Limited (HKSE: 95). From June 2015 to September 2022, she worked as the audit principal at SHINEWING (HK) CPA Limited. Ms. Wu demonstrated proficiency in supervising financial accounting and reporting, managing financial control and treasury functions, and leading special projects such as offshore debt offerings. She also exhibited adeptness in maintaining relationships with external parties, including banks and credit agencies, while consistently ensuring compliance with financial reporting and corporate governance standards. Ms. Wu earned her Bachelor of Accountancy degree from the Hong Kong Polytechnic University.

Board of Directors

Our board of directors consists of five directors. Our board of directors have determined that our three independent directors, Mr. Edward C Ye, Mr. Mikael Charette and Ms. Hung Yu Wu satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Duties of Directors

Under Cayman Islands law, all of our directors owe fiduciary duties to the Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Company has the right to seek damages if a duty owed by any of our directors is breached. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until the expiration of his or her term or until a successor has been duly elected and qualified as may be provided in a written agreement with our company, or until his or her resignation or until he or she is removed from office by ordinary resolution of the shareholders or until his or her office is otherwise vacated in accordance with our articles of association. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) becomes physically or mentally incapable of acting as a director; (iii) resigns by notice in writing to our company; (iv) without the consent of the other directors, he or she is absent from meetings of directors for a continuous period of six months; (v) only held office as a director for a fixed term and such term expires; or (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Committees of the Board of Directors

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Each committee’s charter are available on our website at https://www.springviewggl.com/. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Mr. Edward C Ye, Mr. Mikael Charette and Ms. Hung Yu Wu serve on the audit committee, which is chaired by Edward C Ye. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Edward C Ye as an “audit committee financial expert”, as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•        reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing earnings releases.

Compensation Committee

Mr. Edward C Ye, Mr. Mikael Charette and Ms. Hung Yu Wu serve on the compensation committee, which is chaired by Mr. Mikael Charette. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

•        evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

•        reviewing and recommending to the board of directors the cash compensation of our other executive officers;

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing and administering our compensation and similar plans;

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•        retaining and approving the compensation of any compensation advisors;

•        reviewing and approving our policies and procedures for the grant of equity-based awards;

•        reviewing and recommending to the board of directors the compensation of our directors; and

•        preparing the compensation committee report required by SEC rules, if and when required.

Nomination Committee

Mr. Edward C Ye, Mr. Mikael Charette and Ms. Hung Yu Wu serve on the nomination committee, which is chaired by Ms. Hung Yu Wu. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq rules. The nomination committee’s responsibilities include:

•        developing and recommending to the board of directors criteria for board and committee membership;

•        establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

•        reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

•        the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We have adopted (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). A current copy of the Policies are posted on the Corporate Governance section of our website, which is located at https://www.springviewggl.com/. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Board Diversity

Board Diversity Matrix (As of the date of this prospectus)
Country of Principal Executive Offices:	Singapore
Foreign Private Issuer	Yes
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	—	—	—	—
LGBTQ+	—	—	—	—

Compensation of Executive Officers

For the financial year ended December 31, 2022, we paid an aggregate of approximately S$144,000 in cash to our executive officers. For the financial year ended December 31, 2023, we paid an aggregate of approximately S$156,000 in cash to our executive officers.

Employment Agreements

Employment Agreement between Springview Cayman and Mr. Zhuo Wang

Effective as of November 15, 2023, our company entered into an Employment Agreement with Mr. Zhuo Wang. Zhuo Wang is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Zhuo Wang’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Zhuo Wang shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Springview Singapore and Mr. Zhuo Wang

On April 2, 2018, Springview Singapore entered into an employment agreement with its Marketing Manager, Zhuo Wang. Mr. Wang is entitled to a monthly base salary of S$8,000.

Employment Agreement between Springview Cayman and Ms. Siew Yian Lee

Effective as of November 15, 2023, our company entered into an Employment Agreement with Ms. Siew Yian Lee. Ms. Lee is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Ms. Lee’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Lee shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Springview Singapore and Ms. Siew Yian Lee

On September 11, 2005, Springview Singapore entered into an employment agreement with its Executive Director, Ms. Siew Yian Lee. Ms. Lee is entitled to a monthly base salary of S$3,000. Effective as of July 1, 2022, Ms. Lee’s monthly salary at Springview Singapore increased to S$5,000 per month.

Employment Agreement between Springview Cayman and Mr. Jordan Yi Chun Tse

Effective as of November 15, 2023, our company entered into an Employment Agreement with Mr. Jordan Yi Chun Tse. Mr. Tse is entitled to an annual base salary of $36,000 from Springview Cayman, payable on a monthly basis. Mr. Tse’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Tse shall not, during the term of the agreement and for 24 months after cessation of employment, carry on business in competition with the Group.

Compensation of Directors

Directors’ Agreements

Each of our directors, except for Mr. Zhuo Wang and Ms. Siew Yian Lee, has entered into a director’s agreement with our company. Mr. Wang and Ms. Lee entered into a director’s agreement with our company on October 4, 2023 and November 15, 2023, respectively. The terms and conditions of such directors’ agreements are similar in all material aspects. Each director’s agreement will continue until the director’s successor is duly elected and qualified. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of our company’s issued and outstanding Ordinary Shares entitled to vote. Under the directors’ agreements, our company agrees, to the maximum extent provided under applicable law, to indemnify the directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the directors’ performance of their duties, other than any such losses incurred as a result of the directors’ gross negligence or willful misconduct.

Under the directors’ agreements, the initial aggregate annual salary payable to each of our independent directors, Mr. Edward C Ye, Mr. Mikael Charette, and Ms. Hung Yu Wu, is $24,000 in cash, respectively.

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by our company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors, provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors have entered into a service agreement with our company or any of our subsidiaries that provides for benefits upon termination of employment.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, and subject to the terms thereof being in compliance with the laws of the state of New York, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A Shares and Class B Shares by:

•        each person, or group of affiliated persons, known by us to beneficially own greater than 5% of our outstanding Class A Shares and Class B Shares;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

The number and percentage of Class A Shares and Class B Shares beneficially owned before the offering are based on 11,500,000 Class A Shares, par value of $0.0001 per share, and 10,000,000 Class B Shares, par value of $0.0001 per share, issued and outstanding as of the date of this prospectus. Holders of Class A Shares will be entitled to one vote per share. Holders of Class B Shares will be entitled to 20 votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Shares or Class B Shares.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is Henderson Industrial Park, Singapore 159546.

	Amount of Beneficial Ownership of Class A Shares(1)	Pre- Offering Percentage Ownership of Class A Shares(2)	Post- Offering Percentage Ownership of Class A Shares(2)(3)	Amount of Beneficial Ownership of Class B Shares Pre- and Post- Offering	Percentage Ownership of Class B Shares	Pre- Offering Combined Voting Power of Class A and Class B Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Shares(2)(3)
Directors and Executive Officers:
Zhuo Wang(4)	1,200,000	10.43%	10.43%	—	—	0.57%	0.57%
Siew Yian Lee(5)	7,000,000	60.87%	60.87%	10,000,000	100%	97.87%	97.87%
Jordan Yi Chun Tse(6)	—	—		—	—	—
Edward C Ye(6)	—	—		—	—	—
Mikael Charette(6)	—	—		—	—	—
Hung Yu Wu(6)	—	—		—	—	—
5% or Greater Shareholders
AVANTA (BVI) LIMITED(7)	7,000,000	60.87%	60.87%	10,000,000	100%	97.87%	97.87%
WZ GLOBAL (BVI) LIMITED(8)	1,200,000	10.43%	10.43%	—	—	0.57%	0.57%
SWL (BVI) LIMITED(9)	900,000	7.83%	0%	—	—	0.43%	0%
SKY SAPPHIRE GROUP LIMITED(10)	900,000	7.83%	0%	—	—	0.43%	0%

____________

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Shares and Class B Shares. All shares represent only Class A Shares and Class B Shares held by shareholders as no options are issued or outstanding.

(2)      Calculation based on 11,500,000 Class A Shares and 10,000,000 Class B Shares issued and outstanding before the completion of the offering. Holders of Class A Shares are entitled to one vote per share held. Holders of Class B are entitled to 20 votes per share held.

(3)      Takes into account the 1,800,000 Class A Shares that are to be sold by SWL (BVI) Limited and Sky Sapphire Group Limited.

(4)      Zhuo Wang holds 1,200,000 ordinary shares through WZ GLOBAL (BVI) LIMITED. Zhuo Wang holds 100% of equity interest in WZ GLOBAL (BVI) LIMITED. Zhuo Wang is the sole director of WZ GLOBAL (BVI) LIMITED, has the power to direct the voting and disposition of the ordinary shares held by WZ GLOBAL (BVI) LIMITED, and may be deemed the beneficial owner of all ordinary shares held by WZ GLOBAL (BVI) LIMITED.

(5)      Pursuant to certain acting-in-concert agreement between Siew Yian Lee and her spouse Kong Chuan Heng, who jointly own AVANTA (BVI) LIMITED, dated December 6, 2023, Siew Yian Lee has sole voting and dispositive power over ordinary shares and voting power held by AVANTA (BVI) LIMITED.

(6)      The individual is an independent director.

(7)      Represents 7,000,000 Class shares and 10,000,000 Class B ordinary shares held by AVANTA (BVI) LIMITED, which is beneficially owned and controlled by Siew Yian Lee and its current registered address is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(8)      Represents 1,200,000 Class A shares held by WZ GLOBAL (BVI) LIMITED, which is beneficially owned and controlled by Zhuo Wang and its current registered address is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

(9)      Represents 900,000 Class A shares held by SWL (BVI) LIMITED prior to the completion of this offering, which is beneficially owned and controlled by Cheng Hoe Tan and its current registered address is located at Ritter House, Wickhams Cay II, PO Box 31702, Road Town, Tortola VG1110, British Virgin Islands.

(10)    Represents 900,000 Class A shares held by SKY SAPPHIRE GROUP LIMITED prior to the completion of this offering, which is beneficially owned and controlled by LOH MEI LIN SAMANN and its current registered address is located at Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

In addition to the executive officer and director compensation arrangements discussed in “Compensation of Executive Officers” and “Compensation of Directors,” below we describe transactions since January 1, 2022, to which we have been a participant, in which the amount involved in the transaction is material to our company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our company that gives them significant influence over our company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Related Party Name	Relationship to the Company
Springview Contracts Pte. Ltd.	Entity owned by Mr. Kong Chuan Heng and our executive director, Ms. Siew Yian Lee
GGL Enterprises Pte. Ltd.	Entity controlled by Mr. Kong Chuan Heng and our CEO, Mr. Zhuo Wang
Mr. Kong Chuan Heng	Shareholder of our majority shareholder Avanta (BVI) Limited, and the spouse of our executive director, Ms. Siew Yian Lee
China International Corporate Management	Controlled by our CEO, Mr. Wang Zhuo

a.      Accounts receivable due from a related party

	As of December 31,
Related Party Name	2022	2023	2023
	S$	S$	$
Springview Contracts Pte. Ltd.	347,105	145,842	110,545
Total	347,105	145,842	110,545
Related Party Name	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Springview Contracts Pte. Ltd.	145,842	105,053	77,450
Total	145,842	105,053	77,450

b.      Amount due from/(to) related parties

	As of December 31,
Related Party Name	2022	2023	2023
	S$	S$	$
Springview Contracts Pte. Ltd.	613,043	—	—
Mr. Heng Kong Chuan	(231,953)	(19,902)	(15,085)
China International Corporate Management	—	(584,328)	(442,907)

As of the date of this report, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the years ended December 31, 2022 and 2023, the Company received repayment of S$702,000 and S$1,000,000 ($757,978) from Springview Contracts Pte. Ltd., respectively. During the years ended December 31, 2022 and 2023, the Company repaid Mr. Heng Kong Chuan S$62,806 and S$212,051 ($160,730), respectively. During the years ended December 31, 2022 and 2023, the Company received proceeds of nil and S$584,328 ($442,907) from China International Corporate Management, respectively.

Related Party Name	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Springview Contracts Pte. Ltd.	—	—	—
Mr. Heng Kong Chuan	(19,902)	—	—
China International Corporate Management	(584,328)	(904,040)	(666,500)

As of the date of this prospectus, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the year ended December 31, 2023 and the six months ended June 30, 2024, the Company received repayment of S$1,000,000 and S$40,789 ($30,072) from Springview Contracts Pte. Ltd., respectively.

During the year ended December 31, 2023 and the six months ended June 30, 2024, the Company repaid Mr. Heng Kong Chuan S$212,051 and S$19,902 ($14,673), respectively.

During the year ended December 31, 2023 and the six months ended June 30, 2024, the Company received proceeds of 584,328 and S$319,712 ($235,706) from China International Corporate Management, respectively.

c.      Related party transactions

Nature	Name	For the Years Ended December 31,
		2022	2023	2023
		S$	S$	$
Construction service provided to Springview Contracts Pte. Ltd.	Springview Contracts Pte. Ltd.(1)	347,105	185,694	140,752
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	53,000	12,778	9,685

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of December 31, 2023, no receivables are considered past due.

Nature	Name	For the Period Ended June 30,
		2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
		S$	S$	$
Construction service provided to Springview Contracts Pte. Ltd.	Springview Contracts Pte. Ltd.(1)	171,467	—	—
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	12,778	—	—

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of June 30, 2023, no receivables are considered past due.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands. Our Amended and Restated Articles of Association means the amended and restated articles of association of our company adopted by special resolution passed on November 16, 2023, as amended from time to time. A copy of the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares, with 11,500,000 Class A Shares and 10,000,000 Class B Shares issued and outstanding. Immediately upon the completion of this offering, we have 11,500,000 Class A Shares and 10,000,000 Class B Shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are fully paid, and all of our shares to be sold in the offering are fully paid.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company.    Under our Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our issued and outstanding Class A Shares and Class B Shares are fully paid and non-assessable. Our Class A Shares and Class B Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our shares will not receive a certificate in respect of such shares. We may not issue shares to a bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends and Distribution.    Subject to the Companies Act, our company may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors. No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of our company’s assets (including any distribution of assets to shareholders on a winding up) may be made to a holder of a Class B Share. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that ordinary resolution is obtained regarding the declaration and payment of dividend out of share premium account and in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Subject to our company’s Amended and Restated Memorandum and Articles of Association, if our company is wound up the shareholders may, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the holders of the Class A Shares the whole or any part of the assets of our company and, for that purpose, to value any assets and to determine how the division shall be carried out as among the holders of the Class A Shares; and/or

(b)    to vest the whole or any part of the assets in trustees for the benefit of the holders of the Class A Shares and those liable to contribute to the winding up.

No distribution (whether in cash or otherwise) of our company’s assets on a winding up may be made to a holder of a Class B Ordinary Share in accordance with our company’s Amended and Restated Memorandum and Articles of Association.

Voting Rights.    The holder of an Ordinary Share shall have the right to receive notice of, attend at and vote as a shareholder at any general meeting of our company. Voting at any meeting of shareholders is by way of a poll. Subject to our company’s Amended and Restated Memorandum and Articles of Association, each holder of Class A Share is, on a poll, entitled to exercise one vote for each Class A Share he or she holds on any and all matters to be voted thereon in a general meeting, and each holder of Class B Share is, on a poll, entitled to exercise 20 votes for each Class B Share he or she holders on any and all matters to be voted thereon in a general meeting.

An ordinary resolution means a resolution passed at a duly constituted general meeting of the shareholders passed by a simple majority of shareholders who (being entitled to do so) vote in person or by proxy at that meeting. A special resolution means a resolution passed at a duly constituted general meeting of the shareholders passed by a majority of not less than two-thirds of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, consolidate or sub-divide their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than one-third of all votes attaching to the total issued and paid up share capital of our company in accordance with the notice provisions in the Amended and Restated Articles of Association. The requisition must specify the purpose of the meeting and be signed by or on behalf of each of the shareholders making the requisition. The directors should convene an extraordinary general meeting within two months after the deposit of such requisition. If the directors do not convene such meeting within 21 days’ from the date of deposit of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves in the same manner in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least seven clear days’ notice of an extraordinary general meeting and an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and persons entitled to a Share in consequence of the death or bankruptcy of a shareholder.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90% of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors.

The chairman may at any time adjourn a meeting with the consent of the shareholders constituting a quorum. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Amended and Restated Articles of Association.

In the case of an equality of votes, on a poll, the chairman of the meeting at which the poll is demanded shall not be entitled to a second or casting vote.

Transfer of Shares.    Subject to any applicable requirements set forth in the Amended and Restated Memorandum and Articles of Association and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer his or her Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

•        where the Shares are fully paid, by or on behalf of that shareholder; and

•        where the Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into our register of members.

Where the Shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of Shares;

•        the instrument of transfer is properly stamped, if required;

•        the Share transferred is fully paid up and free of any lien in favour of us;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer of shares not listed on the stock exchange, they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    If we are wound up, the shareholders may, subject to the Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the holders of the Class A Shares the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as among the holders of the Class A Shares; and

•        to vest the whole or any part of the assets in trustees for the benefit of holders of the Class A Shares and those liable to contribute to the winding up.

No distribution (whether in cash or otherwise) of our company’s assets on a winding up may be made to a holder of the Class B Share.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding (other than treasury shares) or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, unless the terms on which a class of shares was issued state otherwise, only be varied with (i) the written consent by the shareholders holding not less than 50% of the issued shares of that class or (ii) the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred upon the holders of the shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Amended and Restated Memorandum and Articles of Association authorize our board of directors to issue additional Shares from time to time and on such terms and conditions as our board of directors shall determine, to the extent of available authorized but unissued shares. The directors may so deal with the unissued shares (a) either at a premium or at par; or (b) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

Inspection of Books and Records.    Holders of our Class A Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders).

Anti-Takeover Provisions.    Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•        authorize our board of directors to issue additional shares and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability (meaning our public shareholders have no liability, as shareholders of our company, for liabilities of our company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may not issue negotiable or bearer shares, but may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer LLC. Its address is 18 Lafayette Pl, Woodmere, NY 11598.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow the Cayman Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

•        the majority independent director requirement under Section 5605(b)(1) of the Nasdaq listing rules;

•        the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

•        the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Class A Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is conducted in compliance with the relevant statutory procedures under the Companies Act. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. Those provisions provide that if a majority in number representing 75% in value of the creditors or class of creditors (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. Alternatively, if 75% in value of the members or class of members (as the case may be) present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the members or the class of members, as the case may be, and also on the company or, where a company is in the course of being wound up, on the liquidator and contributories of the company. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder.

However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)     an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)    an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)     an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles of Association provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director or officer and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Articles of Association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Amended and Restated Articles of Association, our company may be dissolved, liquidated or wound up by the special resolution of the shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with (i) the written consent by the shareholders holding not less than 50% of the issued shares of that class; or (ii) the sanction of a special resolution passed at a separate general meeting of the holders of the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we are required to adopt and maintain anti-money laundering procedures and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber.

In the event of delay or failure on the part of the subscriber in producing any information or evidence required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us.

For the purpose of this Privacy Notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to us with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

SHARES ELIGIBLE FOR FUTURE SALE

We have 11,500,000 Class A Shares and 10,000,000 Class B Shares outstanding.

All of the Class A Shares sold in this offering by the Resale Shareholders are freely transferable in the United States, without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. Save for the shares issued during the IPO, all of our shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Shares in the public market could adversely affect prevailing market prices of our Class A Shares. While our Class A Shares are listed on the Nasdaq Capital Market, we cannot assure you that a regular trading market will be maintained for the Class A Shares.

Lock-Up Agreements

Our officers, directors and all of our company’s pre-offering shareholders that hold 10% or more of our Class A Shares before the IPO, have agreed, subject to certain exceptions, to a 180-day “lock-up” period from the effective date of the IPO on September 30, 2024 with respect to the Class A Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six months from the effective date of the IPO on September 30, 2024, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative.

We cannot predict what effect, if any, future sales of our Class A Shares, or the availability of Class A Shares for future sale, will have on the trading price of our Class A Shares from time to time. Sales of substantial amounts of our Class A Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Shares for more than six months but not more than one year may sell such Class A Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Shares for more than one year may freely sell our Class A Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Class A Shares; or

•        The average weekly trading volume of our Class A Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

MATERIAL TAX CONSIDERATIONS

The following summary of Cayman Islands and U.S. federal income tax consequences of an investment in our Class A Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Class A Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Ogier, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from November 23, 2023, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Law of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Shares, nor will gains derived from the disposal of our Class A Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Class A Shares or on an instrument of transfer in respect of our Class A Shares.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Our company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Shares by U.S. Holders (as defined below) that acquire our Class A Shares in this offering and hold our Class A Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Class A Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Class A Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Shares. Under the PFIC rules:

•        such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Shares;

•        such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

•        such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

•        an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have received approval to list our Class A Shares on Nasdaq, we cannot guarantee that, once listed, our Class A Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Shares held at the end of the taxable year over its adjusted tax basis of such Class A Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Shares held at the end of the taxable year over the fair market value of such Class A Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Class A Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS A SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Our Class A Shares are currently listed on the Nasdaq Capital Market under the symbol “SPHL.” The Resale Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Resale Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Resale Shareholders to sell a specified number of such shares at a stipulated price per share; and

•        a combination of any such methods of sale.

The Resale Shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Class A Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Resale Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Shares in the course of hedging the positions it assumes. The Resale Shareholders may also sell our Class A Shares short and deliver these securities to close out it short positions, or loan or pledge the Class A Shares to broker-dealers that in turn may sell these securities. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to each Resale Shareholder from the sale of the Class A Shares offered by it will be the purchase price of the Class A Shares less discounts or commissions, if any. Each Resale Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by each Resale Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such Resale Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The Resale Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The Resale Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any Resale Shareholders who are affiliates of broker-dealers, that participate in the sale of the Class A Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Resale Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between each Resale Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Resale Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our Class A Shares to be sold, the name of the Resale Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Resale Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of each Resale Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Resale Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Resale Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, expected to be incurred in connection with this offering by the Resale Shareholders. With the exception of the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,218.06
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$20,000.00
Printing and Engraving Expenses	$2,995.00
Miscellaneous Expenses	$—
Total Expenses	$49,213.06

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Class A Shares offered hereby has been opined upon for us by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the law of the Cayman Islands. Certain legal matters as to Singapore law will be passed upon for us by Drew & Napier LLP.

EXPERTS

The consolidated statements as of December 31, 2022 and 2023 and for the years ended December 31, 2022 and 2023 included in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza, Suite 830, New York, NY 10001, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SPRINGVIEW HOLDINGS LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Springview Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Springview Holdings Ltd (the “Company”) as of December 31, 2022 and 2023, the related consolidated statements of income and comprehensive income, changes in shareholders’ (deficit)/equity and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum Asia CPAs LLP
We have served as the Company’s auditor since 2023.

New York, New York
March 11, 2024

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2022	2023	2023
	S$	S$	$
Assets
Current assets
Cash	348,685	698,106	529,149
Accounts receivable, net	137,031	314,572	238,439
Accounts receivable due from a related party	347,105	145,842	110,545
Contract assets	751,722	4,813,313	3,648,385
Amounts due from a related party	613,043	—	—
Other assets – current	15,223	76,249	57,795
Total current assets	2,212,809	6,048,082	4,584,313
Non-current assets
Property and equipment, net	7,599	7,861	5,959
Right-of-use assets, net	394,503	295,174	223,735
Other assets – non-current	165,811	411,070	311,582
Total non-current assets	567,913	714,105	541,276
Total assets	2,780,722	6,762,187	5,125,589
Liabilities and shareholders’ deficit
Current liabilities
Accounts payable	1,028,408	1,354,368	1,026,582
Contract liabilities	136,464	—	—
Other payables and accruals	724,114	776,424	588,512
Amount due to related parties	231,953	604,229	457,992
Income tax payable	112,457	—	—
Loans and borrowings – current	353,972	429,603	325,630
Operating lease liabilities – current	107,111	136,566	103,514
Finance lease liabilities – current	58,215	62,778	47,584
Total current liabilities	2,752,694	3,363,968	2,549,814
Non-current liabilities
Deferred tax liabilities, net	3,689	578,383	438,401
Loans and borrowings – non-current	302,143	836,662	634,171
Operating lease liabilities – non-current	108,627	42,217	32,000
Finance lease liabilities – non-current	135,951	73,173	55,464
Total non-current liabilities	550,410	1,530,435	1,160,036
Total liabilities	3,303,104	4,894,403	3,709,850
Commitments and contingencies
Shareholders’ (deficit)/equity
*Class A Shares, $0.0001 par value, 400,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2022 and December 31, 2023	1,352	1,352	1,000
*Class B Ordinary Shares, $0.0001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2022 and December 31, 2023	1,352	1,352	1,000
Additional paid-in capital	997,296	997,296	755,978
Accumulated (deficit)/earnings	(1,522,382)	867,784	657,761
Total shareholders’ (deficit)/equity	(522,382)	1,867,784	1,415,739
Total liabilities and shareholders’ (deficit)/equity	2,780,722	6,762,187	5,125,589

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Revenue	6,868,847	13,167,319	9,980,534
Revenue from a related party	347,105	185,694	140,752
Total revenue	7,215,952	13,353,013	10,121,286
Cost of revenue	(4,837,012)	(8,534,597)	(6,469,034)
Cost of revenue from a related party	(330,576)	(176,851)	(134,049)
Total cost of revenue	(5,167,588)	(8,711,448)	(6,603,083)
Gross profit	2,048,364	4,641,565	3,518,203

Operating expenses
General and administrative expenses	(1,327,124)	(1,720,155)	(1,303,839)
Total operating expenses	(1,327,124)	(1,720,155)	(1,303,839)
Income from operations	721,240	2,921,410	2,214,364

Other income (expenses)
Interest expenses, net	(42,938)	(78,069)	(59,175)
Other income	50,478	24,834	18,824
Total other income (expense), net	7,540	(53,235)	(40,351)
Income before income taxes	728,780	2,868,175	2,174,013
Income tax expenses	(111,055)	(478,009)	(362,320)
Net income	617,725	2,390,166	1,811,693
Comprehensive income	617,725	2,390,166	1,811,693

Weighted average number of outstanding ordinary shares
*Basic and diluted	20,000,000	20,000,000	20,000,000
Earnings per share
Basic and diluted	0.03	0.12	0.09

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/ EQUITY

	Class A Ordinary shares		Class B Ordinary shares		Additional paid-in capital	Accumulated (deficit)/ earnings	Total shareholders’ (deficit)/ equity
	*Shares	Amount	*Shares	Amount
		S$		S$	S$	S$	S$
Balance at January 1, 2022	10,000,000	1,325	10,000,000	1,325	997,296	(2,140,107)	(1,140,107)
Net income	—	—	—	—	—	617,725	617,725
Balance at December 31, 2022	10,000,000	1,325	10,000,000	1,325	997,296	(1,522,382)	(522,382)
Net income	—	—	—	—	—	2,390,166	2,390,166
Balance at December 31, 2023	10,000,000	1,325	10,000,000	1,325	997,296	867,784	1,867,784
Balance at December 31, 2023 ($)	10,000,000	1,000	10,000,000	1,000	755,978	657,761	1,415,739

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Cash flows from operating activities
Net income	617,725	2,390,166	1,811,693
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation of property and equipment	3,155	4,619	3,501
Amortization of right-of-use assets	180,224	192,021	145,548
Deferred income tax expenses	—	478,009	362,320

Changes in operating assets and liabilities
Accounts receivable, net	(122,031)	(177,541)	(134,572)
Contract assets	(751,722)	(4,061,592)	(3,078,596)
Accounts receivable due from a related party	(347,105)	(185,694)	(140,752)
Other assets	(27,977)	18,670	14,151
Accounts payable	(487,534)	325,961	247,071
Other payables and accruals	213,123	(72,121)	(54,666)
Contract liabilities	136,464	(136,464)	(103,437)
Income tax payable	105,228	(15,772)	(11,955)
Operating lease liabilities	(117,047)	(129,648)	(98,270)
Net cash used in operating activities	(597,497)	(1,369,386)	(1,037,964)

Cash flows from investing activities
Purchases of property and equipment	(7,752)	(4,879)	(3,668)
Repayment of amount from a related party	702,000	1,000,000	757,978
Net cash provided by investing activities	694,248	995,121	754,280

Cash flows from financing activities
Proceeds from loans and borrowings	275,000	1,050,000	795,877
Proceeds from a related party	—	584,328	442,907
Payment for deferred offering costs	—	(200,526)	(151,994)
Repayment of amount to a related party	(62,806)	(212,051)	(160,730)
Repayment of loans and borrowings	(366,374)	(439,850)	(333,396)
Payments for finance lease liabilities	(55,259)	(58,215)	(44,126)
Net cash (used in)/provided by financing activities	(209,439)	723,686	548,538
Net changes in cash	(112,688)	349,421	264,854
Cash at beginning of the year	461,373	348,685	264,295
Cash at end of the year	348,685	698,106	529,149

Supplement disclosures of cash flow information
Income taxes paid	8,479	15,773	11,956
Interest paid	42,938	73,962	56,062
Offset amount due to a related party	1,084,524	1,296,018	982,353

The accompanying notes are an integral part of these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — NATURE OF BUSINESS AND ORGANIZATION

Springview Holdings Ltd (the “Company” or “Springview (Cayman)”) is a holding company incorporated on September 27, 2023 in Cayman Islands while Springview (BVI) Ltd was incorporated on October 11, 2023 in the BVI with the Company being the sole shareholder of Springview (BVI) Ltd. The Company conducts its business primarily through its indirect wholly-owned subsidiary in Singapore, Springview Enterprises Pte. Ltd., providing four main types of works: (i) new construction, (ii) reconstruction, (iii) Additions and Alterations (A&A), and (iv) other general contracting services. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services. The Company is a holding company with no business operation.

As at December 31, 2023, subsidiary of the Company includes the following entity:

Entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
Springview (BVI) Ltd (Springview (BVI))	October 11, 2023	British Virgin Islands	100% owned by Springview (Cayman)	Investment holding
Springview Enterprises Pte. Ltd. (Springview (S))	June 3, 2002	Singapore	100% owned by Springview (BVI)	General contractors (Building construction including major upgrading works)

Pursuant to a group reorganization (the “Reorganization”) to rationalize the structure of the Company and its subsidiary in preparation for the listing of the Company’s shares, the Company became the holding company on December 1, 2023. The Company and its subsidiary were under common control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the Reorganization, which have been accounted for as reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

Note 2 — LIQUIDITY

In assessing the Company’s liquidity, the Company monitors and analyzes its cash balances and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

As of December 31, 2022 and 2023, the Company’s cash balances amounted to approximately S$348,685 and S$698,106 ($529,149) respectively. For the years ended December 31, 2022 and 2023, the Company generated profit for the periods of S$617,725 and S$2,390,166 ($1,811,693) respectively. In addition to cash in bank, the Company has other current assets mainly composed of accounts receivable, accounts receivable due from a related party, contract assets and amounts due from a related party amounting to approximately S$1,848,901 and S$5,273,727 ($3,997,368) as of December 31, 2022 and 2023 respectively. All of them are short-term in nature and can be collected back within the Company’s operating cycles to support the Company’s liquidity needs.

Although the Company believes that it can realize its current assets in the normal course of business, its ability to repay its current obligations will depend on the future realization of its current assets. If the Company is unable to realize its current assets within the normal twelve-month operating cycle, the Company may have to consider supplementing its available sources of funds through financing from the Company’s officers or shareholders and financing from banks and other financial institutions.

Mr. Zhuo Wang, the CEO of the Company, has provided a financial support letter which express his willingness and intent to provide the necessary financial support so as to enable the Company to meet its liabilities as when they are due and to carry on its business without a significant curtailment of operations for the foreseeable future. The financial support, up to S$2,000,000, will be provided at an interest rate of 5.5% and will expire on May 31, 2025.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — LIQUIDITY (cont.)

Based on the management’s assessment of the future liquidity and performance of the Company and its available sources of financing, the Company believes that the current cash and cash flows generated from the Company’s future operating and financing activities will be sufficient to meet the cash requirements to fund planned operations and other commitments for at least the next twelve months from the date of the issuance of the consolidated financial statements.

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. The Company believes that it is following existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates estimates, including but not limited to, those related to allowance for credit losses, determination of the useful lives of property and equipment, impairment of long-lived assets, right-of-use assets, financing lease liabilities, revenue recognition, allowance for deferred tax assets and contingencies. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable. As a result, management makes judgments regarding the carrying values of the Company’s assets and liabilities that are not readily apparent from other sources. Authoritative pronouncements, historical experience and information, information that is currently available to the Company and assumptions that the Company believes to be reasonable under the circumstances are used as the basis for making estimates and judgements. Actual results may differ from these estimates.

Foreign currency translation

The accompanying consolidated financial statements are presented in the Singapore Dollars (“S$”), which is the reporting currency of the Company. The functional currency of the Company in the Cayman Islands is United States Dollars (“$”), its subsidiaries which are incorporated in British Virgin Islands and Singapore are United States Dollars (“$”) and Singapore Dollars (“S$”) respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and comprehensive income and consolidated statements of cash flows from S$ into $ as of and for the year ended December 31, 2023 are solely for the convenience of the reader and were calculated at the noon buying rate of $1 = S$1.3193, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into $ at such rate or at any other rate.

Cash

Cash consists of demand deposit placed with commercial banks, which is unrestricted as to withdrawal and use and have original maturities of less than three months. Cash balances in bank accounts in Singapore with maximum amount of S$75,000 are insured under the Deposit Protection Scheme introduced by the Singapore government. Management believes that the commercial banks are of high credit quality and continually monitors the credit worthiness of these commercial banks.

Accounts receivable, net

On January 1, 2022, the Company adopted ASU 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology, which requires consideration of a broader range of information to estimate credit losses over the lifetime of the asset, including current conditions and reasonable and supportable forecasts in addition to historical loss information, to determine expected credit losses and applies to the measurement of impairment on financial assets measured at amortized cost, which includes trade receivable. Therefore, estimates of expected credit losses on trade receivables over their life will be required to be recorded at inception, based on historical information, current conditions, and reasonable and supportable forecasts.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets, which include accounts receivable. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances, credit quality and specific risk characteristics of its customers, current economic conditions, forward-looking information including economic, regulatory, technological, environmental factors (such as industry prospects, GDP, employment, etc.), reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company has adopted the loss rate method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

Financial assets are presented as net of the allowance for credit losses in the consolidated balance sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of income and comprehensive income. Write-offs are recorded in the period in which the asset is deemed to be uncollectible. As of December 31, 2022 and 2023, the allowance for credit losses of accounts receivable was nil and S$30,916 ($23,434), respectively. For the years ended December 31, 2022 and 2023, the provision for credit losses of accounts receivable was nil and S$30,916 ($23,434), respectively.

Other assets

Other assets, current and non-current, primarily consist of prepaid expenses, advance to suppliers and deposits for leases and tenders. These amounts bear no interest. Management reviews its prepayments, advances and refundable deposits placed with counterparties on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of December 31, 2022 and 2023, no allowance was deemed necessary. Management believes that these counterparties are of high credit quality and continually monitors the credit worthiness of these counterparties.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Deferred offering costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. These costs, together with the underwriting discounts and commissions. will be charged to additional paid-in capital upon completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2023, the Company did not conclude its IPO. As of December 31, 2022 and 2023, the Company has incurred nil and S$324,955 ($246,309) of deferred offering costs, respectively.

Property and equipment, net

Property and equipment are stated at cost, less accumulated depreciation, and impairment loss, if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful life
Office equipment	5 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

The Company’s long-lived assets with finite lives, including property and equipment, net are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2022 and 2023, no impairment of long-lived assets was recognized.

Fair value measurement

Accounting guidance defines fair value as the exchange price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a three-level fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

•        Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

•        Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•        Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company considers the carrying value of its financial assets and liabilities, which consist of cash, accounts receivable, contract assets and contract liabilities, prepayments and other current assets, amounts due from related parties, accounts payable, lease liabilities — current, income tax payable, other payables and accruals approximate the fair value of the respective assets and liabilities as of December 31, 2022 and 2023 due to their short-term nature.

Contract assets and contract liabilities

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms until certain conditions are met. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. The majority of these amounts are expected to be billed and collected from clients within twelve months and are classified as current assets.

Contract liabilities on uncompleted construction contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Leases

On January 1, 2021, the Company adopted ASU 2016-02 Leases (Topic 842) issued by the FASB, using the modified retrospective transition method. The adoption of Topic 842 resulted in the presentation of financing lease on the consolidated balance sheets.

The Company accounts for leases under ASC 842. The Company determines if an arrangement is a lease at inception. A lease is classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease when the lease meets any of the following criteria at lease commencement:

a)      The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b)      The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

c)      The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

d)      The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; and

e)      The underlying asset is of such as specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

The Company entered into lease agreements as lessee to lease motor vehicles, office equipment and buildings from third parties.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company accounts for those motor vehicle and office equipment leases in accordance with ASC 842. The two primary accounting provisions the Company uses to classify transactions as financing leases or operating leases are (i) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term and (ii) the lease term is for 75% or more of the remaining economic life of the underlying asset unless the commencement date falls within the last 25% of the economic life of the underlying asset. The motor vehicle and office equipment leases contain one of the two terms, and the Company believes that the motor vehicle and office equipment leases should be classified as finance leases.

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building leases are classified as operating leases.

Finance lease assets and operating leases are included in right-of-use (“ROU”) assets, and finance lease liabilities are included in current and non-current finance lease liabilities, while operating lease liabilities are included in current and non-current operating lease liabilities, in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Finance and operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. The Company used the rate implicit in the lease, if available, or the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The Company elected the practical expedients under ASC 842 that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, the Company elected not to recognize lease assets and liabilities on its consolidated balance sheets.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. For the years ended December 31, 2022 and 2023, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Revenue recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2021 using the modified retrospective approach. The Company’s accounting for revenue recognition remains substantially unchanged prior to adoption of ASC 606. The effect from the adoption of ASC 606 was not material to the Company’s consolidated financial statements.

The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those services. The following five steps defined under ASC 606 are applied to achieve the core principle of revenue standard:

(i)     Identify the contract with the customer

(ii)    Identify the performance obligations in the contract

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

(iii)   Determine the transaction price

(iv)   Allocate the transaction price to the performance obligations in the contract

(v)    Recognize revenue when the company satisfies a performance obligation

The Company generates revenue mainly from construction projects with the following major categories of works: (i) new construction, (ii) reconstruction, (iii) A&A, and (iv) other general contracting services, such as renovation and design consultation. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services.

The following table shows the Company’s revenue by revenue categories for the periods indicated.

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
New construction	3,917,911	7,675,725	5,818,028
Reconstruction	1,942,247	1,599,688	1,212,528
A&A	824,089	3,628,036	2,749,970
Other general contracting services	531,705	449,564	340,760
Total revenue	7,215,952	13,353,013	10,121,286

The Company assessed that the four major categories of revenue share the substantially the same characteristics and nature of terms in its contracts with customers and follows the same pattern of transfer of promised services to customers, and thus apply the same revenue recognition policies to all its revenue.

The Company enters into construction contracts with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customers. It is standard practice for the Company to have the agreements with the Company’s customers in writing. All the agreements have commercial substance, as each contract with the customer has payment terms specified based upon fulfilment of certain conditions and agreed methods charged on monthly basis. The Company will submit monthly progress claim to its customer, and after the Company receives the interim progress certificate from the customer, the Company will issue a tax invoice to the customer. As the Company’s customers are required to pay at different billing stages over the contract period, such progress payments limit the Company’s exposure to credit risk. The company also reasonably expects that the effects on the financial statements of applying ASC 606 to the portfolio of contracts would not differ materially from applying ASC 606 to the individual contracts within that portfolio.

The Company is responsible for a series of work including but not limited to those stated under the scope of work, which can include the design of the project, obtaining the relevant permits and approvals from authorities, engineering, site clearance, procurement of materials, construction and interior fitting-out/installation as part of the contract. The Company believes these services are not distinct as they are highly interrelated and the contract includes a significant service of integrating the various services into the combined work the customer is contracting for, which is the completed property. The contracts may include retentions paid at the end of the project as a warranty to ensure the Company meets the contract requirements. However, since the customer does not have the option to separately purchase the warranty and there are no additional services to the customer during the retention period, such warranty is not recognized as a separate performance obligation. The Company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, and therefore no allocation of the transaction price is required.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company’s contracts with each customer are with fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets the contractual requirements. The contract does not have variable consideration. However, the contract subject to modification in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Contract modification is accounted for as part of the existing contract as the remaining work is not distinct and form part of a single performance obligation that is partially satisfied at the date of the contract modification. The impact of contract modification has on the contract price and the Company’s measure of progress towards complete satisfaction of the performance obligation is recognized as a cumulative catch-up adjustment to revenue at the date of contract modification.

The Company is not required to assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year. Further, the Company believes that with its monthly progress billings there is no financing component in its contracts. There are no non-cash and payable consideration for any services provided by the Company.

The Company recognizes revenue based on the Company’s actual contract costs incurred to the satisfaction of a performance obligation relative to the total estimated costs for the satisfaction of that performance obligation. This input method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that includes several interrelated tasks or activities for a combined output that requires the Company to coordinate the work of subcontracts and employees. Contract costs typically include direct labor, subcontract, professional costs, material and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. No significant changes to estimated costs have occurred and there is no material impact on its revenue recognition for the years ended December 31, 2022 and 2023.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract costs indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expenses), and not as a reduction of revenue or a non-operating expense. The total loss on contracts is negligible for the years ended December 31, 2022 and 2023.

The Company recognizes revenue over time for all projects throughout the contract period.

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. At completion, costs for warranties are estimated and these warranties are not service warranties separately sold by the Company. The estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the years ended December 31, 2022 and 2023 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Cost of revenue

Cost of revenue for construction contracts primarily consisted of material costs, subcontracting costs, direct labor costs, rental of equipment and other expenses incurred in contract performance. These costs are expenses as incurred.

Borrowing costs

All borrowing costs are recognized in interest expenses in the consolidated statement of income and comprehensive income in the period in which they are incurred.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

General and administrative expenses

General and administrative expenses consist primarily of motor vehicle running expenses, travelling and entertainment and general administrative expenses such as of staff costs, rental expenses, depreciation, legal and professional fees and other miscellaneous administrative expenses.

Employee benefit

Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

Government grants

Government grants are compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of “other income”. The total grants received from the Singapore Government were S$16,188 and S$4,296 ($3,256) for the years ended December 31, 2022 and 2023, respectively.

Income taxes

The Company accounts for income taxes under ASC 740. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company incurred S$277 interest and tax penalties due to the delayed payment for corporate income tax for the year ended December 31, 2022. No penalties and interest incurred related to underpayment of income tax for the year ended December 31, 2023. The Company had no uncertain tax positions as of December 31, 2022 and 2023. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

As of December 31, 2023, the tax years ended December 31, 2020 through 2023 for the Company’s Singapore subsidiary remain open for statutory examination by Singapore tax authorities.

Related parties’ transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. As of December 31, 2022 and 2023, the Company’s accrued provision for its ongoing litigation matters was S$385,000 and S$385,000 ($291,821) respectively in its consolidated financial statements. For more information see “Note 15 — Commitments and Contingencies”.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average number of ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2022 and 2023, there were no dilutive shares.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are located in Singapore, no geographical segments are presented.

Significant Risks

Currency risk

The Company’s operating activities are transacted in S$. Foreign exchange risk may arise from future commercial transactions, and from fluctuations and the degree of volatility of foreign exchange rates between $ and S$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash, accounts receivable, and amounts due from a related party. The maximum exposures of such assets to credit risks are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

located in Singapore. As of December 31, 2022 and 2023, S$348,685 and S$698,106 ($529,149) were deposited with financial institutions located in Singapore, respectively. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of S$75,000. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company determines its allowance for credit losses for account receivable using an aging schedule. The Company estimates the credit loss rates based on historical loss information, aging of receivables and management’s judgements, including current, reasonable and supportable forecasted economic conditions compared to the economic conditions using the historical information. The management believes that its contract acceptance, billing and collection policies are adequate in minimizing material credit risk. Application of progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables.

Credit risk on amounts due from a related party is not significant as the timing of payment is controlled by common director and shareholders taking into account cash flow requirements of the Company and there has been no significant increase in the risk of default nor impairment recognized on the amounts due from a related party since initial recognition.

For the year ended December 31, 2022, two customers accounted for approximately 19% and 19% of the Company’s total revenue. For the year ended December 31, 2023, four customers accounted for approximately 17%, 17%, 15% and 12% of the Company’s total revenue.

As of December 31, 2022, two customers accounted for approximately 26% and 74% of the total accounts receivable. As of December 31, 2023, three customers accounted for approximately 12%, 23% and 65% of the total accounts receivable.

For the year ended December 31, 2022, the Company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases. For the year ended December 31, 2023, the Company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases.

The table below sets out the suppliers or subcontractors who accounted for 10% or more of the Company’s total accounts payable as of December 31, 2022 and 2023.

Name of Supplier/Subcontractor	Products/services supplied	Percentage of accounts payable (%)
		As of December 31, 2022	As of December 31, 2023
Subcontractor A	Subcontract service	16	18
Subcontractor B	Subcontract service	14	1
Subcontractor C	Subcontract service	13	5
Subcontractor D	Subcontract service	—	11

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate on cash deposit and floating rate borrowings, and risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage interest rate exposure.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280):    Improvements to Reportable Segment Disclosures, which updates reportable segment disclosure requirements and is intended to improve disclosures about a public entity’s reportable segments and addresses requests from investors and other allocators of capital for additional, more detailed information about a reportable segment’s expenses. The amendments are effective for fiscal year beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740):    Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 enhances the transparency and decision usefulness of the annual income tax disclosures. The two primary enhancements include disaggregating existing income tax disclosures related to the effective tax rate reconciliation and income taxes paid. The standard is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in ASU 2023-09 should be applied on a prospective basis; however, retrospective application in all prior periods presented in the annual financial statements is permitted. The adoption of ASU 2023-09 is not expected to have a material effect on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Accounts receivable	137,031	345,488	261,873
Less: Allowance for credit losses	—	(30,916)	(23,434)
Accounts receivable, net	137,031	314,572	238,439

Movements of allowance for credit losses are as follows:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Allowance for expected credit losses, beginning	—	—	—
Additions	—	30,916	23,434
Allowance for expected credit losses, ending	—	30,916	23,434

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — CONTRACT ASSETS/(LIABILITIES)

Contract assets consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Revenue recognized to date	3,165,142	12,903,448	9,780,527
Less: Progress billings to date	2,413,420	8,090,135	6,132,142
Contract assets	751,722	4,813,313	3,648,385

All contract assets recognized are current with billings expected within the next twelve months.

Contract liabilities consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Billings in advance of performance obligation under contracts	136,464	—	—

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method. All contract liabilities recognized are current with revenue expected to be recognized within the next twelve months.

The movement in contract liabilities is as follows:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Balance at beginning of the year	—	136,464	103,437
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year	—	(136,464)	(103,437)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	136,464	—	—
Balance at end of the year	136,464	—	—

Note 6 — OTHER ASSETS

Other assets — current consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Prepayments	5,893	76,249	57,795
Short-term deposits	9,330	—	—
Other assets – current	15,223	76,249	57,795

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 — OTHER ASSETS (cont.)

Other assets — non-current consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Advance to suppliers	56,500	32,077	24,314
Long-term deposits	109,311	54,038	40,959
Deferred offering costs	—	324,955	246,309
Other assets – non-current	165,811	411,070	311,582

Short-term deposits include deposits for tenders while long-term deposits primarily include deposits for leases.

Note 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Computers	19,789	24,668	18,699
Office equipment	2,202	2,202	1,669
Subtotal	21,991	26,870	20,368
Less: Accumulated depreciation	(14,392)	(19,011)	(14,409)
Property and equipment, net	7,599	7,861	5,959

Depreciation expenses of owned assets for the years ended December 31, 2022 and 2023 amounted to S$3,155 and S$4,619 ($3,501), respectively.

No impairment loss had been recognized during the years ended December 31, 2022 and 2023.

Note 8 — LEASES

Finance leases as lessee

As of December 31, 2022 and 2023, the Company has finance leases on its consolidated balance sheets for hire purchase of motor vehicle and lease of office equipment.

The following table shows finance lease liabilities and the associated financial statement line items:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Liabilities
Finance lease liabilities – current	58,215	62,778	47,584
Finance lease liabilities – non-current	135,951	73,173	55,464
Total	194,166	135,951	103,048

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — LEASES (cont.)

As of December 31, 2022 and December 31, 2023, “Right-of-use assets, net” consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Motor vehicles under hire purchase	230,334	230,334	174,588
Leased office equipment	73,830	73,830	55,962
Subtotal	304,164	304,164	230,550
Less: Accumulated amortization	(123,737)	(186,084)	(141,048)
Right-of-use assets (finance lease), net	180,427	118,080	89,502

Information related to finance lease activities during the periods are as follows:

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Finance lease expenses
Amortization	62,346	62,346	47,257
Interest of financing lease liabilities	11,833	8,877	6,729

Future finance lease payments as of December 31, 2023 are detailed as follows:

Finance leases	S$	$
2024	68,772	52,128
2025	34,572	26,205
2026	29,246	22,168
2027	13,788	10,451
2028 and hereafter	1,149	871
Total future lease payment	147,527	111,823
Less: Imputed interest	(11,576)	(8,775)
Present value of finance lease liabilities	135,951	103,048
Less: Current portion	(62,778)	(47,584)
Long-term potion of finance lease liabilities	73,173	55,464

The following table shows the weighted-average lease terms and discount rates for finance leases:

	As of December 31,
	2022	2023
Weighted average remaining lease term (Years)
Finance leases	3.42	2.70

Weighted average discount rate (%)
Finance leases	5.58	5.67

Operating leases as lessee

As of December 31, 2022 and 2023, the Company has operating leases on its consolidated balance sheets rentals of leasehold buildings.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — LEASES (cont.)

The following table shows operating lease liabilities and the associated financial statement line items:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Liabilities
Operating lease liabilities – current	107,111	136,566	103,514
Operating lease liabilities – non-current	108,627	42,217	32,000
Total	215,738	178,783	135,514

As of December 31, 2022 and 2023, “Right-of-use assets, net” consisted of the following:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Leasehold buildings	426,271	518,964	393,363
Less: Accumulated amortization	(212,195)	(341,870)	(259,130)
Right-of-use assets (operating lease), net	214,076	177,094	134,233

Information related to operating lease activities during the periods are as follows:

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Operating lease expenses
Amortization	117,878	129,675	98,291
Interest of operating lease liabilities	9,953	7,157	5,425

Future operating lease payments as of December 31, 2023 are detailed as follows:

Operating leases	S$	$
2024	140,478	106,479
2025	38,163	28,927
2026	4,721	3,578
2027 and hereafter	—	—
Total future lease payment	183,362	138,984
Less: Imputed interest	(4,579)	(3,470)
Present value of operating lease liabilities	178,783	135,514
Less: Current portion	(136,566)	(103,514)
Long-term potion of operating lease liabilities	42,217	32,000

The following table shows the weighted-average lease terms and discount rates for operating leases:

	As of December 31,
	2022	2023
Weighted average remaining lease term (Years)
Operating leases	2.06	1.35

Weighted average discount rate (%)
Operating leases	3.75	3.75

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — LOANS AND BORROWINGS

Long-term and short-term loans and borrowings are as follows:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Total loans and borrowings	656,115	1,266,265	959,801
Less: loans and borrowings – current	353,972	429,603	325,630
Loans and borrowings – non-current	302,143	836,662	634,171

Bank borrowings comprised of the following:

Loans and borrowings	Principal amount	Maturity Date	Interest Rate	Repayment Method	As of December 31,
					2022	2023	2023
	S$				S$	S$	$
DBS SME Working Capital Loan	50,000	August 5, 2024	Fixed at 7.00%	Monthly Repayment	18,600	7,663	5,808
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan I	452,000	March 31, 2024	6.25% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	193,090	39,149	29,675
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan II	275,000	July 31, 2025	4.12% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	239,488	150,339	113,953
ETHOZ Capital Ltd Temporary Bridging Loan	300,000	November 29, 2024	Fixed at 5.00%	Monthly Repayment	204,937	105,010	79,596
ANEXT Bank Loan	300,000	January 26, 2028	Fixed at 8.80%	Monthly Repayment	—	254,370	192,807
Standard Chartered Bank Business Installment Loan	300,000	August 31, 2028	0.72% below prevailing Business Instalment Loan Board Rate	Monthly Repayment	—	282,664	214,253
OCBC Business Term Loan	300,000	August 31, 2028	4.25% below prevailing Business Term Rate	Monthly Repayment	—	285,360	216,296
DBS SME Working Capital Loan II	150,000	August 9, 2028	Fixed at 7.75%	Monthly Repayment	—	141,710	107,413
Total loans and borrowings					656,115	1,266,265	959,801

For the years ended December 31, 2022 and 2023, the effective interest rate of the Company’s loans and borrowings ranges from 2.75% to 9.50%, and 2.75% to 8.80%, respectively.

Interest expenses arising from the Company’s loans and borrowings for the years ended December 31, 2022 and 2023 amounted to S$31,104 and S$65,085 ($49,333), respectively.

All loans and borrowings are secured over the joint and several personal guarantees from Ms. Siew Yian Lee and Mr. Heng Kong Chuan, the director and shareholders of the Company.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — LOANS AND BORROWINGS (cont.)

The maturity dates for the Company’s outstanding loans and borrowings as of December 31, 2023 are as follows:

	S$	$
2024	510,136	386,672
2025	314,381	238,294
2026	256,713	194,583
2027	256,713	194,583
2028	129,630	98,256
Thereafter	—	—
Total loans and borrowings	1,467,573	1,112,388
Less: Imputed interest	(201,308)	(152,587)
Present value of loans and borrowings	1,266,265	959,801

Note 10 — OTHER PAYABLES AND ACCRUALS

The components of other payables and accruals are as follows:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Accrued expenses	225,485	131,435	99,624
Other payables	428,731	553,161	419,284
GST payable, net	69,898	91,828	69,604
Other payables and accruals	724,114	776,424	588,512

Accrued expenses mainly consisted of staff expenses and professional service fees and costs incurred for operating activities which are yet to bill. Other payables included the provision for legal claims amounting to S$385,000 and S$385,000 ($291,821) as of December 31, 2022 and 2023 respectively. For more information see “Note 15 — Commitments and Contingencies”.

Note 11 — OTHER INCOME

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Interest income	—	4	3
Government grants	16,188	4,296	3,256
Other miscellaneous income	34,290	20,534	15,565
Total other income	50,478	24,834	18,824

Other miscellaneous income consisted primarily of consulting fees charged to a third party, which is not related to the Company’s core business operation.

Note 12 — INCOME TAXES

Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, upon payments of dividends by the Company entities to their shareholders, no Cayman Islands withholding tax will be imposed. Accordingly, the Company does not accrue for taxes.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — INCOME TAXES (cont.)

British Virgin Islands (“BVI”)

Under the current laws of the BVI, the Company’s subsidiary incorporated in BVI is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the BVI company to its respective shareholders, no BVI withholding tax will be imposed.

Singapore

The Company’s main operating subsidiary is incorporated in Singapore and is subject to income taxes on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant tax laws and regulations of Singapore. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Income tax expenses
Current income tax expenses	112,457	—	—
Deferred income tax (benefit)/expenses	(1,402)	478,009	362,320
Income tax expenses	111,055	478,009	362,320
Income before tax	728,780	2,868,175	2,174,013
Singapore statutory income tax rate	17%	17%	17%
Income tax expenses computed at statutory rate	123,893	487,590	369,582

Reconciling items:
Non-deductible expenses	4,587	7,530	5,708
Tax exemption and rebates	(17,425)	—	—
Others	—	(17,111)	(12,970)
Income tax expenses	111,055	478,009	362,320

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of December 31,
	2022	2023	2023
	S$	S$	$
Deferred tax assets
Lease liability	44,300	35,415	26,843
Net operating loss carryforward	—	226,384	171,593
Deferred tax liabilities
Right-of-use assets	(42,668)	(33,244)	(25,198)
Depreciation	(5,321)	(6,586)	(4,992)
Unbilled revenue in current year	—	(800,352)	(606,647)
Deferred tax assets/(liabilities), net	(3,689)	(578,383)	(438,401)

As the deferred tax assets and deferred tax liabilities are generated from the same entity, Springview (S), hence the deferred tax assets and deferred tax liabilities are eligible to net off with each other.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — INCOME TAXES (cont.)

The Company had net operating loss carryforward for tax purposes of approximately S$1.3 million ($1.0 million) and nil as of December 31, 2023 and 2022, respectively, which can be carried forward indefinitely to offset future taxable income. Management assesses the available positive and negative evidence to estimate where sufficient future taxable income will be generated to permit use of the existing deferred tax assets. The Company believes it is more likely that than not the benefit from the net operating loss carryforward will be realized as the Company is expecting future profitability and has considered the reversal of taxable temporary differences.

Movement in net deferred tax liabilities

	For the Years Ended December 31,
	2022	2023	2023
	S$	S$	$
Balance at the beginning of the year	(5,091)	(3,689)	(2,752)
Recognized in profit/loss	1,402	(478,009)	(362,320)
Prior year true-up	—	(96,685)	(73,285)
Foreign exchange difference	—	—	(44)
Balance at the end of the year	(3,689)	(578,383)	(438,401)

Note 13 — EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands on September 27, 2023, with an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 per share. On November 16, 2023, the authorized share capital was subsequently amended to become $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares.

On December 1, 2023, the Company issued 10,000,000 Class A Shares and 10,000,000 Class B Shares to the controlling shareholders at par value of $0.0001 per share.

Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any and all matters to be voted thereon in a general meeting of shareholders, and each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any and all matters to be voted thereon in a general meeting of shareholders. The Class B Shares are not convertible into Class A Shares and the Class A Shares are not convertible into Class B Shares. Holders of the Class A Shares may receive dividends paid by the Company and have the right to the surplus assets of the Company on its liquidation pursuant to the Amended and Restated Memorandum and Articles of Association. However. the holders of the Class B Shares have no right to any share of the dividends paid by the Company and no right to any share in the distribution of any surplus assets of the Company on its liquidation.

Note 14 — Related party balances and transactions

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party Name	Relationship to the Company
Springview Contracts Pte. Ltd.	Controlled by executive director and shareholder, Ms. Lee Siew Yian and shareholder, Mr. Heng Kong Chuan
GGL Enterprises Pte. Ltd.	Controlled by CEO and shareholder, Mr. Wang Zhuo, and shareholder, Mr. Heng Kong Chuan
Mr. Heng Kong Chuan	Shareholder and spouse of executive director, Ms. Lee Siew Yian
China International Corporate Management	Controlled by CEO and shareholder, Mr. Wang Zhuo

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Related party balances and transactions (cont.)

a.      Accounts receivable due from a related party

Related Party Name	As of December 31,
	2022	2023	2023
	S$	S$	$
Springview Contracts Pte. Ltd.	347,105	145,842	110,545
Total	347,105	145,842	110,545

b.      Amount due from/(to) related parties

Related Party Name	As of December 31,
	2022	2023	2023
	S$	S$	$
Springview Contracts Pte. Ltd.	613,043	—	—
Mr. Heng Kong Chuan	(231,953)	(19,902)	(15,085)
China International Corporate Management	—	(584,328)	(442,907)

As of the date of this report, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the years ended December 31, 2022 and 2023, the Company received repayment of S$702,000 and S$1,000,000 ($757,978) from Springview Contracts Pte. Ltd., respectively. During the years ended December 31, 2022 and 2023, the Company repaid Mr. Heng Kong Chuan S$62,806 and S$212,051 ($160,730), respectively. During the years ended December 31, 2022 and 2023, the Company received proceeds of nil and S$584,328 ($442,907) from China International Corporate Management, respectively.

c.      Related party transactions

Nature	Name	For the Years Ended December 31,
		2022	2023	2023
		S$	S$	$
Construction service provided to Springview Contracts Pte. Ltd.	Springview Contracts Pte. Ltd.(1)	347,105	185,694	140,752
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	53,000	12,778	9,685

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of December 31, 2023, no receivables are considered past due.

Mr. Zhuo Wang, the Chief Executive Officer of our company, has provided a financial support letter which expresses his willingness and intent to provide the necessary financial support so as to enable Springview (S) to meet its liabilities as when they fall due and to carry on its business without a significant curtailment of operations for the foreseeable future. The financial support, up to S$2,000,000, will be provided at an interest rate of 5.5%, effective until May 31, 2025. The entire sum must be repaid in full as a lump sum before this date. As of the date of this prospectus, Mr. Zhuo Wang, via China International Corporate Management which is under his control, has provided financial support amounting to S$584,328 ($442,907) for payment of expenses incurred for IPO and accrued interest under this financial support letter.

SPRINGVIEW HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable per guidance of ASC Topic 450-20 — Loss Contingencies.

As of December 31, 2022 and 2023, the Company is subject to legal proceeding from a charge by Ministry of Manpower for an offence under Section 12(1) of the Workplace Safety and Health Act for failure to take measure to ensure the safety of its employees at work in one of its construction projects in 2019 which resulted in injuries to one worker and one fatality. The Company has claimed trial to this charge. For the same incident, the Company was also charged under Section 5 of the Building Control Act for carrying out building works that were not approved by the Commissioner of Building Control. Additionally, the Company is also subject to a claim from an employee of a subcontractor for a construction project for damages arising out of injuries and loss suffered as a result of work accident at the project site. The claimant seeks to hold the Company and the subcontractor jointly and severally liable for the claim.

As of December 31, 2022 and 2023, the Company’s accrued provision for the legal proceedings was S$385,000 and S$385,000 ($291,821) respectively. For the years ended December 31, 2022 and 2023, the Company’s provision for estimated litigation loss was S$125,000 and nil respectively.

Note 16 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred up through March 11, 2024, which is the date that these consolidated financial statements are available to be issued, there were no other material subsequent events that require disclosure in these consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2023	As of June 30,
		2024	2024
	S$ (Audited)	S$ (Unaudited)	$ (Unaudited)
Assets
Current assets
Cash	698,106	153,914	113,472
Accounts receivable, net	314,572	22,858	16,852
Accounts receivable due from a related party	145,842	105,053	77,450
Contract assets	4,813,313	5,297,048	3,905,226
Other assets – current	76,249	11,362	8,377
Total current assets	6,048,082	5,590,235	4,121,377
Non-current assets
Property and equipment, net	7,861	5,703	4,205
Right-of-use assets, net	295,174	357,070	263,248
Other assets – non-current	411,070	631,245	465,382
Total non-current assets	714,105	994,018	732,835
Total assets	6,762,187	6,584,253	4,854,212
Liabilities and shareholders’ deficit
Current liabilities
Accounts payable	1,354,368	628,998	463,726
Contract liabilities	—	50,000	36,862
Other payables and accruals	776,424	839,228	618,717
Amount due to related parties	604,229	904,040	666,500
Loans and borrowings – current	429,603	343,410	253,178
Operating lease liabilities – current	136,566	156,807	115,605
Finance lease liabilities – current	62,778	43,854	32,331
Total current liabilities	3,363,968	2,966,337	2,186,919
Non-current liabilities
Deferred tax liabilities, net	578,383	654,436	482,481
Loans and borrowings – non-current	836,662	689,099	508,035
Operating lease liabilities – non-current	42,217	55,922	41,228
Finance lease liabilities – non-current	73,173	103,251	76,121
Total non-current liabilities	1,530,435	1,502,708	1,107,865
Total liabilities	4,894,403	4,469,045	3,294,784

Commitments and contingencies

Shareholders’ equity
*Class A Ordinary Shares, $0.0001 par value, 400,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and June 30, 2024	1,352	1,352	1,000
*Class B Ordinary Shares, $0.0001 par value, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2023 and June 30, 2024	1,352	1,352	1,000
Additional paid-in capital	997,296	997,296	735,246
Accumulated earnings	867,784	1,115,208	822,182
Total shareholders’ equity	1,867,784	2,115,208	1,559,428
Total liabilities and shareholders’ equity	6,762,187	6,584,253	4,854,212

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME

	For the six months ended June 30,
	2023	2024	2024
	S$ (Unaudited)	S$ (Unaudited)	$ (Unaudited)
Revenue	3,203,460	4,961,318	3,657,710
Revenue from a related party	171,467	—	—
Total revenue	3,374,927	4,961,318	3,657,710

Cost of revenue	(2,314,210)	(3,632,390)	(2,677,964)
Cost of revenue from a related party	(163,302)	—	—
Total Cost of revenue	(2,477,512)	(3,632,390)	(2,677,964)
Gross profit	897,415	1,328,928	979,746

Operating expenses
General and administrative expenses	(571,789)	(954,366)	(703,602)
Total operating expenses	(571,789)	(954,366)	(703,602)

Income from operations	325,626	374,562	276,144

Other income (expenses)
Interest expenses, net	(28,309)	(53,874)	(39,718)
Other income	3,570	2,789	2,056
Total other expense, net	(24,739)	(51,085)	(37,662)

Income before income taxes	300,887	323,477	238,482
Income tax expenses	(35,128)	(76,053)	(56,070)
Net income	265,759	247,424	182,412

Comprehensive income	265,759	247,424	182,412

Weighted average number of outstanding ordinary shares
*Basic and diluted	20,000,000	20,000,000	20,000,000
Earnings per share
Basic and diluted	0.01	0.01	0.01

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS’ (DEFICIT)/EQUITY

	Class A Ordinary shares		Class B Ordinary shares		Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	*Shares	Amount	*Shares	Amount
		S$		S$	S$	S$	S$
Balance at January 1, 2023	10,000,000	1,352	10,000,000	1,352	997,296	(1,522,382)	(522,382)
Net income	—	—	—	—	—	265,759	265,759
Balance at June 30, 2023 (Unaudited)	10,000,000	1,325	10,000,000	1,325	997,296	(1,256,623)	(256,623)
Balance at June 30, 2023 ($) (Unaudited)	10,000,000	1,000	10,000,000	1,000	737,481	(929,249)	(189,768)
	Class A Ordinary shares		Class B Ordinary shares		Additional paid-in capital	Accumulated earnings	Total shareholders’ equity
	*Shares	Amount	*Shares	Amount
		S$		S$	S$	S$	S$
Balance at January 1, 2024	10,000,000	1,352	10,000,000	1,352	997,296	867,784	1,867,784
Net income	—	—	—	—	—	247,424	247,424
Balance at June 30, 2024 (Unaudited)	10,000,000	1,352	10,000,000	1,352	997,296	1,115,208	2,115,208
Balance at June 30, 2024 ($) (Unaudited)	10,000,000	1,000	10,000,000	1,000	735,246	822,182	1,559,428

____________

*        The shares and per share information are presented on a retrospective basis to reflect the reorganization.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2023	2024	2024
	S$ (Unaudited)	S$ (Unaudited)	$ (Unaudited)
Cash flows from operating activities
Net income	265,759	247,424	182,412
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	1,653	2,157	1,590
Amortization of right-of-use assets	91,748	106,865	78,786

Changes in operating assets and liabilities
Accounts receivable, net	136,972	291,713	215,064
Contract assets	(163,925)	(483,734)	(356,631)
Accounts receivable due from a related party	(171,467)	40,789	30,072
Other assets	6,402	404,439	298,171
Accounts payable	(402,477)	(725,371)	(534,777)
Other payables and accruals	(29,585)	(61,625)	(45,433)
Contract liabilities	183,132	50,000	36,862
Income tax payable	35,172	—	—
Deferred tax liabilities	—	76,053	56,070
Operating lease liabilities	(60,361)	(134,814)	(99,391)
Net cash used in operating activities	(106,977)	(186,104)	(137,205)

Cash flows from financing activities
Proceeds from loans and borrowings	300,000	—	—
Proceeds from a related party	—	319,713	235,708
Payment for deferred offering costs	—	(435,297)	(320,921)
Repayment of amount to a related party	(202,715)	(19,902)	(14,673)
Repayment of loans and borrowings	(195,589)	(233,756)	(172,336)
Payments for finance lease liabilities	(28,728)	11,154	8,223
Net cash used in financing activities	(127,032)	(358,088)	(263,999)

Net changes in cash	(234,009)	(544,192)	(401,204)
Cash at beginning of the year	348,685	698,106	514,676
Cash at end of the year	114,676	153,914	113,472

Supplement disclosures of cash flow information
Interest paid	28,309	43,552	32,109
Offset amount due to a related party	499,925	663,737	489,337

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 1 — NATURE OF BUSINESS AND ORGANIZATION

Springview Holdings Ltd (the “Company” or “Springview (Cayman)”) is a holding company incorporated on September 27, 2023 in Cayman Islands while Springview (BVI) Ltd was incorporated on October 11, 2023 in the BVI with the Company being the sole shareholder of Springview (BVI) Ltd. The Company conducts its business primarily through its indirect wholly-owned subsidiary in Singapore, Springview Enterprises Pte. Ltd., providing four main types of works: (i) new construction, (ii) reconstruction, (iii) Additions and Alterations (A&A), and (iv) other general contracting services. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services. The Company is a holding company with no business operation.

As at June 30, 2024, subsidiary of the Company includes the following entity:

Entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
Springview (BVI) Ltd (Springview (BVI))	October 11, 2023	British Virgin Islands	100% owned by Springview (Cayman)	Investment holding
Springview Enterprises Pte. Ltd. (Springview (S))	June 3, 2002	Singapore	100% owned by Springview (BVI)	General contractors (Building construction including major upgrading works)

Pursuant to a group reorganization (the “Reorganization”) to rationalize the structure of the Company and its subsidiary in preparation for the listing of the Company’s shares, the Company became the holding company on December 1, 2023. The Company and its subsidiary were under common control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the Reorganization, which have been accounted for as reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

Note 2 — LIQUIDITY

In assessing the Company’s liquidity, the Company monitors and analyzes its cash balances and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

As of December 31, 2023 and June 30, 2024, the Company’s cash balances amounted to approximately S$698,106 and S$153,914 ($113,472) respectively. For the six months ended June 30, 2023 and 2024, we generated profit of S$265,759 and S$247,424 ($182,412), respectively. In addition to cash in bank, the Company has other current assets mainly composed of accounts receivable, accounts receivable due from a related party, contract assets and amounts due from a related party amounting to approximately S$5,273,727 and S$5,424,959 ($3,999,527) as of December 31, 2023 and June 30, 2024. All of them are short-term in nature and can be collected back within the Company’s operating cycles to support the Company’s liquidity needs.

On October 17, 2024, the Company completed its initial public offering (the “IPO”) by issuing 1,500,000 Class A Ordinary Shares at a public offering price of $4.00 per share, for aggregate gross proceeds of approximately $6.0 million. The net proceeds to the Company from the IPO, after deducting the underwriting discount, the underwriters’ fees and expenses, and the Company’s estimated offering expenses, were approximately $5.2 million.

Based on the management’s assessment of the future liquidity and performance of the Company and its available sources of financing, the Company believes that the current cash and cash flows generated from the Company’s future operating and financing activities will be sufficient to meet the cash requirements to fund planned operations and other commitments for at least the next twelve months from the date of the issuance of the consolidated financial statements.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation. Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Risks and uncertainties

The main operations of the Company are in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. The Company believes that it is following existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. On an ongoing basis, management evaluates estimates, including but not limited to, those related to allowance for credit losses, determination of the useful lives of property and equipment, impairment of long-lived assets, right-of-use assets, financing lease liabilities, revenue recognition, allowance for deferred tax assets and contingencies. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable. As a result, management makes judgments regarding the carrying values of the Company’s assets and liabilities that are not readily apparent from other sources. Authoritative pronouncements, historical experience and information, information that is currently available to the Company and assumptions that the Company believes to be reasonable under the circumstances are used as the basis for making estimates and judgements. Actual results may differ from these estimates.

Foreign currency translation

The accompanying consolidated financial statements are presented in the Singapore Dollars (“S$”), which is the reporting currency of the Company. The functional currency of the Company in the Cayman Islands is United States Dollars (“$”), its subsidiaries which are incorporated in British Virgin Islands and Singapore are United States Dollars (“$”) and Singapore Dollars (“S$”) respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Company, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and comprehensive income and consolidated statements of cash flows from S$ into $ as of and for the six months ended June 30, 2024 are solely for the convenience of the reader and were calculated at the noon buying rate of $1 = S$1.3564, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into $ at such rate or at any other rate.

Cash

Cash consists of demand deposit placed with commercial banks, which is unrestricted as to withdrawal and use and have original maturities of less than three months. Cash balances in bank accounts in Singapore with maximum amount of S$75,000 are insured under the Deposit Protection Scheme introduced by the Singapore government. Management believes that the commercial banks are of high credit quality and continually monitors the credit worthiness of these commercial banks.

Accounts receivable, net

On January 1, 2022, the Company adopted ASU 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology, which requires consideration of a broader range of information to estimate credit losses over the lifetime of the asset, including current conditions and reasonable and supportable forecasts in addition to historical loss information, to determine expected credit losses and applies to the measurement of impairment on financial assets measured at amortized cost, which includes trade receivable. Therefore, estimates of expected credit losses on trade receivables over their life will be required to be recorded at inception, based on historical information, current conditions, and reasonable and supportable forecasts.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets, which include accounts receivable. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances, credit quality and specific risk characteristics of its customers, current economic conditions, forward-looking information including economic, regulatory, technological, environmental factors (such as industry prospects, GDP, employment, etc.), reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company has adopted the loss rate method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate.

Financial assets are presented as net of the allowance for credit losses in the consolidated balance sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of income and comprehensive income. Write-offs are recorded in the period in which the asset is deemed to be uncollectible. As of December 31, 2023 and June 30, 2024, the allowance for credit losses of accounts receivable was S$30,916 and S$19,735 ($14,550), respectively.

Other assets

Other assets, current and non-current, primarily consist of prepaid expenses, advance to suppliers and deposits for leases and tenders. These amounts bear no interest. Management reviews its prepayments, advances and refundable deposits placed with counterparties on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of June 30, 2024, no allowance was deemed necessary. Management believes that these counterparties are of high credit quality and continually monitors the credit worthiness of these counterparties.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

Deferred offering costs

Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. These costs, together with the underwriting discounts and commissions. will be charged to additional paid-in capital upon completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2023 and June 30, 2024, the Company has incurred S$324,955 and S$559,727 ($412,656) of deferred offering costs, respectively.

Property and equipment, net

Property and equipment are stated at cost, less accumulated depreciation, and impairment loss, if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Useful life
Office equipment	5 years
Computer equipment	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

The Company’s long-lived assets with finite lives, including property and equipment, net are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2024, no impairment of long-lived assets was recognized.

Fair value measurement

Accounting guidance defines fair value as the exchange price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a three-level fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:

•        Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

•        Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•        Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company considers the carrying value of its financial assets and liabilities, which consist of cash, accounts receivable, contract assets and contract liabilities, prepayments and other current assets, amounts due from related parties, accounts payable, lease liabilities — current, income tax payable, other payables and accruals approximate the fair value of the respective assets and liabilities as of December 31, 2023 and June 30, 2024 due to their short-term nature.

Contract assets and contract liabilities

Construction projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on the Company’s consolidated balance sheets as “contract assets”. Contract retentions, included in contract assets, represent amounts withheld by clients, in accordance with underlying contract terms until certain conditions are met. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined. The majority of these amounts are expected to be billed and collected from clients within twelve months and are classified as current assets.

Contract liabilities on uncompleted construction contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed and revenue recognized and provisions for losses. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Leases

The Company accounts for leases under ASC 842. The Company determines if an arrangement is a lease at inception. A lease is classified at the inception date as either a finance lease or an operating lease. As the lessee, a lease is a finance lease when the lease meets any of the following criteria at lease commencement:

a)      The lease transfers ownership of the underlying asset to the lessee by the end of the lease term;

b)      The lease grants the lessee an option to purchase the underlying asset that the Company is reasonably certain to exercise;

c)      The lease term is for 75% or more of the remaining economic life of the underlying asset, unless the commencement date falls within the last 25% of the economic life of the underlying asset;

d)      The present value of the sum of the lease payments equals or exceeds 90% of the fair value of the underlying asset; and

e)      The underlying asset is of such as specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term.

Leases that do not meet any of the above criteria are accounted for as operating leases.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company entered into lease agreements as lessee to lease motor vehicles, office equipment and buildings from third parties.

The Company accounts for those motor vehicle and office equipment leases in accordance with ASC 842. The two primary accounting provisions the Company uses to classify transactions as financing leases or operating leases are (i) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term and (ii) the lease term is for 75% or more of the remaining economic life of the underlying asset unless the commencement date falls within the last 25% of the economic life of the underlying asset. The motor vehicle and office equipment leases contain one of the two terms, and the Company believes that the motor vehicle and office equipment leases should be classified as finance leases.

The Company accounts for those building leases in accordance with ASC 842. The Company believes that the building leases agreements do not contain nor meet any of the five primary accounting provisions the Company uses to classify transactions as financing leases. The building leases are classified as operating leases.

Finance lease assets and operating leases are included in right-of-use (“ROU”) assets, and finance lease liabilities are included in current and non-current finance lease liabilities, while operating lease liabilities are included in current and non-current operating lease liabilities, in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Finance and operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option. The Company used the rate implicit in the lease, if available, or the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The Company elected the practical expedients under ASC 842 that does not require the Company to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, the Company elected not to recognize lease assets and liabilities on its consolidated balance sheets.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. For the six months ended June 30, 2023 and 2024, the Company did not recognize impairment loss on its finance and operating lease ROU assets.

Revenue recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2021 using the modified retrospective approach. The Company’s accounting for revenue recognition remains substantially unchanged prior to adoption of ASC 606. The effect from the adoption of ASC 606 was not material to the Company’s consolidated financial statements.

The Company recognizes revenue to depict the transfer of promised goods or services (that is, an asset) to customers in an amount that reflects the consideration to which the Company expects to receive in exchange for those services. The following five steps defined under ASC 606 are applied to achieve the core principle of revenue standard:

(i)     Identify the contract with the customer

(ii)    Identify the performance obligations in the contract

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

(iii)   Determine the transaction price

(iv)   Allocate the transaction price to the performance obligations in the contract

(v)    Recognize revenue when the company satisfies a performance obligation

The Company generates revenue mainly from construction projects with the following major categories of works: (i) new construction, (ii) reconstruction, (iii) A&A, and (iv) other general contracting services, such as renovation and design consultation. For new construction, the existing house will be demolished, and a new house will be rebuilt. Reconstruction works involve replacement of substantial part of the house. For A&A works, minor modifications are made to existing structures within the existing building requirements while other general contracting services include renovation and design consultation services.

The following table shows the Company’s revenue by revenue categories for the periods indicated.

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
New construction	1,061,220	4,734,096	3,490,192
Reconstruction	835,098	—	—
A&A	1,031,272	227,222	167,518
Other general contracting services	447,337	—	—
Total revenue	3,374,927	4,961,318	3,657,710

The Company assessed that the four major categories of revenue share the substantially the same characteristics and nature of terms in its contracts with customers and follows the same pattern of transfer of promised services to customers, and thus apply the same revenue recognition policies to all its revenue.

The Company enters into construction contracts with customers that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services are transferred to the customers. It is standard practice for the Company to have the agreements with the Company’s customers in writing. All the agreements have commercial substance, as each contract with the customer has payment terms specified based upon fulfilment of certain conditions and agreed methods charged on monthly basis. The Company will submit monthly progress claim to its customer, and after the Company receives the interim progress certificate from the customer, the Company will issue a tax invoice to the customer. As the Company’s customers are required to pay at different billing stages over the contract period, such progress payments limit the Company’s exposure to credit risk. The company also reasonably expects that the effects on the financial statements of applying ASC 606 to the portfolio of contracts would not differ materially from applying ASC 606 to the individual contracts within that portfolio.

The Company is responsible for a series of work including but not limited to those stated under the scope of work, which can include the design of the project, obtaining the relevant permits and approvals from authorities, engineering, site clearance, procurement of materials, construction and interior fitting-out/installation as part of the contract. The Company believes these services are not distinct as they are highly interrelated and the contract includes a significant service of integrating the various services into the combined work the customer is contracting for, which is the completed property. The contracts may include retentions paid at the end of the project as a warranty to ensure the Company meets the contract requirements. However, since the customer does not have the option to separately purchase the warranty and there are no additional services to the customer during the retention period, such warranty is not recognized as a separate performance obligation. The Company has concluded that the promises to be delivered on the construction contract would be one single performance obligation, and therefore no allocation of the transaction price is required.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company’s contracts with each customer are with fixed price and provide for milestone billings based upon the attainment of specific project objectives to ensure the Company meets the contractual requirements. The contract does not have variable consideration. However, the contract subject to modification in the form of unpriced or pending change orders or claims that either increase or decrease the contract price. Contract modification is accounted for as part of the existing contract as the remaining work is not distinct and form part of a single performance obligation that is partially satisfied at the date of the contract modification. The impact of contract modification has on the contract price and the Company’s measure of progress towards complete satisfaction of the performance obligation is recognized as a cumulative catch-up adjustment to revenue at the date of contract modification.

The Company is not required to assess whether a contract contains a significant financing component if the Company expects, at contract inception, that the period between payment by the customers and the transfer of promised services to the customers will be less than one year. Further, the Company believes that with its monthly progress billings there is no financing component in its contracts. There are no non-cash and payable consideration for any services provided by the Company.

The Company recognizes revenue based on the Company’s actual contract costs incurred to the satisfaction of a performance obligation relative to the total estimated costs for the satisfaction of that performance obligation. This input method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that includes several interrelated tasks or activities for a combined output that requires the Company to coordinate the work of subcontracts and employees. Contract costs typically include direct labor, subcontract, professional costs, material and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. No significant changes to estimated costs have occurred and there is no material impact on its revenue recognition for the years ended December 31, 2023 and for the six months ended June 30, 2023 and 2024.

When the current estimates of the total amount of consideration expected to be received in exchange for transferring promised goods or services to the customer, and contract costs indicate a loss, a provision for the entire loss on the contract is made as soon as the loss become evident. An adjustment is also made to reflect the effects of the customer’s credit risk. The loss on a contract is reported as an additional contract cost (an operating expenses), and not as a reduction of revenue or a non-operating expense. The total loss on contracts is negligible for the years ended December 31, 2023 and for the six months ended June 30, 2023 and 2024.

The Company recognizes revenue over time for all projects throughout the contract period.

Warranty

The Company generally provides limited warranties for work performed under its contracts. At the time a sale is recognized, the Company records estimated future warranty costs under ASC 460. At completion, costs for warranties are estimated and these warranties are not service warranties separately sold by the Company. The estimated claim rates of warranty are based on actual warranty experience or Company’s best estimate. There were no such reserves for the six months ended June 30, 2023 and 2024 because the Company’s historical warranty expenses were immaterial to the Company’s consolidated financial statements.

Cost of revenue

Cost of revenue for construction contracts primarily consisted of material costs, subcontracting costs, direct labor costs, rental of equipment and other expenses incurred in contract performance. These costs are expenses as incurred.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

Borrowing costs

All borrowing costs are recognized in interest expenses in the consolidated statement of income and comprehensive income in the period in which they are incurred.

General and administrative expenses

General and administrative expenses consist primarily of motor vehicle running expenses, travelling and entertainment and general administrative expenses such as of staff costs, rental expenses, depreciation, legal and professional fees and other miscellaneous administrative expenses.

Employee benefit

Defined contribution plan

The Company participates in the national pension schemes as defined by the laws of Singapore’s jurisdictions in which it has operations. Contributions to defined contribution pension schemes are recognized as an expense in the period in which the related service is performed.

Government grants

Government grants are compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company. The government evaluates the Company’s eligibility for the grants on a consistent basis, and then makes the payment. Therefore, there are no restrictions on the grants.

Government grants are recognized when received and all the conditions for their receipt have been met and are recorded as part of “other income”. The total grants received from the Singapore Government were S$4,296 and S$2,784 ($2,052) for the year ended December 31, 2023 and for the six months ended June 30, 2024, respectively.

Income taxes

The Company accounts for income taxes under ASC 740. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties and interest incurred related to

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

underpayment of income tax for the six months ended June 30, 2024. The Company had no uncertain tax positions as of December 31, 2023 and June 30, 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

As of June 30, 2024, the tax years ended December 31, 2020 through 2023 for the Company’s Singapore subsidiary remain open for statutory examination by Singapore tax authorities.

Related parties’ transactions

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes its liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter. As of December 31, 2023 and June 30, 2024, the Company’s accrued provision for its ongoing litigation matters was S$385,000 and S$385,000 ($291,821) respectively in its consolidated financial statements. For more information see “Note 15 — Commitments and Contingencies”.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average number of ordinary shares outstanding for the period. Diluted EPS presents the diluted effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of December 31, 2023 and June 30, 2024, there were no dilutive shares.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are located in Singapore, no geographical segments are presented.

Significant Risks

Currency risk

The Company’s operating activities are transacted in S$. Foreign exchange risk may arise from future commercial transactions, and from fluctuations and the degree of volatility of foreign exchange rates between $ and S$.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash, accounts receivable, and amounts due from a related party. The maximum exposures of such assets to credit risks are their carrying amounts as of the balance sheet dates. The Company deposits its cash with financial institutions located in Singapore. As of December 31, 2023 and June 30, 2024, S$698,106 and S$153,914 ($113,472)(unaudited) were deposited with financial institutions located in Singapore, respectively. The Deposit Protection Scheme introduced by the Singapore Government insured each depositor at one bank for a maximum amount of S$75,000. The Company believes that no significant credit risk exists as these financial institutions have high credit quality and the Company has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company determines its allowance for credit losses for account receivable using an aging schedule. The Company estimates the credit loss rates based on historical loss information, aging of receivables and management’s judgements, including current, reasonable and supportable.

forecasted economic conditions compared to the economic conditions using the historical information. The management believes that its contract acceptance, billing and collection policies are adequate in minimizing material credit risk. Application of progress payment of contract works is made on a regular basis. The Company seeks to maintain strict control over its outstanding receivables.

Credit risk on amounts due from a related party is not significant as the timing of payment is controlled by common director and shareholders taking into account cash flow requirements of the Company and there has been no significant increase in the risk of default nor impairment recognized on the amounts due from a related party since initial recognition.

For the six months ended June 30, 2023, four customers accounted for approximately 23%, 18%, 17% and 16% of the Company’s total revenue. For the six months ended June 30, 2024, four customers accounted for approximately 28%, 24%, 18% and 13% of the Company’s total revenue.

As of December 31, 2023, three customers accounted for approximately 12%, 23% and 65% of the total accounts receivable. As of June 30, 2023, one customer accounted for 100% of the total accounts receivable. As of June 30, 2024, three customers accounted for approximately 45%, 44% and 11% of the total accounts receivable.

For the six months ended June 30, 2023 and 2024, the Company did not have significant suppliers or subcontractors accounting for more than 10% of total purchases.

The table below sets out the suppliers or subcontractors who accounted for 10% or more of the Company’s total accounts payable as of December 31, 2023 and June 30, 2024.

Name of Supplier/Subcontractor	Products/services supplied	Percentage of accounts payable (%)
		As of December 31, 2023	As of June 30, 2024 (Unaudited)
Subcontractor A	Subcontract service	18	27
Subcontractor D	Subcontract service	11	3

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate on cash deposit and floating rate borrowings, and risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage interest rate exposure.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 3 — Summary of Significant Accounting Policies (cont.)

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which updates reportable segment disclosure requirements and is intended to improve disclosures about a public entity’s reportable segments and addresses requests from investors and other allocators of capital for additional, more detailed information about a reportable segment’s expenses. The amendments are effective for fiscal year beginning after December 15, 2023 and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures. In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 enhances the transparency and decision usefulness of the annual income tax disclosures. The two primary enhancements include disaggregating existing income tax disclosures related to the effective tax rate reconciliation and income taxes paid. The standard is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in ASU 2023-09 should be applied on a prospective basis; however, retrospective application in all prior periods presented in the annual financial statements is permitted. The adoption of ASU 2023-09 is not expected to have a material effect on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Accounts receivable	345,488	42,593	31,402
Less: Allowance for credit losses	(30,916)	(19,735)	(14,550)
Accounts receivable, net	314,572	22,858	16,852

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 4 — ACCOUNTS RECEIVABLE, NET (cont.)

Movements of allowance for credit losses are as follows:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Allowance for expected credit losses, beginning	—	30,916	22,793
Deductions	30,916	(11,181)	(8,243)
Allowance for expected credit losses, ending	30,916	19,735	14,550

Note 5 — CONTRACT ASSETS/(LIABILITIES)

Contract assets consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Revenue recognized to date	12,903,448	17,864,766	13,170,721
Less: Progress billings to date	8,090,135	12,505,134	9,219,356
Less: Credit losses	—	(62,584)	(46,139)
Contract assets, net	4,813,313	5,297,048	3,905,226
Contract liability	—	(50,000)	(36,862)

All contract assets recognized are current with billings expected within the next twelve months.

Movement of the allowance for contract assets were as follows:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Beginning balance	—	—	—
Addition	—	62,584	46,139
Write-off	—	(62,584)	(46,139)
Ending balance	—	—	—

Contract liabilities consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Billings in advance of performance obligation under contracts	—	50,000	36,862

Contract liabilities related to contracts are balances due to customers under contracts. These arise if a particular milestone payment exceeds the revenue recognized to date under the cost-to-cost method. All contract liabilities recognized are current with revenue expected to be recognized within the next twelve months.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 5 — CONTRACT ASSETS/(LIABILITIES) (cont.)

The movement in contract liabilities is as follows:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Balance at beginning of the year/period	136,464	—	—
Decrease in contract liabilities as a result of recognizing revenue during the year was included in the contract liabilities at the beginning of the year/period	(136,464)	—	—
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	—	50,000	36,862
Balance at end of the year/period	—	50,000	36,862

Note 6 — OTHER ASSETS

Other assets — current consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Prepayments	76,249	1,762	1,299
Short-term deposits	—	9,600	7,078
Other assets – current	76,249	11,362	8,377

Other assets — non-current consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Advance to suppliers	32,077	10,916	8,048
Long-term deposits	54,038	60,602	44,678
Deferred offering costs	324,955	559,727	412,656
Other assets – non-current	411,070	631,245	465,382

Short-term deposits include deposits for tenders while long-term deposits primarily include deposits for leases.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Computers	24,668	24,668	18,187
Office equipment	2,202	2,202	1,623
Subtotal	26,870	26,870	19,810
Less: Accumulated depreciation	(19,011)	(21,167)	(15,605)
Property and equipment, net	7,861	5,703	4,205

Depreciation expenses of owned assets for the year ended December 31, 2023 and for the six months ended June 30, 2024 amounted to S$4,619 and S$2,158 ($1,591), respectively.

No impairment loss had been recognized during the year ended December 31, 2023 and for the six months ended June 30, 2024.

Note 8 — LEASES

Finance leases as lessee

As of December 31, 2023 and June 30, 2024, the Company has finance leases on its consolidated balance sheets for hire purchase of motor vehicle and lease of office equipment.

The following table shows finance lease liabilities and the associated financial statement line items:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Liabilities
Finance lease liabilities – current	62,778	43,854	32,331
Finance lease liabilities – non-current	73,173	103,251	76,121
Total	135,951	147,105	108,452

As of December 31, 2023 and June 30, 2024, “Right-of-use assets, net” consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Motor vehicles under hire purchase	230,334	230,334	169,813
Leased office equipment	73,830	145,182	107,034
Disposal	—	(73,830)	(54,431)
Subtotal	304,164	301,686	222,416
Less: Accumulated amortization	(186,084)	(216,286)	(159,455)
Disposal	—	55,373	40,823
Right-of-use assets (finance lease), net	118,080	140,773	103,784

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 8 — LEASES (cont.)

Information related to finance lease activities during the periods are as follows:

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Finance lease expenses
Amortization	31,173	25,444	18,758
Interest of financing lease liabilities	4,818	4,017	2,962

Future finance lease payments as of June 30, 2024 (unaudited) are detailed as follows:

For the year ending June 30,	S$	$
2025	50,172	36,989
2026	50,172	36,989
2027	34,454	25,401
2028	22,494	16,584
2029	2,449	1,805
Total future lease payment	159,741	117,768
Less: Imputed interest	(12,636)	(9,316)
Present value of finance lease liabilities	147,105	108,452
Less: Current portion	(43,854)	(32,331)
Long-term potion of finance lease liabilities	103,251	76,121

The following table shows the weighted-average lease terms and discount rates for finance leases:

	As of December 31, 2023	As of June 30, 2024 (Unaudited)
Weighted average remaining lease term (Years)
Finance leases	2.70	3.38
Weighted average discount rate (%)
Finance leases	5.67	5.25

Operating leases as lessee

As of December 31, 2023 and June 30, 2024, the Company has operating leases on its consolidated balance sheets rentals of leasehold buildings.

The following table shows operating lease liabilities and the associated financial statement line items:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Liabilities
Operating lease liabilities – current	136,566	156,807	115,605
Operating lease liabilities – non-current	42,217	55,922	41,228
Total	178,783	212,729	156,833

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 8 — LEASES (cont.)

As of December 31, 2023 and June 30, 2024, “Right-of-use assets, net” consisted of the following:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Leasehold buildings	518,964	634,830	468,026
Less: Accumulated amortization	(341,870)	(418,533)	(308,562)
Right-of-use assets (operating lease), net	177,094	216,297	159,464

Information related to operating lease activities during the periods are as follows:

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Operating lease expenses
Amortization	60,575	76,664	56,520
Interest of operating lease liabilities	3,341	3,252	2,398

Future operating lease payments as of June 30, 2024 are detailed as follows:

For the year ending June 30,	S$	$
2025	161,388	118,982
2026	41,803	30,819
2027	20,000	14,745
Total future lease payment	223,191	164,547
Less: Imputed interest	(10,462)	(7,713)
Present value of operating lease liabilities	212,729	156,834
Less: Current portion	(156,807)	(115,605)
Long-term potion of operating lease liabilities	55,922	41,228

The following table shows the weighted-average lease terms and discount rates for operating leases:

	As of December 31, 2023	As of June 30, 2024 (Unaudited)
Weighted average remaining lease term (Years)
Operating leases	1.35	1.39

Weighted average discount rate (%)
Operating leases	3.75	3.75

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 9 — LOANS AND BORROWINGS

Long-term and short-term loans and borrowings are as follows:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Total loans and borrowings	1,266,265	1,032,509	761,213
Less: loans and borrowings – current	429,603	343,410	253,178
Loans and borrowings – non-current	836,662	689,099	508,035

Bank borrowings comprised of the following:

Loans and borrowings	Principal amount	Maturity Date	Interest Rate	Repayment Method	As of December 31, 2023	As of June 30,
						2024 (Unaudited)	2024 (Unaudited)
	S$				S$	S$	$
DBS SME Working Capital Loan	50,000	August 5, 2024	Fixed at 7.00%	Monthly Repayment	7,663	1,963	1,447
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan I	452,000	March 31, 2024	6.25% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	39,149	—	—
Standard Chartered Bank Enterprise Financing Temporary Bridging Loan II	275,000	July 31, 2025	4.12% below prevailing Business Instalment Loan Board Rate, subject to a cap of 5%	Monthly Repayment	150,339	103,701	76,453
ETHOZ Capital Ltd Temporary Bridging Loan	300,000	November 29, 2024	Fixed at 5.00%	Monthly Repayment	105,010	53,146	39,182
ANEXT Bank Loan	300,000	January 26, 2028	Fixed at 8.80%	Monthly Repayment	254,370	227,889	168,010
Standard Chartered Bank Business Installment Loan	300,000	August 31, 2028	0.72% below prevailing Business Instalment Loan Board Rate	Monthly Repayment	282,664	257,215	189,631
OCBC Business Term Loan	300,000	August 31, 2028	4.25% below prevailing Business Term Rate	Monthly Repayment	285,360	259,755	191,503
DBS SME Working Capital Loan II	150,000	August 9, 2028	Fixed at 7.75%	Monthly Repayment	141,710	128,840	94,987
Total loans and borrowings					1,266,265	1,032,509	761,213

For the year ended December 31, 2023 and the six months ended June 30, 2024, the effective interest rate of the Company’s loans and borrowings ranges from 2.75% to 8.80%, and 4.88% to 8.80%, respectively.

Interest expenses arising from the Company’s loans and borrowings for the year ended December 31, 2023 and the six months ended June 30, 2024 amounted to S$65,085 and S$43,257 ($31,891), respectively.

All loans and borrowings are secured over the joint and several personal guarantees from Ms. Siew Yian Lee and Mr. Heng Kong Chuan, the director and shareholders of the Company.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 9 — LOANS AND BORROWINGS (cont.)

The maturity dates for the Company’s outstanding loans and borrowings as of June 30, 2024 are as follows:

For the year ending June 30,	S$	$
2025	411,477	303,359
2026	264,951	195,334
2027	256,713	189,261
2028	225,720	166,411
2029	32,266	23,788
Total loans and borrowings	1,191,127	878,153
Less: Imputed interest	(158,618)	(116,940)
Present value of loans and borrowings	1,032,509	761,213

Note 10 — OTHER PAYABLES AND ACCRUALS

The components of other payables and accruals are as follows:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Accrued expenses	131,435	44,953	33,141
Other payables	553,161	697,502	514,231
GST payable, net	91,828	96,773	71,345
Other payables and accruals	776,424	839,228	618,717

Accrued expenses mainly consisted of staff expenses and professional service fees and costs incurred for operating activities which are yet to bill. Other payables included the provision for legal claims amounting to S$385,000 and S$385,000 ($283,840) as of December 31, 2023 and June 30, 2024 respectively. For more information see “Note 15 — Commitments and Contingencies”.

Note 11 — OTHER INCOME

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Interest income	3	5	4
Government grants	3,567	2,784	2,052
Total other income	3,570	2,789	2,056

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 12 — INCOME TAXES

Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under current Cayman Islands law. In addition, upon payments of dividends by the Company entities to their shareholders, no Cayman Islands withholding tax will be imposed. Accordingly, the Company does not accrue for taxes.

British Virgin Islands (“BVI”)

Under the current laws of the BVI, the Company’s subsidiary incorporated in BVI is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the BVI company to its respective shareholders, no BVI withholding tax will be imposed.

Singapore

The Company’s main operating subsidiary is incorporated in Singapore and is subject to income taxes on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant tax laws and regulations of Singapore. The applicable tax rate is 17% in Singapore, with 75% of the first S$10,000 taxable income and 50% of the next S$190,000 taxable income exempted from income tax.

The following table reconciles Singapore statutory rates to the Company’s effective tax rate:

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Income tax expenses
Current income tax expenses	35,831
Deferred income tax expenses	(703)	76,053	56,070
Income tax expenses	35,128	76,053	56,070

Income before tax	300,887	323,477	238,482
Singapore statutory income tax rate	17%	17%	17%
Income tax expenses computed at statutory rate	51,151	54,991	40,542

Reconciling items:
Non-deductible expenses	1,402	3,948	2,911
Tax exemption and rebates	(17,425)	—	—
Others	—	17,114	12,617
Income tax expenses	35,128	76,053	56,070

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 12 — INCOME TAXES(cont.)

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows:

	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Deferred tax assets
Lease liability	35,415	46,203	34,063
Net operating loss carry-forwards	226,384	243,758	179,709
Deferred tax liabilities
Right-of-use assets	(33,244)	(46,879)	(34,561)
Property and equipment (Temporary depreciation difference)	(6,586)	(5,520)	(4,070)
Unbilled revenue	(800,352)	(891,998))	(657,622)
Deferred tax assets/(liabilities), net	(578,383)	(654,436)	(482,481)

As the deferred tax assets and deferred tax liabilities are generated from the same entity, Springview (S), hence the deferred tax assets and deferred tax liabilities are eligible to net off with each other.

Note 13 — EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands on September 27, 2023, with an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 per share. On November 16, 2023, the authorized share capital was subsequently amended to become $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Shares.

On December 1, 2023, the Company issued 10,000,000 Class A Shares and 10,000,000 Class B Shares to the controlling shareholders at par value of $0.0001 per share.

Each holder of Class A Shares is entitled to exercise one vote for each Class A Share held on any and all matters to be voted thereon in a general meeting of shareholders, and each holder of Class B Shares is entitled to exercise 20 votes for each Class B Share held on any and all matters to be voted thereon in a general meeting of shareholders. The Class B Shares are not convertible into Class A Shares and the Class A Shares are not convertible into Class B Shares. Holders of the Class A Shares may receive dividends paid by the Company and have the right to the surplus assets of the Company on its liquidation pursuant to the Amended and Restated Memorandum and Articles of Association. However. the holders of the Class B Shares have no right to any share of the dividends paid by the Company and no right to any share in the distribution of any surplus assets of the Company on its liquidation.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 14 — Related party balances and transactions

The Company’s relationships with related parties who had transactions with the Company are summarized as follows:

Related Party Name	Relationship to the Company
Springview Contracts Pte. Ltd.	Controlled by executive director and shareholder, Ms. Lee Siew Yian and shareholder, Mr. Heng Kong Chuan
GGL Enterprises Pte. Ltd.	Controlled by CEO and shareholder, Mr. Wang Zhuo, and shareholder, Mr. Heng Kong Chuan
Mr. Heng Kong Chuan	Shareholder and spouse of executive director, Ms. Lee Siew Yian
China International Corporate Management	Controlled by CEO and shareholder, Mr. Wang Zhuo

a.      Accounts receivable due from a related party

Related Party Name	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Springview Contracts Pte. Ltd.	145,842	105,053	77,450
Total	145,842	105,053	77,450

b.      Amount due from/(to) related parties

Related Party Name	As of December 31, 2023	As of June 30,
		2024 (Unaudited)	2024 (Unaudited)
	S$	S$	$
Springview Contracts Pte. Ltd.	—	—	—
Mr. Heng Kong Chuan	(19,902)	—	—
China International Corporate Management	(584,327)	(904,040)	(666,500)

As of the date of this report, the accounts receivable due from Springview Contracts Pte. Ltd. has been fully collected.

During the year ended December 31, 2023 and the six months ended June 30, 2024, the Company received repayment of S$1,000,000 and S$40,789 ($30,072) from Springview Contracts Pte. Ltd., respectively.

During the year ended December 31, 2023 and the six months ended June 30, 2024, the Company repaid Mr. Heng Kong Chuan S$212,051 and S$19,902 ($14,673), respectively.

During the year ended December 31, 2023 and the six months ended June 30, 2024, the Company received proceeds of 584,328 and S$319,713 ($235,708) from China International Corporate Management, respectively.

SPRINGVIEW HOLDINGS LTD
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2024

Note 14 — Related party balances and transactions (cont.)

c.      Related party transactions

		For the six months ended June 30,
Nature	Name	2023 (Unaudited)	2024 (Unaudited)	2024 (Unaudited)
		S$	S$	$
Construction service provided to Springview Contracts Pte. Ltd.	Springview Contracts Pte. Ltd.(1)	171,467	—	—
Interior design service subcontracting cost provided by GGL Enterprises Pte. Ltd.	GGL Enterprises Pte. Ltd.	12,778	—	—

____________

(1)      Springview Contracts Pte. Ltd. engaged the Company to provide construction services for projects under Springview Contracts Pte. Ltd. The total charges are computed and issued as sales invoices to Springview Contracts Pte. Ltd. by the Company at the end of each fiscal year, which resulted in accounts receivable and amounts due from Springview Contracts Pte. Ltd. Such receivables are due within 120 days. As of June 30, 2024, no receivables are considered past due.

Note 15 — COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claim, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable per guidance of ASC Topic 450-20 — Loss Contingencies.

As of December 31, 2023 and June 30, 2023, the Company is subject to legal proceeding from a charge by Ministry of Manpower for an offence under Section 12(1) of the Workplace Safety and Health Act for failure to take measure to ensure the safety of its employees at work in one of its construction projects in 2019 which resulted in injuries to one worker and one fatality. The Company has claimed trial to this charge. For the same incident, the Company was also charged under Section 5 of the Building Control Act for carrying out building works that were not approved by the Commissioner of Building Control. Additionally, the Company is also subject to a claim from an employee of a subcontractor for a construction project for damages arising out of injuries and loss suffered as a result of work accident at the project site. The claimant seeks to hold the Company and the subcontractor jointly and severally liable for the claim.

As of December 31, 2023 and June 30, 2024, the Company’s accrued provision for the legal proceedings was S$385,000 and S$385,000 ($283,840) respectively. For the year ended December 31, 2023 and the six months ended June 30, 2024, the Company’s provision for estimated litigation loss was nil.

Note 16 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred up through October 30, 2024, which is the date that these consolidated financial statements are available to be issued, there were no other material subsequent events that require disclosure in these consolidated financial statements.

1,800,000 Class A Ordinary Shares

SPRINGVIEW HOLDINGS LTD

Prospectus dated             , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Memorandum and Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

The service agreements of our directors and senior executive officers with Springview Holding Limited provide such persons additional indemnification beyond that provided in our Amended and Restated Articles of Association. These provisions will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

The following is a summary of our share issuances since incorporation.

On September 27, 2023, we issued one ordinary share to Ogier Global Subscriber (Cayman) Limited. On October 4, 2023, Ogier Global Subscriber (Cayman) Limited transferred such share to Mr. Kong Chuan Heng. On November 16, 2023, our shareholders and board of directors approved (i) to subdivide our share capital on a 1:10 basis, so that our authorized share capital was amended from $50,000 divided into 50,000,000 ordinary shares of par value of $0.001 each, to $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each, and (ii) to create two classes of shares, and our new authorized share capital is $50,000 divided into 400,000,000 Class A Shares and 100,000,000 Class B Ordinary Shares. Following the amendment of the share capital of the Company, Mr. Kong Chuan Heng held 10 Class B Ordinary Shares in the Company.

On December 1, 2023, we issued 10,000,000 Class A Shares and 10,000,000 Class B Ordinary Shares to Avanta (BVI) Limited for $2,000 as part of reorganization. Following the above issuance of shares to Avanta (BVI) Limited, the ten Class B Ordinary Shares issued to Mr. Kong Chuan Heng were surrendered and cancelled by the Company.

On January 23, 2024, Avanta (BVI) Limited transferred 1,200,000 Class A Shares to WZ GLOBAL (BVI) LIMITED, 900,000 Class A Shares to UNISTAR INVESTMENT and 900,000 Class A Shares to ARGENT ASIA CONSULTANCY PTE. LTD.

On March 8, 2024, UNISTAR INVESTMENT transferred 900,000 Class A Shares to SWL (BVI) LIMITED and ARGENT ASIA CONSULTANCY PTE. LTD. transferred 900,000 Class A Shares to SKY SAPPHIRE GROUP LIMITED. At the time of the above transfers, both UNISTAR INVESTMENT and SWL (BVI) LIMITED were beneficially owned by Cheng Hoe Tan, and ARGENT ASIA CONSULTANCY PTE. LTD. and SKY SAPPHIRE GROUP LIMITED were both beneficially owned by Loh Mei Lin Samann.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description of document
3.1

Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)

5.1**	Opinion of Ogier regarding the validity of securities being registered
10.1	Employment Agreement between Springview Cayman and Zhuo Wang (incorporated by reference to Exhibit 10.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.2	Employment Agreement between Springview Cayman and Siew Yian Lee (incorporated by reference to Exhibit 10.2 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.3	Employment Agreement between Springview Cayman and Jordan Yi Chun Tse (incorporated by reference to Exhibit 10.3 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.4	Independent Director Offer Letter between Springview Cayman and Edward C Ye (incorporated by reference to Exhibit 10.4 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.5	Independent Director Offer Letter between Springview Cayman and Mikael Charette (incorporated by reference to Exhibit 10.5 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.6	Independent Director Offer Letter between Springview Cayman and Hung Yu Wu (incorporated by reference to Exhibit 10.6 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.7	Director Offer Letter between Springview Cayman and Zhuo Wang (incorporated by reference to Exhibit 10.7 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.8	Director Offer Letter between Springview Cayman and Siew Yian Lee (incorporated by reference to Exhibit 10.8 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.9	Form of Design and Build Contract (incorporated by reference to Exhibit 10.9 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.10	Form of Construction Contract (incorporated by reference to Exhibit 10.10 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.11	Financial Support Letter of Zhuo Wang (incorporated by reference to Exhibit 10.11 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.12

Contracting Arrangement between Springview Enterprises Pte. Ltd. and Springview Contracts Pte. Ltd. (incorporated by reference to Exhibit 10.12 to the Company’s Form F-1 filed with the SEC on April 5, 2024)

10.13	Employment Agreement between Springview Singapore and Zhuo Wang (incorporated by reference to Exhibit 10.13 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.14	Employment Agreement & Salary Increase Notice between Springview Singapore and Siew Yian Lee (incorporated by reference to Exhibit 10.14 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.15	Loan Disbursement Letter & Repayment Schedule of ANEXT Bank dated January 26, 2023 (incorporated by reference to Exhibit 10.15 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.16	Loan Agreement between Springview Singapore and DBS Bank dated July 17, 2023 (incorporated by reference to Exhibit 10.16 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.17	Loan Agreement between Springview Singapore and DBS Bank dated August 2, 2019 (incorporated by reference to Exhibit 10.17 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.18	Loan Approval Letter from OCBC Bank dated July 25, 2023 (incorporated by reference to Exhibit 10.18 to the Company’s Form F-1 filed with the SEC on April 5, 2024)

Exhibit No.	Description of document
10.19	Loan Approval Letter from Standard Chartered Bank dated June 22, 2022 (incorporated by reference to Exhibit 10.19 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.20	Loan Approval Letter from Standard Chartered Bank dated August 15, 2023 (incorporated by reference to Exhibit 10.20 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.21	Loan Approval Letter from Standard Chartered Bank dated February 18, 2021 (incorporated by reference to Exhibit 10.21 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
10.22	Loan Agreement between Springview Singapore and Ethoz Bank dated December 24, 2021 (incorporated by reference to Exhibit 10.22 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
14.1	Code of Ethics of the Registrant (incorporated by reference to Exhibit 14.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
14.2	Insider Trading Policy (incorporated by reference to Exhibit 14.2 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
14.3	Executive Compensation Recovery Policy of the Registrant (incorporated by reference to Exhibit 14.3 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
23.1*	Consent of Marcum Asia CPAs LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.1 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
99.3	Nomination Committee Charter (incorporated by reference to Exhibit 99.3 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
99.4	Consent of Frost & Sullivan (incorporated by reference to Exhibit 99.7 to the Company’s Form F-1 filed with the SEC on April 5, 2024)
107**	Filing Fee Table

____________

*        Filed herewith

**      Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 22, 2024.

SPRINGVIEW HOLDING LTD
By:	/s/ Zhuo Wang
Name:	Zhuo Wang
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)
By:	/s/ Jordan Yi Chun Tse
Name:	Jordan Yi Chun Tse
Title:	Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	November 22, 2024	/s/ Zhuo Wang
Zhuo Wang, Chairman and Chief Executive Officer (principal executive officer)
Date:	November 22, 2024	/s/ Jordan Yi Chun Tse
Jordan Yi Chun Tse, Chief Financial Officer (principal financial officer and principal accounting officer)
Date:	November 22, 2024	/s/ Siew Yian Lee
Siew Yian Lee, Director
Date:	November 22, 2024	/s/ Edward C Ye
Edward C Ye, Independent Director (principal executive officer)
Date:	November 22, 2024	/s/ Mikael Charette
Mikael Charette, Independent Director (principal financial officer and principal accounting officer)
Date:	November 22, 2024	/s/ Hung Yu Wu
Hung Yu Wu, Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on November 22, 2024.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.